As filed with the Securities and Exchange Commission on March 21, 2006

REGISTRATION NO. 333-130655

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4/A

Amendment No. 3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROSEMI CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	3674	95-2110371
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2381 Morse Avenue

Irvine, California 92614

(949) 221-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David R. Sonksen

Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Microsemi Corporation

2381 Morse Avenue

Irvine, California 92614

(949) 221-7100

Fax (949) 752-2602

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nicholas J. Yocca, Esq. James A. Toto, Esq. The Yocca Law Firm LLP 19900 McArthur Boulevard Suite 650 Irvine, California 92612 (949) 253-0800 Fax (949) 203-6161	Patrick P.H. Sireta President, Chief Executive Officer, and Chairman of the Board Advanced Power Technology, Inc. 405 S.W. Columbia Street Bend, Oregon 97702 (541) 382-8028	David C. Baca, Esq. Gustavo J. Cruz, Jr., Esq. Davis Wright Tremaine LLP 1300 S.W. Fifth Avenue 24th Floor Portland, Oregon 97201 (503) 241-2300

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effectiveness of this Registration Statement and the satisfaction or waiver of all other conditions under the Agreement and Plan of Merger by and among Microsemi Corporation, APT Acquisition Corp., and Advanced Power Technology, Inc., dated as of November 2, 2005, as may be amended from time to time (the “Merger Agreement”), which is attached as Annex A to the proxy statement/prospectus forming a part of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.20 par value	5,377,285	$27.44	$147,552,700.40	$15,788.14

(1)	Represents the maximum number of shares of Microsemi common stock estimated to be issuable in connection with the Merger Agreement, calculated as the product of (a) 0.435, the exchange ratio in the merger, multiplied by (b) 12,361,574, the estimated maximum number of shares of Advanced Power Technology, Inc. (“APT”) common stock that may be exchanged for the Microsemi common stock being registered (the latter equaling the sum of (i) 10,826,064 shares of APT common stock outstanding as of November 1, 2005, (ii) up to 1,533,785 shares of APT common stock that may be issued upon the exercise before the merger of APT’s stock options outstanding as of November 1, 2005, and (iii) up to 1,725 shares of APT common stock that may be issued upon the exercise of a warrant outstanding). The common stock includes corresponding rights to acquire fractional shares of Microsemi Series A Junior Participating Preferred Stock pursuant to the Rights Agreement, dated as of December 20, 2000, as amended December 16, 2005 and as may be further amended from time to time, between Microsemi Corporation and Mellon Investor Services LLC. The amount of securities registered also includes any securities as may become issuable to prevent dilution in an event such as a stock dividend or stock split of the Microsemi common stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(f) under the Securities Act of 1933, as amended, based on the price of securities of the same class using the average, $27.44 per share, of the high, $27.81, and low, $27.07, sales price of Microsemi common stock reported on the Nasdaq National Market on December 21, 2005.
(3)	Previously paid on December 23, 2005. That amount was calculated pursuant to Rule 457(f) of the Securities Act of 1933. The amount of the registration fee was based on $107.00 per $1,000,000 of aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer is not permitted.

Subject to completion, dated March 17, 2006.

Prospectus of	Proxy Statement of

Up to 5,377,285 Shares

of

Common Stock,

par value $0.20 per share,

of

Microsemi Corporation

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

The Board of Directors of Advanced Power Technology, Inc., a Delaware corporation (“APT”) and the Board of Directors of Microsemi Corporation, a Delaware corporation (“Microsemi”), have approved an Agreement and Plan of Merger dated November 2, 2005, as may hereafter be amended from time to time (the “Merger Agreement”), among Microsemi, a newly-formed subsidiary of Microsemi, and APT and a merger of that newly-formed subsidiary of Microsemi with and into APT pursuant to which APT will become a wholly owned subsidiary of Microsemi (the “merger”).

Upon the consummation of the merger, each outstanding share of APT common stock will convert into the right to receive 0.435 of a share of Microsemi common stock and $2.00 in cash, with payment of cash in lieu of a fractional share of Microsemi common stock. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63.

A maximum of up to 5,377,285 shares of Microsemi common stock will be issued to APT stockholders in the transaction in exchange for cancellation of the maximum number of shares of APT common stock that may be outstanding as of immediately before the merger, calculated assuming the prior exercise of all outstanding options and warrants to purchase APT common stock.

Shares of Microsemi common stock are traded on the Nasdaq National Market under the symbol “MSCC.” On March 17, 2006, the reported closing sale price of Microsemi common stock was $28.28. This proxy statement/prospectus is first being mailed to APT stockholders on or about March     , 2006.

THE MERGER INVOLVES CERTAIN RISKS TO ADVANCED POWER TECHNOLOGY, INC. STOCKHOLDERS. SEE “ RISK FACTORS,” BEGINNING ON PAGE 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF MICROSEMI CORPORATION COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 17, 2006.

ADVANCED POWER TECHNOLOGY, INC.

405 S.W. Columbia Street

Bend, Oregon 97702

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April     , 2006

Dear Stockholders of Advanced Power Technology, Inc.:

A special meeting of the stockholders of Advanced Power Technology, Inc., a Delaware corporation (“APT”), will be held at 10:00 a.m., local time, on April     , 2006, at the Deschutes Brewery located at 901 Simpson Avenue, Bend, Oregon 97702, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 2, 2005, as may be amended from time to time (the “Merger Agreement”), among Microsemi Corporation, a Delaware corporation (“Microsemi”), APT and APT Acquisition Corp., a wholly owned subsidiary of Microsemi and the merger of APT with APT Acquisition Corp. (the “merger”);

2. To consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger; and

3. To transact such other business as may be properly brought before the meeting.

Please refer to the proxy statement/prospectus accompanying this notice, which more fully describes the foregoing items of business.

Your board of directors (the “APT Board of Directors” or the “APT Board”), after carefully considering many factors, unanimously determined that the proposed merger is advisable, fair to, and in the best interests of APT and its stockholders and has unanimously approved the Merger Agreement and the merger. A copy of the Merger Agreement is also attached to this proxy statement/prospectus as Annex A. We encourage you to read the Merger Agreement.

APT’s Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement and the merger at the special meeting and “FOR” approval of the related adjournment proposal.

In connection with this determination, the APT Board received the written opinion of Houlihan Lokey Howard & Zukin Capital, Inc., which concludes that the consideration to be paid by Microsemi in the merger is fair, from a financial point of view, to you. A copy of this opinion is attached to this proxy statement/prospectus as Annex B, and we urge you to read this opinion in its entirety.

All stockholders are cordially invited to attend the special meeting. Only stockholders of record at the close of business on March 3, 2006, the record date fixed by the APT Board of Directors, are entitled to receive notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting. Stockholders of record on the record date may vote in person or by proxy.

We will admit to the special meeting (1) all stockholders of record at the close of business on March 3, 2006, (2) any persons holding proof of beneficial ownership of outstanding stock as of that date, such as a letter or account statement from the person’s broker or bank, (3) any persons who have been granted proxies, and (4) other persons that the APT Board of Directors, in its sole discretion, may elect to admit. All persons wishing to be admitted to the special meeting must present photo identification.

Also enclosed is a proxy card so you can vote on the proposals without attending the special meeting. If you plan to attend the special meeting, please check the appropriate box on your proxy card according to the instructions provided.

By order of the Board of Directors,

Greg M. Haugen

Vice President, Finance and Administration,

Chief Financial Officer and Secretary

Bend, Oregon

March     , 2006

Your vote is important. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the accompanying envelope to ensure that your shares will be voted.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Microsemi and APT from other documents that are not included in or delivered with this proxy statement/prospectus. Such information is included in documents filed by Microsemi and APT with the Securities and Exchange Commission (the “SEC”) and is available to you without charge upon your written or oral request. You can obtain those documents by requesting them in writing or by telephone from the appropriate company at the following address and telephone numbers:

Microsemi Corporation 2381 Morse Avenue Irvine, California 92614 (949) 221-7100 www.microsemi.com	Advanced Power Technology, Inc. 405 S.W. Columbia Street Bend, Oregon 97702 (541) 382-8028 www.advancedpower.com

These documents are available to stockholders without charge. If you wish to request documents, the applicable company must receive your written or oral request by April     , 2006 (which is five (5) business days before the scheduled date of the special meeting of APT stockholders) in order for you to receive them before the special meeting. Information on the respective website of each company is NOT considered to be part of or incorporated by reference into this proxy statement/prospectus unless specifically indicated to the contrary.

See “Where You Can Find More Information” beginning on page 86.

QUESTIONS & ANSWERS ABOUT THE MERGER

The following are some questions that you, as a stockholder of APT, may have about the merger and the answers to those questions. We urge you to read carefully the entire proxy statement/prospectus in order to consider all the information that might be important to you with respect to the merger and the other matters to be conducted at the special meeting. Additional important information is contained in the Annexes to, and the documents incorporated by reference in, this proxy statement/prospectus.

Q:	Why am I receiving this proxy statement/prospectus?

A:	Microsemi and APT agreed to combine their businesses into a consolidated group of corporations pursuant to the terms of an Agreement and Plan of Merger dated November 2, 2005, as may be amended from time to time (including such amendments herein called the “Merger Agreement”) made and entered into by and among Microsemi, APT Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Microsemi, and APT, that is described in this proxy statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A.

In order to complete the merger, APT stockholders holding a majority of the outstanding APT common stock must vote to approve the Merger Agreement and the merger.

APT will hold a special meeting of its stockholders to obtain this approval. This proxy statement/prospectus contains important information about the merger and the special meeting of the stockholders of APT, and you should read it carefully. The enclosed voting materials allow you to vote your shares without necessarily attending the special meeting.

Your vote is important. We encourage you to vote as soon as possible. For more information on how to vote, please see the questions and answers below.

Q:	What will happen in the merger?

A:	When the merger takes place, all APT common stock outstanding will be cancelled in exchange for the right to receive the merger consideration of $2.00 in cash, without interest, plus 0.435 of a share of Microsemi common stock for each one whole share of APT common stock, with payment of cash in lieu of any fractional share of Microsemi common stock. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63. In the merger, APT Acquisition Corp., a wholly owned subsidiary of Microsemi, will merge with and into APT, in accordance with the Delaware General Corporation Law (the “DGCL”) and the terms of the Merger Agreement, pursuant to which APT will be the surviving corporation and will be a wholly owned subsidiary of Microsemi. The merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be agreed to by the parties and set forth in the Certificate of Merger, and the surviving corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of APT Acquisition Corp., and APT, without further act or deed.

Q:	Why are Microsemi and APT proposing this merger?

A:

APT believes that the merger represents a unique opportunity to its stockholders to realize significant value for their shares, as well as an opportunity to continue to participate in the high-speed, high-power segment of the power semiconductor market through an investment in an industry leader in high performance analog and mixed-signal integrated circuits and high reliability semiconductors. Microsemi believes that the merger will result in a strong value proposition for its stockholders because of an expanded product portfolio of analog and mixed-signal products, including radio frequency (“RF”) products as well as high reliability products to address the needs of the defense/aerospace and medical markets. In addition to the strategic

i

opportunity the merger provides, Microsemi believes the merger presents potential consolidation opportunities to improve operational and manufacturing efficiencies.

Q:	What risks should I consider?

A:	You should review carefully our discussion of “RISK FACTORS” beginning on page 9.

Q:	What will I receive in exchange for my APT common stock in the merger?

A.	Each one whole share of APT common stock will convert into the right to receive an amount of $2.00 in cash, without interest, plus 0.435 of a share of Microsemi common stock, with payment of cash in lieu of any fractional share of Microsemi common stock. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63.

Q:	What will happen to APT stock options in the merger?

A:	All outstanding APT employee stock options, whether or not exercisable, will be assumed by Microsemi and will generally be subject to the same terms and conditions governing outstanding APT options immediately prior to the completion of the merger, except that the number of shares of Microsemi common stock into which each outstanding APT option will be exercisable and the exercise price will be appropriately adjusted to reflect the exchange ratio of Microsemi common stock and cash into which shares of APT common stock are converted pursuant to the Merger Agreement.

Q:	May APT employees exercise vested stock options between now and the completion of the merger?

A:	Yes. Any shares of APT common stock that an APT employee receives upon exercise of vested stock options prior to completion of the merger will be converted into the right to receive the merger consideration described above.

Q:	Will I receive fractional shares of Microsemi common stock as a result of the merger?

A:	No. All fractional shares of Microsemi common stock will be rounded down to the nearest whole share, and you will receive cash in lieu of any such fractional shares.

Q:	Will I be able to trade the shares of Microsemi common stock I receive in the merger?

A:	The shares of Microsemi common stock will be quoted on the Nasdaq National Market under the symbol “MSCC.” You may freely trade these shares, unless you are an affiliate of APT. Persons who are considered “affiliates” (generally directors, officers and 10% or greater stockholders) of APT must either register their shares of Microsemi common stock for resale or fit within an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). Rule 145 of the Securities Act is the most likely exemption an APT affiliate would use to sell or otherwise transfer any of the shares of Microsemi common stock they receive in the merger. Generally speaking, under Rule 145 such persons may sell their shares of Microsemi common stock immediately upon receipt, subject to the information, volume limitation, manner of sale and broker transaction requirements of Rule 144.

Q:	Will my rights as a Microsemi stockholder be different from my rights as an APT stockholder?

A:	Yes. Upon completion of the merger you will become a Microsemi stockholder. There are important differences between the rights of stockholders of APT and stockholders of Microsemi. Please carefully review the description of these differences in the section of this proxy statement/prospectus entitled “COMPARISON OF RIGHTS OF MICROSEMI AND APT STOCKHOLDERS” beginning on page 76.

Q:	What are the tax consequences of the merger to me?

A:	APT has received a tax opinion from Davis Wright Tremaine LLP that the merger will qualify as a reorganization for federal income tax purposes, and that you will therefore be required to recognize the taxable gain you realize in the exchange of your APT common stock for Microsemi common stock and cash only to the extent of the lesser of (i) the amount of such gain or (ii) the amount of such cash. Your basis in the Microsemi common stock you receive in the exchange will be determined by subtracting the amount of cash you receive in the exchange from your basis in your APT common stock, and adding thereto the amount of gain that you are required to recognize. See “THE MERGER AND THE MERGER AGREEMENT—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73.

We urge you to consult your tax advisor(s) to explain the tax consequences of the merger to you, including whether you may be entitled to capital gains treatment for any gains you recognize. Tax matters are very complicated and, in many cases, tax consequences of the merger will depend on your particular facts and circumstances.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, please complete, sign, and date your proxy card and return it as soon as possible in the enclosed prepaid envelope so that your shares may be represented at the special meeting. If you sign and send in your proxy card, your shares will be voted as you indicate on your proxy card. If you sign and send in your proxy card, but do not indicate how you want to vote, we will count your proxy as a vote “FOR” the proposal to approve the Merger Agreement and the merger and “FOR” approval of any adjournment of the special meeting, if necessary.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker or bank will vote your shares only if you provide instructions on how to vote. As a general rule, your broker or bank does not have authority to vote on the proposal to approve the merger or the proposal to adjourn the special meeting, if necessary. Accordingly, your broker or bank will vote your shares held by it in “street name” with respect to the merger and adjournment proposals only if you provide instructions to it on how to vote. You should follow the directions your broker or bank provides. Your failure to properly instruct your broker or bank to vote “FOR” the proposal to approve the merger will have the effect of voting your shares against the proposal to approve the merger, but will have no effect on the proposal to adjourn the special meeting, if necessary.

Q:	Should I send in my APT common stock certificates now?

A:	No. If the merger is completed, we will send APT stockholders written instructions for exchanging their stock certificates. APT stockholders who hold their shares in certificated form will need to exchange their APT common stock certificates for Microsemi common stock and, in some circumstances, cash, after the merger is effective. APT stockholders will receive instructions for exchanging APT common stock certificates following the effective date of the merger. APT stockholders who hold their shares in book-entry form will receive instructions for exchanging their shares following the effective date of the merger. Please do not send in your stock certificates with your proxy.

Q:	Can I change my vote after I have mailed my signed proxy?

A:	Yes. You can change your vote in one of three ways at any time before your proxy is voted at the special meeting. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card dated after the date of your original proxy card. If you choose either of these two methods, the Secretary of APT must receive your notice of revocation or your new proxy card at 405 S.W. Columbia Street, Bend, Oregon 97702 by the close of business on April , 2006, which is one (1) business day prior to the special meeting. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must also vote at the special meeting.

Q:	What will happen if I abstain from voting or fail to vote?

A:	An abstention or failure of an APT stockholder to vote will have the same effect as voting against approval and adoption of the Merger Agreement and the merger.

Q:	When is the stockholder meeting?

A:	The stockholder meeting will take place at 10:00 a.m., local time, on April , 2006 at the Deschutes Brewery located at 901 Simpson Avenue, Bend, Oregon 97702. Upon receipt of the required stockholder vote, APT may adjourn the special meeting, if necessary, to solicit additional proxies.

Q:	Can I attend the special meeting and vote my shares in person?

A:	All APT stockholders are invited to attend the special meeting. Only stockholders of record as of March 3, 2006, however, will be entitled to vote in person at the special meeting. If a bank, broker, or other nominee holds your shares in “street name” or “nominee name,” then you are not the stockholder of record and you must ask your bank, broker, or other nominee how you can vote in person at the special meeting.

Q:	What vote is required for approval of the two proposals under consideration at the special meeting?

A:	The merger must be approved by a majority of the outstanding shares of APT common stock entitled to vote. As of the record date, there were 11,057,852 shares of APT common stock outstanding and entitled to vote. Accordingly, the merger will be approved only if at least 5,528,927 shares of APT common stock vote in favor of the proposal to approve the merger. Abstentions and the failure to vote have the effect of voting against the merger. You are entitled to vote on the proposal to approve the merger if you held APT common stock at the close of business on the record date, which is March 3, 2006.

The adjournment proposal must be approved by the affirmative vote of a majority of the shares of APT common stock present in person or by proxy at the special meeting, without regard to abstentions, even if there is no quorum at that meeting.

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as soon as possible. We hope to complete the merger shortly after APT’s special meeting, if we obtain the required approval of APT stockholders at that meeting. In addition to the approval of APT stockholders, we must also satisfy other customary closing conditions as described more fully in the section of this proxy statement/prospectus entitled “THE MERGER AND THE MERGER AGREEMENT” beginning on page 63.

Q:	Whom should I call with questions?

A:	APT stockholders who have any questions about the merger or how to submit a proxy, or who need additional copies of this proxy statement/prospectus or the enclosed proxy card or voting instruction card, should contact:

Advanced Power Technology, Inc.

Investor Relations Contact:

Greg Haugen

Chief Financial Officer

Phone: 541-382-8028

Fax: 541-389-1241

E-mail: ir@advancedpower.com

SUMMARY

This summary highlights certain information that we believe is important to you in deciding how to vote on the proposals described in this document. It does not contain all of the information that may be important to you. We urge you to read carefully this entire proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers you in order to help you understand the proposed transaction. See “Where You Can Find More Information,” beginning on page 86. Each topic in this summary refers to the page of this document on which that topic is discussed in more detail. The information contained on the respective websites for Microsemi and APT is not considered part of or incorporated by reference into this proxy statement/prospectus unless specifically indicated to the contrary.

The Companies

Microsemi Corporation

2381 Morse Avenue

Irvine, California 92614

(949) 221-7100

http://www.microsemi.com

Microsemi Corporation (“Microsemi”) was incorporated in Delaware in 1960. With corporate headquarters in Irvine, California, Microsemi is a leading designer, manufacturer and marketer of high performance analog and mixed signal integrated circuits and high reliability semiconductors. Microsemi’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance, reliability and battery optimization, reducing size or protecting circuits. Microsemi products are principally used in implantable medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications.

Microsemi’s integrated circuits (“IC”) products offer light, sound and power management for desktop and mobile computing platforms as well as other power control applications. Power management generally refers to a class of standard linear integrated circuits (“SLICs”) that perform voltage regulation and reference in most electronic systems. The definition of power management has broadened in recent years to encompass other devices and modules, often called application specific standard products (“ASSPs”), which address particular aspects of power management, such as audio or display related ICs. This business is composed of both a core platform of traditional SLICs, such as low dropout regulators (“LDOs”) and pulse width modulators (“PWMs”), and differentiated ASSPs such as backlight inverters, audio amplification ICs and small computer standard interface (“SCSI”) terminators. Microsemi’s integrated circuit products are used in notebook computers, data storage, wireless LAN, LCD back lighting, LCD TVs, LCD monitors, automobiles, telecommunications, test instruments, defense and aerospace equipment, high-quality sound reproduction and data transfer equipment.

Microsemi’s individual component semiconductor products include silicon rectifiers, zener diodes, low leakage and high voltage diodes, temperature compensated zener diodes, transistors, subminiature high power transient suppressor diodes and pin diodes used in MRI machines. Microsemi also manufactures semiconductors for commercial applications, such as automatic surge protectors, transient suppressor diodes used for telephone applications and switching diodes used in computer systems. A partial list of these products includes:

•	Implantable ICD and heart pacer switching, charging and transient shock protector diodes;

•	Low leakage diodes;

•	Transistors used in jet aircraft engines and high performance test equipment;

•	High temperature diodes used in oil drilling sensing elements operating at 200 degrees centigrade;

•	Temperature compensated zener or rectifier diodes used in missile systems; and

•	Power transistors.

Microsemi currently serves a broad group of customers including: Seagate Technology, Guidant Corporation, The Boeing Company, Medtronic Inc., Raytheon Company, Siemens AG, Lockheed Martin Corporation, BAE Systems, Inc., and Astrium Space/France.

Microsemi Recent Developments

On November 2, 2005, Microsemi entered into the Agreement and Plan of Merger with Advanced Power Technology, Inc., as described in this proxy statement/prospectus.

Advanced Power Technology, Inc.

405 S.W. Columbia Street

Bend, Oregon 97702

(541) 382-8028

http://www.advancedpower.com

Advanced Power Technology, Inc. (“APT”) was incorporated in Delaware in 1984. APT is a leading designer, manufacturer and marketer of high-performance RF and switching power semiconductors. APT’s business is primarily focused on manufacturing high-power, high-speed power semiconductors. Power semiconductors function as power amplifiers and power switches. They increase system efficiency and reliability by precisely managing and regulating electricity and converting it into the form required by electrical and electronic products. APT’s products permit the design of more compact end products and improve system features and functionality. APT’s products are found in diverse applications, such as F-22 fighter cockpits, the Boeing 777 back-up power system, the International Space Station, air traffic control radar systems, semiconductor capital equipment, MRI systems, arc welding equipment, industrial lasers, solar power panels and wireless communications base stations.

Power semiconductors generally dissipate more than one watt of power and have a broad range of frequency capabilities. APT primarily focuses on high-power, high-speed devices that dissipate at least several hundred watts of power and are capable of operating frequencies greater than 20 kHz, or 20,000 cycles per second (e.g., the product may switch on and off up to 20,000 times per second).

APT’s power semiconductors are transistors used as amplifiers for electrical signals and as high-frequency electronic switches. APT’s RF transistors are used in power amplifier applications, such as radio transmitters or receivers for communications, radar and avionics. APT’s RF transistors are also used in RF power sources for induction heating, dielectric heating, plasma generation and illumination.

APT’s switching power semiconductors include transistors and diodes, each of which controls the flow of electricity. APT’s switching power semiconductors are typically used in power converters/supplies to provide power to electronic equipment in the required format. This typically involves converting electrical power from alternating current (AC) to direct current (DC), converting one DC voltage to another or converting DC power to AC power. As an example, the microprocessor and memory chips in a computer server require a power converter because they typically operate at less than five volts DC while a standard electrical wall outlet supplies 110 to 220 volts AC.

APT provides a wide variety of standard products as well as highly customized solutions for its customers, depending on their requirements. APT’s products are available as individual components or as modules, which are integrated solutions that combine a number of individual components to provide a complete power function. APT sells its products directly to original equipment manufacturers and through distributors. Markets for APT’s products, typical applications and examples of customers and end users include:

Military and aerospace. APT supplies manufacturers of systems such as radar and avionics equipment, including The Boeing Company, Lockheed Martin Corporation, Raytheon Company and Rockwell Collins;

Semiconductor capital equipment. APT supplies manufacturers of equipment such as thin film deposition and plasma etch semiconductor capital equipment, including customers such as Advanced Energy Industries and MKS Instruments and end users such as Applied Materials, Inc. and Novellus Systems, Inc.;

Medical and industrial. APT supplies manufacturers of products such as MRI systems, implantable defibrillators and arc welding equipment, including customers such as Analogic, Fronius, Microsemi and Siemens Medical, and end users such as Guidant Corporation and St. Jude Medical, Inc.; and

Communications and data processing. APT supplies manufacturers of computer servers, data storage equipment and wireless communications infrastructure, including Emerson, IBM, L-3 and Motorola.

APT Acquisition Corp.

APT Acquisition Corp. is a Delaware corporation and a wholly-owned subsidiary of Microsemi that was organized solely for the purpose of effecting the merger with APT. APT Acquisition Corp. has carried on no other activities other than those corporate acts that are necessary in connection with the merger.

The Merger and The Merger Agreement

General Description of the Merger (see page 63)

Microsemi and APT have agreed to a merger of APT and a subsidiary of Microsemi pursuant to the terms of the Merger Agreement. The Merger Agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read it in its entirety because it is the legal document that governs the merger.

In the proposed merger, APT Acquisition Corp., which is a newly-formed subsidiary of Microsemi, will be merged into APT, with APT remaining as the surviving corporation and a wholly-owned subsidiary of Microsemi.

The merger will become effective only if the APT stockholders approve the merger and all other conditions to the merger, which are as set forth in the Merger Agreement, are satisfied or waived.

Conversion of Securities (see page 63)

In the proposed merger, each holder of APT common stock will receive $2.00 in cash, without interest, and 0.435 of a share of Microsemi common stock for each share of APT common stock, with payment of cash in lieu of any fractional share of Microsemi common stock. When we complete the merger, each one whole outstanding share of APT common stock will be cancelled and extinguished and automatically converted into the right to receive $2.00 in cash, without interest, and 0.435 of a share of Microsemi common stock, with payment of cash in lieu of any fractional share of Microsemi common stock. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63.

Material U.S. Federal Income Tax Consequences of the Merger (see page 73)

APT has received a tax opinion from Davis Wright Tremaine LLP that the merger will constitute a “reorganization” within the meaning of Section 368 of the Internal Revenue Code (the “Code”) in which no gain or loss will be recognized by APT, Microsemi or APT Acquisition Corp. as a result of the merger. In addition, you will not recognize gain or loss on the exchange of your shares of APT common stock for shares of Microsemi common stock, however, you will recognize gain for the cash you receive.

Because the tax consequences of the merger depend upon your individual circumstances, we urge you to read carefully the discussion in the section entitled “THE MERGER AND THE MERGER AGREEMENT—Material United States Federal Income Tax Consequences of the Merger” and to consult your own tax advisors about the federal, state, local, or foreign tax consequences of your receipt of the merger consideration in exchange for your APT common stock.

Appraisal or Dissenters’ Rights (see page 71)

APT stockholders are not entitled to dissenters’ rights in connection with the merger under Delaware General Corporation Law, or APT’s Certificate of Incorporation and Bylaws.

APT’s Reasons for the Merger (see page 51)

The APT Board of Directors has concluded that the merger is advisable, fair to, and in the best interests of APT and its stockholders. In reaching its decision, the APT Board of Directors considered a variety of factors, without giving relative weight to any one factor, including the following:

•	The merger consideration exceeds the value that could be expected to be realized in the near future by APT stockholders if APT continues as an independent entity;

•	The resulting Microsemi consolidated group is expected to compete more effectively in the high-frequency, high-power semiconductor market;

•	The Microsemi consolidated group will have greater depth of skilled personnel, and expanded sales, technical, and manufacturing capabilities;

•	The Microsemi consolidated group will have better access to each company’s existing client base and partners;

•	The Microsemi consolidated group will have a larger customer base, higher market profile, and greater financial strength which will present greater opportunities for marketing the products of the Microsemi consolidated group;

•	APT stockholders will have the opportunity to participate in the potential for growth of the Microsemi consolidated group’s business after the merger, in the form of Microsemi common stock;

•	The Microsemi consolidated group will be able to expand its offering of products, in the high-performance analog and mixed signal market and the high-reliability semiconductor market; and

•	The merger will reduce the exposure of APT to cyclical markets.

Microsemi’s Reasons for the Merger (see page 41)

Microsemi’s Board of Directors unanimously determined to approve the Merger Agreement, the merger and all related transactions, and also determined that the merger and the Merger Agreement are advisable, fair to, and in the best interests of, Microsemi and its stockholders, and believe that the potential benefits from the merger include:

•	A broader product portfolio of analog mixed signal offering of both RF products and high-reliability products to address the needs of the defense/aerospace and medical markets;

•	An expanded product offering within existing sales channels and an expanded customer base with the addition of APT’s high-performance RF and switching power semiconductors;

•	Commitment to forward-looking product development through the addition of APT’s product expertise in silicon carbide technology;

•	Significant cost savings and operational and manufacturing efficiencies realized in consolidation of foundries, product packaging, testing and assembly;

•	A superior work force combining Microsemi’s and APT’s employees’ skills and abilities; and

•	Positive value proposition for the consolidated group’s customers, employees and stockholders.

Fairness Opinion of APT’s Financial Advisor (see page 52)

In connection with the merger, the APT Board of Directors received an opinion from its financial advisor, Houlihan Lokey Howard & Zukin Capital, Inc. On November 2, 2005, Houlihan Lokey Howard & Zukin Capital, Inc. delivered its oral opinion to the APT Board of Directors that, as of that date and based on and subject to the factors and assumptions set forth in the written opinion subsequently provided, the merger consideration is fair, from a financial point of view, to APT stockholders. The full text of this written opinion is attached as Annex B to this proxy statement/prospectus. We encourage you to read this opinion in its entirety carefully. The opinion of Houlihan Lokey Howard & Zukin Capital, Inc. is not a recommendation to any stockholder on whether to vote for or against the merger.

Fairness Opinion of Microsemi’s Financial Advisor (see page 43)

In connection with the merger, the Microsemi Board of Directors received an opinion from its financial advisor, Lehman Brothers Inc. (“Lehman Brothers”). A summary of this opinion appears on pages 43 through 51 under the heading “Fairness Opinion of Microsemi’s Financial Advisor.” The full text of this written opinion is attached as Annex F to this proxy statement/prospectus. The opinion of Lehman Brothers is not a recommendation to any stockholder on whether to vote for or against the merger. The Lehman Brothers’ opinion was not addressed to APT, and addressed only the fairness of the transaction to Microsemi.

The Special Meeting

General; Date, Time and Place (see page 35)

A special meeting of APT stockholders will be held at 10:00 a.m., local time, on April     , 2006, the Deschutes Brewery located at 901 Simpson Avenue, Bend, Oregon 97702. At the special meeting, APT stockholders will be asked to approve the merger and, if necessary, the related adjournment proposal.

Record Date; Voting Power (see page 35)

Holders of shares of APT common stock as of the close of business on March 3, 2006, the record date for the special meeting, may vote on the proposal to approve the merger and other matters that may properly come before the meeting, including the related adjournment proposal. APT stockholders will have one vote at the meeting for each share of common stock they owned on the record date. If you held your shares on the record date through a broker or bank, you may not vote the shares directly and must instruct the broker or bank to vote the shares on your behalf. Failure to do so will have the effect of casting your votes against the proposal to approve the merger, but will have no effect on any adjournment proposal.

On the record date, no directors and officers of Microsemi owned shares of APT common stock, and directors and officers of APT as a group owned 3,781,591 shares, or approximately 34.2%, of the 11,057,852 outstanding shares of APT common stock.

Quorum; Required Votes (see page 35)

The holders of a majority of the outstanding shares of APT common stock entitled to vote must be present, in person or by proxy, at the APT special meeting for there to be a quorum.

In order to approve the merger, holders of a majority of the outstanding shares of APT common stock entitled to vote must vote in favor of the proposal to approve the merger. In order to approve the adjournment proposal, a majority of shares present in person or by proxy at the special meeting must vote to adopt the proposal. If you fail to vote or withhold your vote, or abstain from voting, the effect will be a vote against the proposal to approve the merger but will have no effect on any adjournment proposal. A broker or bank that holds your APT common stock in “street name” will not have authority to vote your shares unless you provide the broker or bank with voting instructions.

The merger does not require the approval of Microsemi’s stockholders.

Recommendation of the APT Board of Directors (see page 37)

After careful consideration, on November 2, 2005, the APT Board of Directors unanimously approved and adopted the Merger Agreement and the merger and voted to recommend that the stockholders of APT vote in favor of the Merger Agreement and the merger. The factors considered by the APT Board of Directors in reaching its decision to approve and recommend to the stockholders to approve the Merger Agreement and the merger, are described in the section entitled “Background and Reasons for the Merger—APT’s Reasons for the Merger” beginning on page 51. The APT Board of Directors unanimously recommends that the APT stockholders vote (a) “FOR” the proposal to approve the Merger Agreement and the merger; and (b) “FOR” the proposal to adjourn the APT special meeting, if necessary, for the purpose of soliciting additional proxies.

Other Selected Information

Accounting Treatment (see page 65)

Microsemi will account for the merger under the purchase method of accounting, which means the assets and liabilities of APT, including its intangible assets, will be recorded on Microsemi’s books at their fair market values. APT’s results of operations and cash flows will be included in Microsemi’s financial statements prospectively as of the closing of the merger.

Regulatory Matters (see page 72)

Neither Microsemi nor APT are aware of any governmental or regulatory approvals required for closing the merger, other than compliance with federal securities laws. Microsemi and APT filed Notification and Report Forms in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the statutory waiting period has expired.

Conditions to the Merger (see page 68 and Annex A)

The following conditions must be satisfied before completing the merger:

•	APT stockholders must approve the merger;

•	None of the parties shall be subject to any court order, statute, rule or regulation prohibiting the merger;

•	The Registration Statement, of which this proxy statement/prospectus forms a part, must have been declared effective by the SEC, and must not be the subject of any stop order or related proceeding;

•	The HSR Act filing must have been approved;

•	The parties to the Merger Agreement shall have performed their respective obligations and their respective representations and warranties shall be true;

•	APT shall have received an opinion from its counsel that the merger will qualify as a tax deferred reorganization; and

•	Certain agreements must be executed and in effect.

Termination of the Merger Agreement (see page 69 and Annex A)

Microsemi and APT can mutually terminate the Merger Agreement without completing the merger. Either Microsemi or APT may be able to terminate the Merger Agreement if the merger is not completed by June 30, 2006, and under other circumstances, including the failure of the APT stockholders to approve the Merger Agreement and the merger.

Merger Expenses and Termination Fees and Expenses (see page 70 and Annex A)

Each party is generally responsible for paying any expenses it incurs in connection with the merger, except for the HSR Act filing expenses, which shall be shared equally. If the merger is not completed, APT may be required to pay Microsemi a “break-up” fee of $4,000,000 under limited conditions.

Comparison of Rights of Microsemi and APT Stockholders (see page 76)

Upon completion of the merger, each outstanding share of APT common stock will be cancelled, extinguished and automatically converted into the right to receive two dollars ($2.00) in cash, without interest, and 0.435 of a share of Microsemi common stock, with payment of cash in lieu of any fractional share of Microsemi common stock. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63. Stockholders’ rights will then be governed by Microsemi’s Amended and Restated Certificate of Incorporation and Bylaws rather than by APT’s Certificate of Incorporation and Bylaws.

Comparative Stock Prices and Dividends (see page 34)

Microsemi common stock and APT common stock are quoted on the Nasdaq National Market. The following table presents the market values of Microsemi common stock and APT common stock as of November 1, 2005, the last business day before we publicly announced the Merger Agreement.

	Microsemi Stock			APT Stock
	High	Low	Closing	High	Low	Closing
November 1, 2005	$23.20	$22.59	$22.88	$9.64	$9.31	$9.50

We encourage you to obtain current market quotations for the Microsemi common stock and the APT common stock.

Treatment of APT Stock Options and Repurchase Rights (see page 65)

Pursuant to the Merger Agreement, APT’s 1995 Stock Option Plan and the APT 2005 Equity Incentive Plan (collectively, the “APT Stock Option Plans”) and all options to purchase APT common stock then outstanding under the APT Stock Option Plans will be assumed by Microsemi in connection with the merger. All outstanding APT options will be converted into Microsemi options, on substantially similar terms as the original APT options, including performance criteria, if any. Under the APT Stock Option Plans, a portion of the options became immediately vested upon the APT Board’s approval of the merger. In addition, APT accelerated the vesting of all options held by directors and officers of APT to the extent not otherwise accelerated under the APT Stock Option Plans.

Treatment of APT Benefits (see page 65)

APT will terminate its 401(k) plan prior to the Effective Time of the merger and will distribute the plan’s assets. APT employees who become employed by Microsemi will be eligible to participate in Microsemi’s 401(k) plan and, as soon as administratively feasible after the assets are liquidated and distributed, may, within the statutorily permitted timeframe, roll the cash distributed from their APT plan accounts into Microsemi’s plan. APT employees also will be eligible to participate in Microsemi’s disability, group life insurance, medical, dental, vacation and other plans generally available to Microsemi employees as soon as administratively possible after the Effective Time. APT employees who become employed by Microsemi will also be allowed to carry over the years of service they currently have with APT to Microsemi’s employee benefits plans. In consideration for these benefits, APT employees will be subject to Microsemi’s employment policies and standards.

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RISK FACTORS

The merger involves a high degree of risk for APT stockholders. APT stockholders will be choosing to invest in Microsemi common stock by voting in favor of the adoption of the Merger Agreement. An investment in shares of Microsemi common stock involves a high degree of risk. In addition to the other information contained in, or incorporated by reference into, this proxy statement/prospectus, including the matters addressed under the heading “The forward-looking statements in this proxy statement/prospectus are subject to numerous risks and uncertainties.” on page 20. You should carefully consider the risks described below before deciding whether to vote for the adoption of the Merger Agreement. You should also read and consider the other information in this proxy statement/prospectus. See “Where You Can Find More Information” on page 86. Additional risks and uncertainties not presently known to Microsemi and APT or that are not currently believed to be important to you, if they materialize, also may adversely affect the merger and the resulting Microsemi consolidated group.

In addition, Microsemi’s and APT’s respective businesses are subject to numerous risks and uncertainties, including each of the risks and uncertainties described in each company’s annual report, including APT’s Form 10-K for the fiscal year ended December 31, 2005, and Microsemi’s Form 10-K for the fiscal year ended October 2, 2005, Microsemi’s Form 10-Q for the quarter ended January 1, 2006, each company’s Current Reports filed on Form 8-K, and any amendments thereto, however, excluding information deemed furnished to, rather than filed with, the Securities and Exchange Commission. These risks and uncertainties will continue to apply to Microsemi and APT as independent companies if the merger is not consummated.

Risks Relating to the Merger

Certain officers and directors of APT who support and approve the merger have individual financial interests separate from their financial interests as APT stockholders.

You should be aware of potential conflicts of interests, and the benefits available to officers and directors of APT if the merger is completed, when considering the APT Board’s recommendation of the merger. The officers and directors of APT have interests in the merger that are in addition to, or different from, their interests as APT stockholders. The APT Board was aware of these conflicts of interests when it approved the merger. These interests may include employment, indemnification and severance benefit arrangements that provide APT directors and officers with interests in the merger that may differ from yours. Also, the vesting of stock options held by certain directors and officers of APT was accelerated as a result of approval of the merger, and the vesting of the remaining options held by such directors and officers were accelerated by action of the APT Board in connection with the merger. The total options accelerated in connection with the merger comprised options to purchase 56,965 shares out of options to purchase 533,036 shares held by officers and directors, as of March 3, 2006, or 10.7% of the total. The weighted average exercise price of the accelerated options was $7.15, as compared to a weighted average exercise price of $8.79 for the remaining options held by officers and directors. For a more detailed discussion of potential conflicts of interests of APT management, see “BACKGROUND AND REASONS FOR THE MERGER—Potential Conflicts of Interests of APT Management in the Merger” on page 60 of this proxy statement/prospectus.

Microsemi may be unable to realize cost savings, synergies and other benefits from the merger in a timely manner, or at all.

Microsemi may be unable to integrate the operations of APT successfully in order to produce the cost savings or synergies that Microsemi expects to result from this integration. Achieving the benefits of the merger will depend in part on overcoming challenges in regard to the following necessary activities:

•	Consolidating facilities and general and administrative functions;

•	Coordinating international operations, relationships and facilities, which may be subject to additional constraints imposed by geographic distance, local laws and regulations;

•	Coordinating and harmonizing product roadmaps and research and development activities; and

•	Implementing and maintaining uniform standards, internal controls, business processes, procedures, policies and information systems.

If we successfully integrate our operations, we believe that based on assumed success in meeting the challenges noted above, there will be favorable impacts to margins and operating expenses. The anticipated benefits of the merger are based on projections and assumptions. The integration process requires coordination of a variety of personnel and functions and will be difficult, unpredictable and subject to delay. See “BACKGROUND AND REASONS FOR THE MERGER—Microsemi’s Reasons for the Merger” beginning on page 41.

Also, the potential cost savings and other synergies from the merger may be offset by costs incurred in integrating APT’s operations, as well as by increases in other expenses, by operating losses, or by problems with Microsemi’s or APT’s businesses related or unrelated to the merger.

Fluctuations in Microsemi’s and APT’s share prices could cause APT stockholders to receive Microsemi common stock with a value that is different from that of their shares of APT common stock.

Upon completion of the merger, each share of APT common stock will be cancelled, extinguished and converted automatically into the right to receive $2.00 in cash, without interest, and 0.435 of a share of Microsemi common stock, with payment of cash in lieu of any fractional share of Microsemi common stock. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63. The market price of either or both the APT common stock and Microsemi common stock may fluctuate. The specific dollar value of Microsemi common stock that APT stockholders will receive upon completion of the merger will depend on the market value of Microsemi common stock at that time. Any reduction in Microsemi’s stock price will result in APT stockholders receiving less value from shares of Microsemi common stock in the merger.

Variations in the market price of Microsemi common stock or APT common stock may be caused by a number of factors, including, among others, changes in the businesses, operations or prospects of Microsemi or APT, the timing of the merger, market assessments of the merger’s potential to be completed and to succeed, regulatory considerations and general market, industry and economic conditions. Microsemi and APT urge APT stockholders to obtain recent market quotations for Microsemi and APT common stock. However, the value of Microsemi’s common stock at the Effective Time of the merger may differ substantially from when the APT stockholders submit their proxies or otherwise vote on whether to approve the merger and Merger Agreement.

Former APT stockholders may encounter delays in selling their shares of Microsemi common stock immediately after the merger.

Former APT stockholders may experience a delay between the time at which the merger is completed and the time at which they actually receive stock certificates evidencing the Microsemi common stock. Until Microsemi common stock certificates are received, former APT stockholders may not be able to sell their Microsemi shares in the open market and, therefore, may be unable to avoid losses resulting from any decrease during this period in the trading price of Microsemi common stock, which could result from a variety of factors.

In addition, directors, executive officers, and ten percent (10%) shareholders of APT are subject to restrictions on resale of their shares pursuant to Rule 145 under the Securities Act. Furthermore, some of the directors and executive officers of APT have executed agreements that restrict them from publicly reselling shares, with the exception of shares purchasable under stock options, for a period of ninety (90) days following the Effective Time of the merger.

The shares of Microsemi common stock to be received by APT stockholders as a result of the merger will have different rights from the shares of APT common stock.

The rights associated with shares of Microsemi’s common stock are different from the rights of APT common stock. The rights of Microsemi’s common stock before and after the merger will be governed by Microsemi’s Amended and Restated Certificate of Incorporation and Bylaws, which are different in certain respects from the rights under APT’s Certificate of Incorporation and Bylaws. See the section of this proxy statement/prospectus entitled “COMPARISON OF RIGHTS OF MICROSEMI AND APT STOCKHOLDERS” beginning on page 76 for a discussion of the different rights associated with Microsemi’s common stock.

Provisions of the merger agreement may deter alternative business combinations.

Pursuant to the provisions of the Merger Agreement, it is possible that a third party who might be interested in pursuing a business combination proposal with APT would be discouraged from doing so. Restrictions in the Merger Agreement regarding solicitation generally prohibit APT or any of its subsidiaries from soliciting any acquisition by any other party. Any such proposal might be advantageous to the stockholders of APT when compared to the terms and conditions of the merger described in this proxy statement/prospectus.

APT stockholders may experience a lower return on their investment after the merger.

APT stockholders may receive a lower return on their investment after the merger than if the merger were not to occur. A lower return could occur, for example, if Microsemi’s growth rate and other financial results do not exceed the growth rate and financial results that APT could have achieved independent of Microsemi.

The Internal Revenue Service may challenge the tax-free status of the merger, and if the challenge is successful, stockholders could be required to pay income tax on any gain realized in the merger.

Microsemi and APT will not seek a ruling from the Internal Revenue Service that the merger generally will be tax-free to APT stockholders. Therefore, there is a risk that the Internal Revenue Service may later challenge the tax-free nature of the merger. If it does, APT stockholders may be required to pay tax on any and all gain realized in the merger. See “THE MERGER AND THE MERGER AGREEMENT—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 73.

Governmental authorities or third parties could seek to block or challenge the merger.

The merger is subject to review by the U.S. Federal Trade Commission (“FTC”) and the U.S. Department of Justice (“DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”). Under the HSR Act, Microsemi and APT were required to make pre-merger notification filings and to await the expiration or early termination of the statutory waiting period prior to completing the merger. Microsemi and APT each filed a Notification and Report Form with the FTC and the DOJ on November 28, 2005, and the statutory waiting period expired on December 28, 2005 at 11:59 p.m. Despite the expiration of the statutory waiting period imposed by the HSR Act, before or after completion of the merger, governmental authorities could still seek to block or challenge the merger under the antitrust laws as they deem necessary or desirable in the public interest. In addition, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Such action could potentially delay the merger, make the merger more costly to the parties, or if the challenge succeeds, preclude the parties from completing the merger.

The market price of Microsemi common stock may decline as a result of the merger.

Following the merger, the market price of Microsemi common stock may decline as a result of the merger for a number of reasons, including if:

•	The effect of the merger on the Microsemi consolidated group’s financial results is dilutive;

•	The effect of the merger on the Microsemi consolidated group’s financial results is not consistent with the expectations of financial analysts; or

•	Significant stockholders of Microsemi and APT decide to dispose of their shares of Microsemi common stock following completion of the merger.

The merger could cause APT to lose key personnel, which could materially affect APT’s business and require APT to incur substantial costs to recruit replacements for lost personnel.

In order to be successful, during the period before the merger is completed, APT must continue to retain and motivate executives and other key employees. Employees of APT may experience uncertainty about their future role with the Microsemi consolidated group until or after strategies with regard to the Microsemi consolidated group are announced or executed. APT faces a risk that employees expected to be employed by APT until and following the merger may elect not to continue employment. Personnel with the necessary expertise are scarce and competition for personnel with proper skills is intense. Also, attrition in personnel can result from, among other things, changes related to acquisitions, as well as retirement or disability. If APT is unable to continue to retain existing executive officers or other key employees, APT’s or Microsemi’s business, financial condition and results of operations could be materially and adversely affected.

Accounting charges resulting from the application of the purchase method of accounting may adversely affect the market value of Microsemi’s common stock following the merger.

In accordance with United States generally accepted accounting principles, Microsemi will account for the merger using the purchase method of accounting. Microsemi will allocate the total purchase price to APT’s net tangible assets, amortizable intangible assets, and in-process research and development based on their fair values as of the date of completion of the merger, and record the excess of the purchase price over those fair values as goodwill. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, Microsemi may be required to incur material charges relating to the impairment of those assets. Finally, the book value of APT’s inventory at the close of the merger will be adjusted to fair value. As a result, when this product is sold the gross margin on these sales will be significantly lower than historical margins. The additional charges could adversely affect Microsemi’s financial results, including earnings (loss) per common share, which could cause the market price of Microsemi’s common stock to decline.

The merger may divert management’s attention away from ongoing operations.

The merger and integration of Microsemi’s and APT’s operations, products and personnel may place a significant burden on management and internal resources. The diversion of management attention away from day-to-day business concerns and any difficulties encountered in the transition and integration process could harm APT’s or Microsemi’s business, financial condition and operating results.

Following the merger, Microsemi will be controlled by current Microsemi board members and stockholders, and APT’s board members and APT’s stockholders will have less, if any, ability to influence corporate activities of Microsemi.

Upon the completion of the merger, current stockholders of Microsemi are expected to own approximately ninety-three percent (93%) of the Microsemi common stock then outstanding and all of the members of the Microsemi Board of Directors will be be those elected by Microsemi stockholders, while current stockholders of APT or their assigns are expected to own approximately seven percent (7%) of the Microsemi common stock then outstanding and all of the current members of the APT Board of Directors will resign.

The merger may not be consummated, which could adversely affect APT.

There is a general uncertainty whether a complex business transaction, like the merger, will be completed at all. If the merger is not consummated, APT could be subject to a number of adverse consequences:

•	APT would incur significant transaction costs and devote considerable resources and management attention to the merger but not realize the benefits of the proposed merger;

•	Under specified circumstances described in the section of this proxy statement/prospectus entitled “Merger Expenses and Termination Fees and Expenses” beginning on page 70, APT may be required to pay Microsemi a termination fee, or Microsemi’s costs and expenses plus interest pursuant to the Merger Agreement;

•	The trading price of APT common stock may decline to the extent that the market price of APT common stock shall have reflected a market assumption that the merger would be completed; and

•	APT may incur additional costs to replace key employees that left their employment in anticipation of the merger.

The occurrence of any of these events individually or in combination could have a material adverse affect on the results of operations and the stock price of APT.

Microsemi faces the foregoing risks and some different market risks from those faced by APT, and these risks may cause the value of the shares of Microsemi common stock issued to you to decline.

The business, strategy, and financial condition of Microsemi are somewhat different from those of APT. The Microsemi consolidated group’s results of operations, as well as the price of Microsemi common stock, will be affected by various factors different from those affecting APT’s results of operations and its common stock price. Future events that may not have affected the price of APT common stock may cause the price of Microsemi common stock to fall. For a discussion of the businesses of Microsemi and APT and of factors to consider in connection with those businesses, review the following factors and further see the risk factors described in the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 86.

Microsemi’s subsidiaries’ manufacturing processes are complex and specialized and will become more complex after the merger; delays in resolving problems associated with transitions of processes between different facilities, or issues related to government or customer qualification of facilities or processes could adversely affect our manufacturing efficiencies and our ability to realize revenues or cost savings.

The Microsemi consolidated group’s manufacturing efficiency will be an important factor in Microsemi’s future profitability, and Microsemi may be unsuccessful in its efforts to increase or may fail to maintain its manufacturing efficiency. Its manufacturing processes are highly complex, require advanced and costly equipment and are sometimes modified in an effort to improve yields and product performance. From time to time Microsemi has experienced difficulty in transitions of manufacturing processes to different facilities or adopting new manufacturing processes. As a consequence, at times Microsemi has experienced delays in product deliveries and reduced yields. Every silicon wafer fabrication facility utilizes very precise processing, and processing difficulties and reduced yields commonly occur, and one of the major causes of these problems is contamination of the material. Reduced manufacturing yields can often result in manufacturing and shipping delays due to capacity constraints. Therefore, manufacturing problems can result in additional operating expense and delayed or lost revenues. In one instance which occurred in fiscal year 2005, Microsemi scrapped non-conforming inventory at a cost of approximately $1 million and experienced a delay of approximately two months in realizing approximately $1.5 million of revenues. In an additional instance which occurred in fiscal year 2004, Microsemi encountered a manufacturing problem concerning contamination in a furnace that resulted in the quarantine of approximately 1 million units at a cost of approximately $2 million. The identification and resolution of that manufacturing issue required four months of effort to investigate and resolve, which resulted in a concurrent delay in realizing approximately $2 million of revenues. Microsemi may experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, upgrading existing facilities, relocating processes to different facilities, or changing its process technologies, any of which could result in a loss of future revenues or an increase in manufacturing costs.

Microsemi must commit resources to research and development, design, and production prior to receipt of purchase commitments and could lose some or all of the associated investment.

Microsemi sells much of its analog and mixed signal integrated circuits pursuant to purchase orders for current delivery, rather than pursuant to long-term supply contracts. Many of these purchase orders may be revised or cancelled without penalty. As a result, Microsemi must commit resources to the research, design and production of integrated circuits without any advance purchase commitments from customers. The inability to sell a product in volume after Microsemi devotes significant resources to it could have material adverse effects on Microsemi’s business, financial condition, results of operations and cash flows.

Reliance on government contractors for a substantial portion of Microsemi’s sales could have material adverse effects on results of operations.

Some of Microsemi’s sales are derived from customers whose principal sales are to the United States Government. If Microsemi experiences significant reductions or delays in procurements of its products by the United States Government or terminations of government contracts or subcontracts, its operating results could be materially and adversely affected. Generally, the United States Government and its contractors and subcontractors may terminate their contracts with Microsemi or its customers for cause or for convenience. In the past, Microsemi has experienced one termination of a contract due to the termination of the underlying government contracts. All government contracts are also subject to price renegotiation in accordance with U.S. Government Renegotiation Act. By reference to such contracts, all of the purchase orders Microsemi receives that are related to government contracts are subject to these possible events. There is no guarantee that Microsemi will not experience contract terminations or price renegotiations of government contracts in the future. Microsemi’s net sales to defense markets represented approximately 19% of net sales for fiscal years 2003 and 2004 and approximately 20% of net sales for fiscal year 2005. Future sales are subject to the uncertainties of governmental appropriations and national defense policies and priorities. These sales are derived from direct and indirect business with the U.S. Department of Defense and other U.S. government agencies. From time to time, Microsemi has experienced declining defense-related sales, primarily as a result of contract award delays and reduced defense program funding. Defense spending is expected to decline overall in the future due to budgetary constraints. The effects of defense spending declines are difficult to estimate and subject to many sources of uncertainty. Microsemi’s prospects for future defense-related sales may be adversely affected in a material manner by numerous events or actions outside our control.

The volatility of Microsemi’s stock price could affect the value of an investment in Microsemi’s common stock and future financial position.

The market price of Microsemi’s stock has fluctuated widely. Between January 2, 2003, and March 17, 2006, the sale price of Microsemi’s common stock ranged between a low of $3.06 and a high of $31.85. The current market price of Microsemi’s common stock may not be indicative of future market prices, and Microsemi may not be able to sustain or increase the value of its common stock. Microsemi could experience significant volatility in the future for many reasons, including:

•	Variations between Microsemi’s actual or anticipated financial results and the published expectations of analysts;

•	Speculation in the press or analyst community;

•	General conditions in the semiconductor industry; and

•	General economic and political conditions.

Declines in the market price of its stock could adversely affect its ability to retain personnel with higher-priced stock incentives, to acquire businesses or assets in exchange for stock and/or to conduct future financing activities with the sale of stock. The foregoing factors could adversely affect the market price of Microsemi’s common stock in the future.

Microsemi may acquire other companies and technologies which could adversely affect its operating performance and may have difficulty integrating other acquired companies and technologies.

In addition to the proposed merger, as part of Microsemi’s business strategy, it may from time to time acquire products, technologies or businesses from third parties, which presents a number of potential risks and issues which may include, but are not limited to: diversion of management attention while they identify and negotiate these acquisitions; requirement to develop expertise outside the Microsemi consolidated group’s existing business; use of substantial cash resources, which will have decreased upon consummation of the merger; incurrence or assumption of debt obligations; or issuance of additional equity. If Microsemi issues additional equity, Microsemi may dilute its common stock with securities that have an equal or a senior interest in Microsemi or another entity in the Microsemi consolidated group. Acquired entities also may have unknown liabilities, and the acquiring company may not achieve the results that were anticipated at the time of the acquisition. In the event of future acquisitions, Microsemi could:

•	Use a significant portion of its available cash;

•	Issue equity securities, which would dilute current stockholders’ percentage ownership;

•	Incur substantial debt or assume contingent liabilities, known or unknown;

•	Acquire some assets that do not fit Microsemi’s strategic plans;

•	Incur impairment charges related to goodwill or other intangibles; and

•	Incur large, immediate accounting write-offs.

Such actions by Microsemi could impact its operating results and/or the price of its common stock potentially. Microsemi has no current binding agreements or definite plans to make any particular material acquisitions, with the exception of the Merger Agreement.

Interruptions, delays or cost increases affecting Microsemi’s materials, parts, equipment or subcontractors may impair its competitive position.

Microsemi’s manufacturing operations, and the outside manufacturing operations which it uses increasingly, depend upon obtaining, in some instances, a governmental qualification of the manufacturing process, and in all instances, adequate supplies of materials, parts and equipment, including silicon, mold compounds and lead frames, on a timely basis from third parties. Some of the outside manufacturing operations Microsemi uses are based in foreign countries. Microsemi’s results of operations could be adversely affected if it is unable to obtain adequate supplies of materials, parts and equipment in a timely manner or if the costs of materials, parts or equipment increase significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. Although Microsemi generally uses materials, parts and equipment available from multiple suppliers, it has a limited number of suppliers for some materials, parts and equipment. While Microsemi believes that alternate suppliers for these materials, parts and equipment are available, an interruption could adversely affect its operations.

Some of Microsemi’s products are manufactured, assembled and tested by third-party subcontractors. Some of these contractors are based in foreign countries. Microsemi generally does not have any long-term agreements with these subcontractors. As a result, Microsemi may not have direct control over product delivery schedules or product quality. Outside manufacturers generally will have longer lead times for delivery of products as compared with our internal manufacturing, and therefore, when ordering from these suppliers, Microsemi will be required to make longer-term estimates of its customers’ current demand for products, and these estimates are difficult to make. Also, due to the amount of time typically required to qualify assemblers and testers, Microsemi could experience delays in the shipment of our products if it is forced to find alternate third parties to assemble or test its products. Any product delivery delays in the future could have material adverse effects on its operating results, financial condition and cash flows. Microsemi’s operations and ability to satisfy customer obligations could be adversely affected if its relationships with these subcontractors were disrupted or terminated.

Microsemi depends on third-party subcontractors for wafer fabrication, assembly and packaging of an increasing portion of its products. Currently, Microsemi utilizes third-party subcontractors for approximately 30% of its assembly and packaging requirements and 13% of its wafer fabrication, and expects that these percentages will increase to as much as approximately 35% and 20%, respectively, in the current fiscal year. A limited group of subcontractors package its products and some of the raw materials included in its products are obtained from a limited group of suppliers. Disruption or termination of any of these sources could occur and such disruptions or terminations could harm its business and operating results. In the event that any of its subcontractors were to experience financial, operational, production or quality assurance difficulties resulting in a reduction or interruption in supply to Microsemi, its operating results could suffer at least until alternate qualified subcontractors, if any, were to become available and active. Microsemi anticipates that many of its next-generation products may be manufactured by third-party subcontractors in Asia, and to the extent that such potential manufacturing relationships develop, they may be with a limited group of subcontractors. Although Microsemi seeks to reduce its dependence on sole or limited source suppliers, Microsemi and APT currently use the same third-party subcontractors for not more than 10% of each company’s outside manufacturing. Therefore, any disruptions or terminations of manufacturing could materially harm the Microsemi consolidated group’s business and operating results. Also these subcontractors must be qualified by the U.S. Government or Microsemi’s customer for high-reliability processes. Historically the U.S. Government has rarely qualified any foreign manufacturing or assembly lines for reasons of national security; therefore, the Microsemi consolidated group’s ability to move certain manufacturing offshore may be limited or delayed.

Failure to protect Microsemi’s or its subsidiaries’ proprietary technologies or to maintain the right to use certain technologies may negatively affect its ability to compete.

Microsemi relies heavily on its proprietary technologies. The Microsemi consolidated group’s future success and competitive position may depend in part upon its ability to obtain or maintain protection of certain proprietary technologies used in our principal products. Microsemi does not have significant patent protection on certain aspects of its technology. Microsemi’s reliance upon protection of some of its technology as “trade secrets” will not necessarily protect it from the use by other persons of our technology, or their use of technology that is similar or superior to that which is embodied in its trade secrets. Others may be able to independently duplicate or exceed Microsemi’s “trade secret” technology in whole or in part. Microsemi may not be successful in maintaining the confidentiality of its technology, dissemination of which could have material adverse effects on its business. In addition, litigation may be necessary to determine the scope and validity of its proprietary rights.

In the instances in which Microsemi holds patents or patent licenses, such as with respect to some circuit components for notebook computers and LCD TVs, any patents held by Microsemi may be challenged, invalidated or circumvented, or the rights granted under any patents may not provide Microsemi with competitive advantages. Patents often provide only narrow protection. Obtaining or protecting Microsemi’s proprietary rights may require Microsemi to defend claims of intellectual property infringement by its competitors. Microsemi could become subject to lawsuits in which it is alleged that it has infringed or are infringing upon the intellectual property rights of others with or without its prior awareness of the existence of those third-party rights, if any.

If any infringements, real or imagined, happen to exist, arise or are claimed in the future, Microsemi may be exposed to substantial liability for damages and may need to obtain licenses from the patent owners, discontinue or change its processes or products or expend significant resources to develop or acquire non-infringing technologies. Microsemi may not be successful in such efforts or such licenses may not be available under reasonable terms. Microsemi’s failure to develop or acquire non-infringing technologies or to obtain licenses on acceptable terms or the occurrence of related litigation itself could have material adverse effects on its operating results, financial condition and cash flows.

The process of seeking patent protection can be long and expensive, and we cannot assure you that Microsemi’s current patents are, or any new patents that may be issued will be, of sufficient scope or strength to provide any meaningful protection or any competitive advantage to Microsemi. Seeking patents, whether or not a patent is granted, also requires public disclosure of information that eliminates trade secret protection for the revealed information. Also patents expire and are not renewable. Although none of Microsemi’s patents or other intellectual property rights has been successfully challenged to date, we cannot assure you that any patent owned by Microsemi will not be invalidated or circumvented. In Microsemi’s attempts to enforce its patents through litigation, the validity of its own patents has been challenged.

If Microsemi is unable to protect its technology and intellectual property rights, whether in the U.S. or abroad, it could face increased competition in the market for our products and technologies, or possibly even exclusion from the market. This would negatively affect its ability to maintain or expand its business, and thus its revenue.

The semiconductor industry in general is characterized by frequent litigation regarding patent and other intellectual property rights. This may require Microsemi to defend against assertions of intellectual property infringement or misappropriation raised by its competitors. If Microsemi is unable to successfully defend against such assertions, it may be exposed to substantial liability for damages, need to obtain licenses from the intellectual property owners, discontinue or change its processes or products, and/or expend significant resources to develop or acquire non-infringing technologies (if at all possible). Microsemi cannot be certain that licenses would be available under reasonable terms or that it could successfully develop or acquire non-infringing technologies. Moreover, any such efforts would likely be time-consuming and consume significant management and financial resources. Thus, any involvement in intellectual property litigation could harm Microsemi’s operating results and financial condition.

Microsemi also has certain indemnification obligations to customers with respect to the infringement of third-party intellectual rights by its products. No assurance can be provided that future assertions of infringement or misappropriation will not occur, or that claims for indemnification by customers of Microsemi’s products will not be made, or that assertions of infringement or misappropriation (especially if proven to be true) will not harm its business.

Litigation to protect Microsemi’s patents and patent rights could cause legal costs to increase, and it is possible that these costs could have a negative effect on Microsemi’s future results.

International operations and sales may expose Microsemi to material risks and may increase volatility to the Microsemi consolidated group’s operating results.

Revenues from foreign markets represent a significant portion of total revenues. Net sales to foreign customers represented approximately 28%, 33% and 33% of net sales for fiscal years 2003, 2004 and 2005, respectively. These sales were principally to customers in Europe and Asia. Foreign sales are classified as shipments to foreign destinations. Microsemi maintains facilities or contracts with entities in Korea, Japan, China, Ireland, Thailand, the Philippines, and Taiwan. There are risks inherent in doing business internationally, including:

•	Legislative or regulatory requirements, including tax laws in the United States and in the countries in which Microsemi manufactures or sells its products;

•	Trade restrictions;

•	Transportation delays;

•	Communication interruptions;

•	Work stoppages, disruption of local labor supply and/or transportation services;

•	Economic and political instability;

•	Political instability and acts of war or terrorism, which could disrupt the Microsemi consolidated group’s manufacturing and logistical activities;

•	Changes in import/export regulations, tariffs and freight rates;

•	Difficulties in collecting receivables and enforcing contracts generally; and

•	Currency controls and fluctuations, devaluation of foreign currencies, hard currencies shortages and exchange rate fluctuations.

In addition, the laws of certain foreign countries may not protect Microsemi’s products, assets or intellectual property rights to the same extent as do U.S. laws. Therefore, the risk of piracy of Microsemi’s technology and products may be greater in those foreign countries. Microsemi may experience material adverse effects to its financial condition, operating results and cash flows in the future.

Some of Microsemi’s and its subsidiaries’ facilities are located near major earthquake fault lines.

Microsemi’s headquarters, some of its major operating facilities, and certain other critical business operations are located near known earthquake fault lines. Microsemi presently does not have earthquake insurance and could be materially and adversely affected in the event of a major earthquake.

Microsemi depends on the ability of its personnel, raw materials, equipment and products to move reasonably unimpeded around the world.

Any political, military, world health (e.g., SARS or avian flu) or other issue that hinders the movement or restricts the import or export of materials or products could lead to significant business disruptions. Furthermore, any strike, economic failure or other material disruption on the part of major airlines or other transportation companies could also adversely affect Microsemi’s ability to conduct business. If such disruptions result in cancellations of customer orders or contribute to a general decrease in economic activity or corporate spending, or directly impact marketing, manufacturing, financial and logistics functions, Microsemi’s consolidated results of operations and financial condition could be materially adversely affected.

The Microsemi consolidated group’s products may be found to be defective or hazardous and may subject Microsemi or its subsidiaries to product liability claims for which it may not have sufficient liability insurance.

One or more of Microsemi’s products may be found to be defective or to contain, without the customer’s knowledge, certain prohibited hazardous chemicals after Microsemi has already shipped the products in volume, requiring a product replacement or recall. Microsemi may be subject to product returns that could impose substantial costs and have a material and adverse effect on its business, financial condition and results of operations. Microsemi’s aerospace (including aircraft), defense, medical and satellite businesses in particular expose Microsemi to potential liability risks that are inherent in the manufacturing and marketing of high reliability electronic components for critical applications. Production of many of these products is sensitive to minute impurities, which can be introduced inadvertently in manufacture. Any production mistakes can result in large and unanticipated product returns, product liability and warranty liability. New environmental regulations have imposed on Microsemi a new burden of determining the chemical contents of supplies Microsemi buys and uses and to inform in turn its customers about each of its finished goods’ chemical contents. Mistakes in this information gathering process could have material adverse effects on Microsemi, and the management and execution of this process is very challenging. Microsemi may be subject to product liability claims with respect to its products. Its product liability insurance coverage may be insufficient to pay all such claims. Product liability insurance may become too costly for Microsemi or may become unavailable to Microsemi in the future. Microsemi may not have sufficient resources to satisfy any product liability claims not covered by insurance which would materially and adversely affect its financial position.

Much of Microsemi’s subsidiaries’ manufacturing capacity will be relatively fixed in nature.

Much of the manufacturing cost structure of Microsemi will remain fixed in nature, and large and rapid swings in demand for products may make it difficult to efficiently utilize this capacity on a consistent basis.

Significant downturns could result in material under-utilization of any of the Microsemi subsidiaries’ manufacturing facilities while sudden upturns could leave the any of them short of capacity and unable to capitalize on incremental revenue opportunities. These swings and the resulting under-utilization of the manufacturing capacity or inability to procure sufficient capacity to meet end customer demand for products could cause material fluctuations in gross margins.

Microsemi and APT are and will be subject to a variety of environmental laws, rules and other regulations related to hazardous materials used in manufacturing, which may adversely impact Microsemi’s future financial position.

Any failure, past, present or future, by Microsemi’s subsidiaries or APT to adequately control the use or discharge of hazardous materials under present or future regulations could subject Microsemi to substantial costs or liabilities or cause any of Microsemi’s subsidiaries’ manufacturing operations to be suspended. Under current environmental regulations, Microsemi will be responsible to determine whether certain toxic metals or certain other toxic chemicals are present in any given components it purchases and in each given product it sells. These environmental regulations have required Microsemi to expend a portion of its resources and capital on relevant compliance programs. In addition, under other laws and regulations, Microsemi could be held financially responsible for remedial measures if its current or former properties are contaminated or if it sends waste to a landfill or recycling facility that becomes contaminated, even if it did not cause the contamination. Also, it may be subject to additional common law claims if it releases substances that damage or harm third parties. Further, future changes in environmental laws or regulations may require additional investments in capital equipment or the implementation of additional compliance programs in the future. Any failure to comply with environmental laws or regulations, old or new, could subject Microsemi to significant liabilities and could have material adverse effects on its operating results, cash flows and financial condition.

In the conduct of Microsemi’s manufacturing operations, Microsemi has handled and does handle materials that are considered hazardous, toxic or volatile under federal, state and local laws. The risk of accidental release of such materials cannot be completely eliminated. In addition, Microsemi operates or owns facilities located on or near real property that was formerly owned and operated by others. These properties were used in ways that involved hazardous materials. Contaminants may migrate from or within or through property. These risks may give rise to claims. Where third parties are responsible for contamination, the third parties may not have funds, or not make funds available when needed, to pay remediation costs imposed upon Microsemi under environmental laws and regulations. Microsemi is involved in various pending litigation matters, arising out of the ordinary routine conduct of our business, including from time to time litigation relating to commercial transactions, contracts, and environmental matters. In addition, if environmental laws become more stringent over time, or existing laws are more stringently enforced, Microsemi could incur greater compliance costs and be subject to increased risks and penalties for violations. Microsemi could be held liable for significant damages for violating environmental laws and could lose certain licenses or permits, which could harm its financial results.

Microsemi may be held liable for damages arising out of an environmental contamination claim made against a Microsemi subsidiary.

In Broomfield, Colorado, the owner of a property located adjacent to a manufacturing facility owned by Microsemi Corp.—Colorado (“the Subsidiary”) notified the Subsidiary and other parties of a claim that contaminants migrated to his property, thereby diminishing its value. In August 1995, the Subsidiary, together with Coors Porcelain Company, FMC Corporation and Siemens Microelectronics, Inc. (former owners of the manufacturing facility), agreed to settle the claim and to indemnify the owner of the adjacent property for remediation costs. Although TCE and other contaminants previously used by former owners at the facility are present in soil and groundwater on the Subsidiary’s property, Microsemi vigorously contests any assertion that the Subsidiary caused the contamination. In November 1998, Microsemi signed an agreement with the three former owners of this facility whereby they have 1) reimbursed Microsemi for $530,000 of past costs, 2) assumed responsibility for 90% of all future clean-up costs, and 3) promised to indemnify and protect Microsemi against any and all third-party claims relating to the contamination of the facility. An Integrated Corrective Action Plan was submitted to the State of Colorado. Sampling and management plans were prepared for the Colorado Department of Public Health & Environment. State and local agencies in Colorado are reviewing current data and considering study and cleanup options. The most recent forecast estimated that the total project cost, up to the year 2020, would be approximately $5,300,000; accordingly, Microsemi recorded a one-time charge of $530,000 for this project in fiscal year 2003. There has not been any significant development since September 28, 2003. Nevertheless, the risk remains that the actual damages could exceed Microsemi’s estimates or, because Microsemi will rely upon indemnification from third parties, those parties’ could fail to perform their indemnification obligations, in which cases Microsemi may be liable for additional damages arising out of this claim, and these risks could harm Microsemi’s future financial results.

Representations and warranties in the Merger Agreement may not be factual statements.

The terms of the Merger Agreement are required public disclosure under the federal securities laws, but the representations and warranties in the Merger Agreement were not intended in themselves as complete factual disclosures. Although Microsemi and APT believe that they have publicly disclosed all information that the securities laws require them to disclose, the disclosures must be considered as a whole. The representations and warranties themselves reflected negotiations between the parties to the Merger Agreement and, in certain cases, merely represented risk allocation decisions between the parties and may not be statements of fact. However, to the extent specific material facts are known to exist that contradict the representations and warranties in the Merger Agreement in a material way, Microsemi and APT have provided disclosure of those facts. Although the representations and warranties are part of the public disclosure under the federal securities laws, the representations and warranties may be limited or modified by a variety of factors, including subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties, disclosure schedules to the Merger Agreement, and undiscovered breaches. The parties to the Merger Agreement also may waive breach of representations and warranties. Finally, the representations and warranties expire upon the merger, and are not a basis for either party to claim damages after the merger. The representations and warranties, viewed alone, are not necessarily characterizations of the actual state of facts at the time they were made or currently, and must be considered in context, considering all the public disclosure concerning the facts taken as a whole.

Microsemi has received a demand by Piper Jaffray for payment of an additional commission for the transaction between Microsemi and APT.

Piper Jaffray & Co. (“Piper Jaffray”) claims that it will be entitled, if the APT merger transaction is consummated, to a commission estimated at approximately $3.5 million related to a contract entered into as of October 2004 between Microsemi and Piper Jaffray. Microsemi contends that it would not owe anything to Piper Jaffray because all of Piper Jaffray’s affiliates with knowledge of Microsemi and APT left Piper Jaffray by March 2005, and thereafter, those Piper Jaffray affiliates joined Houlihan Lokey Howard & Zukin Capital, Inc. and now assist APT in this merger transaction.

The forward-looking statements in this proxy statement/prospectus are subject to numerous risks and uncertainties.

This proxy statement/prospectus and the documents incorporated by reference contain certain forward-looking statements about Microsemi, or APT, or the Microsemi consolidated group after completion of the merger. These statements may be made directly in this document or may be incorporated in this document by reference to other documents and may include statements for the period following the completion of the transaction. Representatives of Microsemi and APT may also make forward-looking statements regarding various topics, including: expected operating results; market opportunities; acquisition opportunities; ability to compete; and stock price.

Forward-looking statements are statements that are not historical facts. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “outlook,” and

“project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on current expectations and beliefs of Microsemi and APT and involve a number of risks and uncertainties, including the risks described in this document in the section entitled “RISK FACTORS” and other risks described in the respective SEC reports filed by Microsemi and APT, that could cause actual results to differ materially from those stated or implied by the forward-looking statements. These risks, uncertainties, and other important factors include: the cyclical nature of the semiconductor industry; the introduction of new technologies and competing products; the highly competitive nature of the semiconductor industry; the ability to protect proprietary technologies or rights to use certain technologies; and the integration of companies that Microsemi acquires and its ability to recognize cost savings or operating efficiencies as a result of these acquisitions.

The forward-looking statements contained in this proxy statement/prospectus speak only as of the date of this filing. Microsemi and APT expressly each disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this proxy statement/prospectus to reflect any change in expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based, except as required by law.

MICROSEMI CORPORATION AND SUBSIDIARIES

SELECTED HISTORICAL FINANCIAL INFORMATION

Microsemi is providing the following information to aid your analysis of the financial aspects of the merger. The table below presents selected historical information from the consolidated statements of operations, statements of cash flows, and balance sheets of Microsemi and its subsidiaries. Microsemi derived this information from audited financial statements for the years in the five-year period ended October 2, 2005, and from unaudited financial statements for the quarters ended January 2, 2005 and January 1, 2006.

In Microsemi’s opinion, the information for the three months ended January 2, 2005 and January 1, 2006, reflect all adjustments, consisting of only normal recurring adjustments, necessary to present the results of operations and financial conditions fairly. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it in conjunction with Microsemi’s historical financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference into this proxy statement/prospectus. See pages 26 through 39 and 40 through 69 of Microsemi’s Annual Report on Form 10-K as filed on December 16, 2005 and pages 3 through 17 and 18 through 28 of Microsemi’s Quarterly Report on Form 10-Q as filed on January 20, 2006.

	For the five fiscal years in the period ended October 2, 2005					For the quarters ended
Amounts in 000’s except per share data	2001	2002	2003	2004	2005	January 2, 2005	January 1, 2006
Selected Income Statement Data:
Net sales	$243,388	$212,640	$197,371	$244,805	$297,440	$69,754	$82,159
Gross profit	$81,456	$65,859	$60,541	$77,539	$125,692	$24,016	$39,547
Operating expenses	$56,595	$72,354	$55,775	$69,080	$84,410	$16,256	$20,368
Income (loss) before cumulative effect of a change in accounting principle	$17,289	$(4,709)	$3,183	$5,636	$29,223	$5,267	$13,793
Cumulative effect of a change in accounting principle, net of income tax benefit	—	—	(14,655)	—	—	—	—

Net income (loss)	$17,289	$(4,709)	$(11,472)	$5,636	$29,223	$5,267	$13,793

Earnings (loss) per share:
Basic
Income (loss) before cumulative effect of a change in accounting principle	$0.31	$(0.08)	$0.05	$0.10	$0.47	$0.09	$0.22
Cumulative effect of a change in accounting principle, net of income tax benefit	—	—	$(0.25)	—	—	—	—

Net income (loss)	$0.31	$(0.08)	$(0.20)	$0.10	$0.47	$0.09	$0.22

Diluted
Income (loss) before cumulative effect of a change in accounting principle	$0.29	$(0.08)	$0.05	$0.09	$0.45	$0.08	$0.20
Cumulative effect of a change in accounting principle, net of income taxes	—	—	$(0.25)	—	—	—	—

Net income (loss)	$0.29	$(0.08)	$(0.20)	$0.09	$0.45	$0.08	$0.20

Weighted-average shares outstanding
Basic	55,812	57,352	57,906	59,168	61,639	60,336	63,996
Diluted	59,158	57,352	59,018	61,987	65,233	64,154	67,547

Selected Cash Flow Data:
Net cash provided by operating activities	$21,784	$15,501	$14,748	$19,506	$45,439	$624	$3,442
Net cash used in investing activities	$(29,205)	$(7,397)	$(5,732)	$(9,764)	$(11,447)	$(2,175)	$(2,512)
Net cash provided by (used in) financing activities	$1,818	$(9,852)	$(2,723)	$6,023	$19,039	$6,102	$13,970

Selected Balance Sheet Data:
Working capital	$82,252	$84,047	$87,157	$108,457	$179,943	$121,136	$206,446
Total assets	$240,171	$216,768	$205,643	$232,998	$300,581	$239,300	$323,452
Long-term liabilities	$6,078	$4,356	$4,569	$4,217	$3,617	$3,765	$3,551
Stockholders’ equity	$175,389	$178,446	$169,860	$184,877	$254,586	$196,728	$282,419

ADVANCED POWER TECHNOLOGY, INC.

SELECTED HISTORICAL FINANCIAL INFORMATION

APT is providing the following information to aid your analysis of the financial aspects of the merger. The table below presents selected historical information from the consolidated statements of operations, statements of cash flows, and balance sheets of APT and its subsidiaries. APT derived this information from audited financial statements for the years in the five-year period ended December 31, 2005. This information is only a summary. You should read it in conjunction with APT’s historical financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated by reference into this proxy. This information may be found on pages 20 through 34 and pages F-3 through F-24 of APT’s Annual Report on Form 10-K as filed on March 3, 2006.

Amounts in 000s except per share data	Years Ended December 31,
	2001	2002 (1)	2003 (2)	2004 (4)	2005 (5)
Consolidated Statement of Operations Data:
Revenue, net	$36,855	$43,425	$48,892	$67,837	$64,976
Gross profit	$11,832	$12,237	$15,512	$24,425	$20,561
Net income (loss)	$1,796	$(3,687)	$(3,330)	$3,056	$(4,662)
Basic net income (loss) per share	$0.21	$(0.36)	$(0.32)	$0.29	$(0.43)
Diluted net income (loss) per share	$0.19	$(0.36)	$(0.32)	$0.27	$(0.43)

Consolidated Statement of Cash Flow Data:
Cash flow from operations	$1,067	$5,074	$2,261	$3,694	$5,787
Capital expenditures (3)	$2,335	$2,649	$4,828	$3,690	$2,090

Consolidated Balance Sheet Data:
Working capital	$45,508	$33,181	$31,780	$36,375	$36,031
Total assets	$58,075	$76,948	$74,503	$78,482	$75,667
Stockholders’ equity	$53,948	$71,172	$68,210	$72,038	$68,770

(1)	In 2002, APT acquired GHz Technology, Inc. (effective January 25) and the product lines and certain assets of Microsemi RF Products, Inc. (effective May 24). As a result of these transactions, during fiscal year 2002 APT recorded acquisition related charges for purchased in-process research and development (IPR&D), amortization of intangible assets, inventory fair value adjustments and deferred compensation amortization of $4,330, of which $1,974 was included in costs of goods sold and $2,356 in operating expenses. The total amount of these items net of taxes was $3,544.
(2)	As a result of the prior acquisitions made, APT recorded acquisition-related charges for amortization of intangible assets and deferred compensation amortization of $1,168, of which $1,118 was included in costs of goods sold and $50 in operating expenses during 2003. Also recorded in 2003, was $645 of restructuring related charges included in operating expenses. During 2003 APT acquired the administrative building it leased in Santa Clara, California in order to avoid future lease payments which were substantially above market rate. The building is reported as assets held for sale, and accordingly APT took a $350 impairment charge to adjust the carrying value to fair market value. Also included in restructuring charges is severance related to downsizing and organizational changes. During 2003, APT recorded a tax expense for a valuation allowance against our net deferred tax assets for $846. The total amount for these items net of taxes was $2,659.
(3)	Capital expenditures in 2003 included the purchase of the building in Santa Clara for $1,332. Capital expenditures other than the building purchase were $3,496.
(4)

As result of the prior acquisitions made, APT recorded acquisition-related charges for amortization of intangible assets and deferred compensation amortization of $1,098, of which $1,086 was included in costs of goods sold and $12 in operating expenses during 2004. In 2004, APT acquired the assets, including prototype inventories, equipment, patents, and other intellectual property from a development stage business, Zeus Semiconductor, Inc. As a result of this transaction, during 2004 we recorded acquisition related charges for purchased IPR&D of $170. Also recorded in 2004 was $558 of restructuring related charges included in operating expenses. These charges included severance related to downsizing and organizational changes we began in 2003. The charges also include an additional impairment charge on the administrative building we purchased in 2003 as explained in note (2) above, as well as costs to exit certain production activities. The latter charges relate to accelerated depreciation on certain production related equipment to be abandoned after shutdown and contractual closing costs. During 2004, APT also incurred $225 of charges in connection with the filing and subsequent withdrawal of a registration statement. The total amount of these items net of taxes was $2,028.

(5)	In 2005, APT recorded acquisition related charges for amortization of intangible assets and deferred compensation amortization of $1,302, of which $1,076 was included in cost of goods sold and $226 in operating expenses. In connection with APT’s January 2005 acquisition of PowerSicel, Inc., APT recorded in-process research and development charges of $4,868. Also recorded in 2005 was $250 of restructuring related charges, of which $196 was included in operating expenses and $54 was included in cost of goods sold. Of the total restructuring related charges, $45 was associated with additional severance related to downsizing and organizational changes APT began in 2003, and $205 was related to plans announced in July 2005 to continue consolidating manufacturing operations, move certain production activities offshore and disengage from a small low growth product line currently with onshore production. In connection with APT’s Merger Agreement with Microsemi, APT recorded $296 in merger-related expenses. The total charges for these items net of tax were $6,709.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based upon the historical condensed consolidated financial statements and notes thereto (as applicable) of Microsemi and APT, which are incorporated by reference into this proxy statement/prospectus. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the merger as if the merger had been completed on January 1, 2006 and due to different fiscal period ends, combines Microsemi’s January 1, 2006 unaudited consolidated balance sheet with APT’s December 31, 2005 audited consolidated balance sheet. The unaudited pro forma condensed combined income statement gives pro forma effect to the merger as if it had been completed on September 27, 2004 and combines Microsemi’s audited consolidated income statement for the year ended October 2, 2005 with APT’s unaudited consolidated statement of operations for the 12-month period ended September 30, 2005 and Microsemi’s unaudited consolidated income statement for the quarter ended January 1, 2006 with APT’s unaudited consolidated statement of operations for the quarter ended December 31, 2005.

APT stockholders are expected to receive 0.435 of a share of Microsemi common stock and $2.00 in cash for each share of APT common stock they own immediately before the completion of the merger. For each one share of APT common stock, the APT stockholders could, in addition to $2.00 in cash, receive more than 0.435 of a share of Microsemi common stock, but not less. The possible increase is described under the heading “THE MERGER AND THE MERGER AGREEMENT—Conversion of Securities” beginning on page 63. Until the completion of the merger the trading price of Microsemi common stock could fluctuate. Because each APT stockholder will receive a fixed number of shares of Microsemi common stock in the merger, the value of Microsemi common stock to be received could fluctuate as well. Therefore, each APT stockholder will not know the precise overall economic value of the merger consideration he or she will receive until the closing date of the merger. As more fully described commencing on page 73 of this proxy statement/prospectus, APT has received a tax opinion from Davis Wright Tremaine LLP that the merger will qualify as a “reorganization” under the Internal Revenue Code of 1986, as amended, which is referred to herein as the Code.

The pro forma adjustments are based upon available information and certain assumptions that Microsemi believes are reasonable under the circumstances. A final determination of fair values relating to the merger, which cannot be made prior to the completion of the merger, may differ materially from the preliminary estimates and will include management’s final valuation of the fair value of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of APT that exist as of the date of the completion of the merger. The final valuation may change the allocations of the purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by Microsemi and APT with the SEC. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 86.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical Microsemi	Historical APT	Pro Forma Adjustments (1)		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$113,049	$2,127	$(21,984	)(9)	$87,266
			(5,566	)(13)
			(360	)(12)
Short-term investment in available-for sale securities	—	15,150	—		15,150
Accounts receivable, net	55,548	11,403	—		66,951
Inventories, net	57,686	12,893	2,578	(3)	73,157
Deferred income taxes	12,921	—	—		12,921
Other current assets	4,724	1,116	360	(12)	6,200

Total current assets	243,928	42,689	(24,972)		261,645
Property and equipment, net	57,668	10,544	(120	)(15)	68,092
Deferred income taxes	8,074	—	(8,074	)(7)	—
Goodwill	3,258	15,570	42,129	(1)	60,957
Other intangible assets, net	4,263	6,806	35,834	(4)	46,903
Other assets	6,261	58	—		6,319

TOTAL ASSETS	$323,452	$75,667	$44,797		$443,916

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$121	$—	$—		121
Current maturity of long-term liabilities	526	—	—		526
Accounts payable	16,767	3,745	—		20,512
Accrued liabilities	15,603	2,839	—		18,442
Income taxes payable	4,465	74	—		4,539

Total current liabilities	37,482	6,658	—		44,140

Non-current deferred income taxes	—	148	15,317	(5)	5,576
			(1,815	)(6)
			(8,074	)(7)
Long-term liabilities	3,551	91	—		3,642

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	12,957	111	(111	)(2)	13,913
			956	(2)
Capital in excess of par value of common stock	176,909	90,462	(90,462	)(2)	295,615
			118,706	(2)
Treasury stock	—	(1,761)	1,761	(2)	—
Deferred compensation	—	(26)	26	(2)	(2,113)
			(2,113	)(16)
Retained earnings (accumulated deficit)	92,567	(20,654)	20,654	(2)	83,157
			(9,410	)(8)
Accumulated other comprehensive income (loss)	(14)	638	(638	)(2)	(14)

Total stockholders’ equity	282,419	68,770	39,369		390,558

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$323,452	$75,667	$44,797		$443,916

(1)	Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to APT’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the merger. The preliminary estimated consideration is allocated as follows (amounts in 000’s):

Calculation of consideration:
Estimated cash consideration to APT stockholders (9)	$21,984
Estimated fair value of Microsemi shares issued to APT stockholders (10)	111,364
Estimated fair value of APT stock options and warrants (11)	6,662
Estimated fair value of Microsemi stock options granted to existing APT employees (14)	1,636
Estimated direct transaction fees and expenses	5,566

Total consideration	147,212
Preliminary allocation of consideration:
Book value of APT’s net assets	68,770
Adjustments to historical net book value:
Inventory (3)	2,578
Intangible assets (4)	35,834
Deferred tax liability (5)	(15,317)
Deferred tax asset (6)	1,815
In-process research and development (8)	9,410
Property and equipment, net (15)	(120)
Deferred compensation (16)	2,113

Adjustment to goodwill	$42,129

A final determination of fair values, which cannot be made prior to the completion of the merger, may differ materially from the preliminary estimates and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net tangible and intangible assets of APT that exist as of the date of the completion of the merger. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

(2)	Represents the acquisition of 100% of the equity of APT in exchange for 0.435 of a share of Microsemi common stock and includes the elimination of APT’s historical equity accounts at December 31, 2005.

(3)	Represents the estimated adjustment to mark up inventory for normal profit.

(4)	Of the total estimated purchase price, we allocated: $25.0 million to completed technology that is expected to amortize over a life of 8 years; $15.4 million to customer relationships that are expected to amortize over a life of 8 years; and $2.2 million in backlog that is expected to amortize over a life of one year. This adjustment is net of the $6.8 million recorded on APT’s historical balance sheet for acquired intangible assets. This adjustment is preliminary and is based on our estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation. A $5.0 million increase or decrease in value allocated to completed technology or customer relationships would increase or decrease annual amortization by approximately $0.6 million.

Identification and allocation of value to the identified intangible assets was based on the provisions of Statement of Financial Accounting Standard No. 141, “Business Combinations,” (“FAS 141”). The fair value of the identified intangible assets was estimated by performing a discounted cash flow analysis using the “income” approach. This method includes a forecast of direct revenues and costs associated with the respective intangible assets and charges for economic returns on tangible and intangible assets utilized in cash flow generation. Net cash flows attributable to the identified intangible assets are discounted to their present value at a rate commensurate with the perceived risk. The projected cash flow assumptions considered contractual relationships, customer attrition, eventual development of new technologies and market competition.

The estimates of expected useful lives are based on guidance from FAS 141. The useful lives of completed technology rights are based on the number of years in which net cash flows have been projected. The useful lives of customer relationships was estimated based upon the length of the relationships currently in place, historical attrition patterns and natural growth and diversification of other potential customers, which were considered insignificant. The useful lives of backlog were estimated based upon the fulfillment period.

Assumptions used in forecasting cash flows for each of the identified intangible assets included consideration of the following:

•	Historical performance including sales and profitability.

•	Business prospects and industry expectations.

•	Estimated economic life of asset.

•	Development of new technologies.

•	Acquisition of new customers.

•	Attrition of existing customers.

•	Obsolescence of technology over time.

The factors that contributed to a purchase price resulting in the recognition of goodwill including:

•	The premium paid over the pre-merger announcement market capitalization of APT.

•	An increase in our stock price since the merger announcement with APT.

•	Our belief that the merger will create a more diverse semiconductor company with expansive offerings in analog and mixed signal integrated circuits and high reliability semiconductors which will enable us to expand our product offerings in the medical market and at the same time, be able to offer defense and avionics customers a much larger breadth of high reliability products to address their ongoing product needs.

•	Our belief that we are each committed to improving cost structures and that our combined efforts after the merger should result in a realization of cost savings and an improvement of overall efficiencies.

(5)	The estimated impact on deferred tax liabilities of purchase accounting adjustments is $15.3 million. The estimate of deferred tax liabilities was determined based on the estimated excess book basis over the estimated tax basis of identifiable intangible assets acquired at an estimated statutory rate of approximately 40%. This adjustment is preliminary and subject to change based upon management’s final valuation of the fair values of identifiable intangible assets acquired.

(6)	APT recorded a full valuation allowance on its net deferred tax assets. This adjustment represents the reversal of the valuation allowance on deferred tax assets expected to be realized.

(7)	Reclassification to net deferred tax assets against deferred tax liabilities.

(8)	Represents the estimated charge for in-process research and development (IPR&D) of $9.4 million. IPR&D represents the present value of the estimated after-tax cash flows expected to be generated by purchased technologies that, as of the acquisition dates, had not yet reached technological feasibility.

IPR&D relates to one core project which involves the development and adoption of silicon carbide (SiC) technology in the manufacture of high power switching and RF power transistors targeted for the high reliability defense and aerospace markets initially with applications in radar and military communications. In the valuation of the IPR&D, the value of the IPR&D was based on the successful completion of the SiC technology coupled with the development of APT’s high power switching and RF transistor products. Completion of the SiC technology and the initial products is expected at the end of Microsemi’s fiscal year 2006.

The IPR&D project was valued through the application of discounted cash flow analyses, taking into account key characteristics of the SiC technology including its future prospects, the rate of technological change in the industry, product life cycles, risks specific to the project, and the project’s stage of completion. Stage of completion was estimated by considering the time, cost, and complexity of tasks completed prior to the acquisition, versus the project’s overall expected cost, effort and risks required for achieving technological feasibility. In the application of the discounted cash flow analyses, APT’s management provided a revenue forecast for the IPR&D project. The projection was based on the expected date of market introduction, an assessment of customer needs, the expected pricing and cost structure of the related products, product life cycles, and the importance of existing technology relative to the in-process technology. In addition, the costs expected to complete the project were added to the operating expenses to calculate the operating income for each IPR&D project. As certain other assets contribute to the cash flow attributable to the assets being valued, returns to these other assets were calculated and deducted from the pre-tax operating income to isolate the economic benefit solely attributable to each of the in-process technologies. The present value of IPR&D was calculated based on discount rates recommended by the American Institute of Certified Public Accountants IPR&D Practice Aid, which depend on the stage of completion and the additional risk associated with the completion of the IPR&D project. The earnings associated with the incomplete technology were discounted at a rate of 17.2%, 5% higher than the APT’s cost of capital.

This valuation is preliminary and is based on APT’s estimates. The amount ultimately allocated to in-process research and development may differ from this preliminary allocation. This charge has been excluded from the unaudited pro forma condensed combined income statements as it is directly attributed to the merger and is non-recurring.

(9)	Estimated cash consideration to APT shareholders based upon approximately 11.0 million APT shares outstanding as of December 31, 2005 at $2.00 per share.

(10)	Microsemi share equivalent of APT shares outstanding assumes an exchange ratio of 0.435 based on the terms of the merger agreement. The fair value of the shares issued is based on a market value of $23.29 per share of Microsemi common stock, which is the average closing market price of Microsemi common stock for the period that began two trading days before and ending two trading days after November 2, 2005, the date on which the merger was announced.

(11)	Represents a preliminary estimate of fair value of converted APT stock options and warrants using the Black-Scholes option pricing model with the following weighted-average assumptions:

Risk free interest rate	4.5%
Expected dividend yield	None
Expected life	3.5 years
Expected volatility	75.8%

(12)	Represents a prepayment to Mr. Haugen in exchange for his services subsequent to the effective date of the merger and terminating not later than six-months after the effective date of the merger.

(13)	Represents the estimated payment of direct transaction fees and expenses.

(14)	Represents the preliminary estimate of fair value of Microsemi options granted to existing APT employees using the Black-Scholes option pricing model. The weighted-average assumptions were the same as those for converted APT stock options except that the weighted-average expected life of these options are 4.0 years. These options vest annually in equal amounts over a three year period and expire six years after the date of grant.

(15)	Represents the estimated adjustment to record property and equipment, net at fair value.

(16)	Represents the estimated deferred compensation from unvested converted APT stock options and Microsemi stock options granted to existing APT employees.

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

FOR THE 12-MONTHS ENDED OCTOBER 2, 2005

	Historical Microsemi	Historical APT	Pro Forma Adjustments		Pro Forma Combined
Net sales	$297,440	$62,174	$(1,275	)(1)	$358,339
Cost of sales	171,748	42,154	(459	)(1)	214,945
			(1,076	)(2)
			2,578	(4)

Gross profit	125,692	20,020	(2,318)		143,394

Operating expenses:
Selling, general and administrative	59,825	14,945	505	(6)	75,275
Research and development	18,937	4,911	—		23,848
Amortization of intangible assets	919	140	7,255	(3)	8,174
			(140	)(2)
Impairment of assets, restructuring and severance charges	3,632	368	—		4,000
Loss on dispositions of assets, net	1,097	—	—		1,097
In-process research development charges	—	4,868	—	(10)	4,868

Total operating expenses	84,410	25,232	7,620		117,262

Operating income/(loss)	41,282	(5,212)	(9,938)		26,132

Other income (expense):
Interest expense	(199)	(22)	—		(221)
Interest income	1,756	293	(552	)(5)	1,497
Other, net	7	(77)	—		(70)

Total other income	1,564	194	(552)		1,206

Income/(loss) before income taxes	42,846	(5,018)	(10,490)		27,338
Provision for income taxes	13,623	55	(4,196	)(7)	9,482

NET INCOME/(LOSS)	$29,223	$(5,073)	$(6,294)		$17,856

Earnings/(loss) per share:
Basic	$0.47	$(0.47)			$0.27

Diluted	$0.45	$(0.47)			$0.27

Common and common equivalent shares outstanding
Basic	61,639	10,723			66,421	(8)

Diluted	65,233	10,723			67,237	(9)

UNAUDITED PRO FORMA COMBINED INCOME STATEMENT

FOR THE QUARTER ENDED JANUARY 1, 2006

	Historical Microsemi	Historical APT	Pro Forma Adjustments		Pro Forma Combined
Net sales	$82,159	$18,825	$(184	)(1)	$100,800
Cost of sales	42,612	12,495	(66	)(1)	54,772
			(269	)(2)

Gross profit	39,547	6,330	151		46,028

Operating expenses:
Selling, general and administrative	14,421	4,026	126	(6)	18,573
Research and development	5,077	1,263	—		6,340
Amortization of intangible assets	229	46	1,264	(3)	1,493
			(46	)(2)
Impairment of assets, restructuring and severance charges	641	27	—		668

Total operating expenses	20,368	5,362	1,344		27,074

Operating income	19,179	968	(1,193)		18,954

Other income (expense):
Interest expense	(37)	(2)	—		(39)
Interest income	848	113	(177	)(5)	784
Other, net	—	8	—		8

Total other income	811	119	(177)		753

Income before income taxes	19,990	1,087	(1,370)		19,707
Provision for income taxes	6,197	—	(548	)(7)	5,649

NET INCOME	$13,793	$1,087	$(822)		$14,058

Earnings per share:
Basic	$0.22	$0.10			$0.20

Diluted	$0.20	$0.10			$0.20

Common and common equivalent shares outstanding
Basic	63,996	10,892			68,778	(8)

Diluted	67,547	11,421			69,594	(9)

(1)	Eliminates sales and cost of sales for product sold by APT to Microsemi.

(2)	Reflects the elimination of amortization expense that would have been recorded by APT based on historical intangible asset balances.

(3)	Reflects amortization of intangibles related to our preliminary estimate of the fair value of intangible assets acquired. This adjustment is preliminary and based on Microsemi management’s estimates. The amount ultimately allocated to intangible assets may differ materially from this preliminary allocation and it will be based on our final valuation of the acquired intangible assets. Calculation of pro forma amortization expense is as follows (amounts in 000’s):

			Amortization Expense
	Asset Amount	Useful Life (Years)	Year ended October 2, 2005	Quarter ended January 1, 2006
Completed technology	$25,030	8	$3,129	$782
Customer relationships	15,410	8	1,926	482
Backlog	2,200	1	2,200	—

	$42,640		$7,255	$1,264

(4)	Represents additional cost of goods sold related to the purchase accounting adjustment to mark up inventory for normal profit. The purchase accounting adjustment is expected to amortize within one year and is therefore, not reflected in the pro forma adjustments for the quarter ended January 1, 2006.

(5)	Represents a reduction in interest income due to the cash consideration expected to be paid to APT stockholders at effective interest rates for the year ended October 2, 2005 and quarter ended January 1, 2006 of 2.51% and 3.21%, respectively. For the year ended October 2, 2005 and quarter ended January 1, 2006, a 1/8-percentage point increase or decrease in interest rate earned on cash and cash equivalents would have a $27,000 and $7,000 increase or decrease, respectively, in interest income.

(6)	Represents the amortization expense related to the vesting of converted APT stock options and Microsemi stock options granted to existing APT employees.

(7)	Reflects the pro forma tax effect of the above adjustments at an estimated statutory rate of 40.0%.

(8)	Reflects the expected issuance of 4.8 million shares of Microsemi common stock to APT shareholders.

(9)	Reflects the expected issuance of 4.8 million shares of Microsemi common stock to APT shareholders, the dilutive effect of 0.7 million Microsemi stock options and warrants exchanged for APT stock options and warrants, and the dilutive effect of 0.1 million Microsemi stock options issued to existing APT employees.

(10)	The estimated charge for in-process research and development has been excluded from the unaudited pro forma condensed combined income statement as it is directly attributed to the merger and is non-recurring.

COMPARATIVE PER SHARE DATA

The following table sets forth unaudited selected historical earnings per share and book value per share information of Microsemi and APT and unaudited pro forma combined earnings per share and book value per share information after giving effect to the transaction, assuming 0.435 of a share of Microsemi common stock and $2.00 in cash had been issued or paid in exchange for each outstanding share of APT common stock. You should read this information in conjunction with the selected historical financial information of Microsemi and APT included on pages 22 through 24 in this proxy statement/prospectus. See “Where You Can Find More Information,” beginning on page 86. The companies may have performed differently had they actually been combined during the periods presented below. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the consolidated group will experience after the proposed merger.

	Microsemi Common Stock
	Year Ended October 2, 2005		Quarter Ended January 1, 2006
	Historical	Pro Forma Combined Per Share	Historical	Pro Forma Combined Per Share
Basic earnings per share	$0.47	$0.27	$0.22	$0.20
Diluted earnings per share	$0.45	$0.27	$0.20	$0.20
Book value per share			$4.99	$5.61

	APT Common Stock
	Year Ended December 31, 2005			Quarter Ended December 31, 2005 (1)
	Historical	Pro Forma Equivalent Combined Per Share (1)		Pro Forma Equivalent Combined Per Share
Basic earnings/(loss) per share	$(0.43)	$0.12		$0.09
Diluted earnings/(loss) per share	$(0.43)	$0.12		$0.09
Book value per share	$6.26			$2.44

(1)	The pro forma equivalent per share amounts were calculated by applying the exchange ratio of 0.435 to the pro forma earnings and book value per share. The exchange ratio does not include the $2.00 per share cash consideration.

COMPARATIVE STOCK PRICES AND DIVIDENDS

Microsemi and APT are quoted on the Nasdaq National Market under the trading symbols “MSCC” and “APTI,” respectively. All prices have been adjusted to reflect all stock splits during the periods presented. The following table presents the high and low sales prices per share of Microsemi common stock and APT common stock as reported on the Nasdaq National Market during the identified fiscal quarters of APT.

	Microsemi Stock		APT Stock
	High	Low	High	Low
Fiscal Year 2003
First Quarter	$5.91	$3.06	$4.99	$3.01
Second Quarter.	$8.18	$5.03	$8.28	$3.00
Third Quarter	$10.50	$7.35	$9.70	$6.80
Fourth Quarter	$12.91	$7.38	$9.04	$6.78

Fiscal Year 2004
First Quarter	$17.20	$11.95	$11.75	$8.58
Second Quarter.	$14.90	$10.64	$14.52	$8.99
Third Quarter	$14.40	$9.44	$12.36	$6.56
Fourth Quarter	$18.98	$14.04	$9.34	$5.97

Fiscal Year 2005
First Quarter	$17.81	$14.35	$8.09	$6.93
Second Quarter.	$21.15	$14.78	$7.37	$5.73
Third Quarter	$25.74	$18.71	$8.65	$6.80
Fourth Quarter	$29.50	$21.97	$14.30	$8.81

Fiscal Year 2006
First Quarter (through March 17, 2006)	$31.85	$27.08	$15.63	$13.55

Recent Closing Prices

The following table sets forth the high, low, and closing sales prices per share of Microsemi common stock and of APT common stock as reported on the Nasdaq National Market on November 1, 2005, the last practicable trading day before our public announcement/execution of the Merger Agreement, and on March 17, 2006, the last practicable trading day before the date of this document.

	Microsemi Stock			APT Stock
	High	Low	Closing	High	Low	Closing
November 1, 2005	$23.20	$22.59	$22.88	$9.64	$9.31	$9.50
March 17, 2006	$28.37	$27.90	$28.28	$14.15	$13.88	$14.15

The market price of Microsemi common stock is likely to fluctuate prior to the merger. You should obtain current market quotations. We cannot predict the future prices of Microsemi common stock or on which markets Microsemi common stock might be traded in the future.

Dividend Information

Neither Microsemi nor APT has ever paid any cash dividends on shares of Microsemi common stock or APT common stock, respectively, except in 1986 Microsemi paid a one-time cash dividend on Microsemi common stock in the amount of $0.0025 per share. After the merger, Microsemi anticipates that it will retain all of its future earnings available for distribution to the holders of Microsemi common stock for use in the expansion and operation of its business after the transaction, and does not anticipate paying any cash dividends on its shares of common stock in the foreseeable future.

THE APT SPECIAL MEETING

General; Date, Time and Place

APT is furnishing this proxy statement/prospectus to its stockholders in connection with the special meeting of stockholders of APT to be held at 10:00 a.m., local time on April     , 2006, at the Deschutes Brewery located at 901 Simpson Avenue, Bend, Oregon 97702, and any postponement or adjournment of that meeting. The approximate date this proxy statement/prospectus is first being sent to APT’s stockholders is March     , 2006.

Purpose of the APT Special Meeting

At the special meeting, holders of APT common stock will be asked to consider and vote on proposals to:

•	Approve the Merger Agreement and the merger of APT Acquisition Corp., a wholly owned subsidiary of Microsemi, with and into APT;

•	Approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting to approve the merger proposal; and

•	Transact such other business as may be properly brought before the meeting.

The Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference.

Record Date; Voting Power

Only stockholders of record at the close of business on March 3, 2006, the record date fixed by the APT Board of Directors, are entitled to receive notice of the special meeting and to vote at the special meeting or any adjournment or postponement of the special meeting. Each share of APT common stock is entitled to one vote at the special meeting.

At the record date, there were 105 stockholders of record who held an aggregate of 11,057,852 shares of APT common stock. APT believes, however, that the actual number of beneficial holders of its common stock may be substantially greater than the stated number of stockholders of record because a substantial portion of its common stock is held in street name.

At the record date, the directors, executive officers and affiliates of APT owned or controlled in the aggregate the vote of 3,781,591 shares of APT common stock entitled to vote, which represents approximately 34.2% of the voting power held by APT stockholders. APT believes that each of its directors and executive officers intends to vote “FOR” the proposal to approve the Merger Agreement and the merger and “FOR” the proposal to adjourn the APT special meeting, if necessary, for the purpose of soliciting additional proxies.

Quorum; Required Votes; Voting Agreement

A majority of the shares of the APT common stock entitled to vote, present in person or represented by proxy will constitute a quorum at the special meeting.

The affirmative vote of the holders of a majority of the shares of outstanding APT common stock entitled to vote is required to approve the Merger Agreement and the merger. The vote of the holders of a majority of shares present in person or by proxy at the special meeting is required to approve the adjournment proposal. As of the close of business on the record date, 11,057,852 shares of APT common stock were outstanding and entitled to vote at the special meeting.

Abstentions have the same effect as votes “against” the proposal to approve the Merger Agreement and the merger, but have no effect on the related adjournment proposal. Broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting but (1) have the same effect as a vote against the proposal to approve the Merger Agreement and the merger and (2) have no effect on the related adjournment proposal.

Please note that although the Notice of Special Meeting of Stockholders of Advanced Power Technology, Inc. provides for transaction of any other business as may properly come before the meeting, APT’s Board of Directors has no knowledge of any matters that will be presented at the meeting other than those referred to in this proxy statement/prospectus. The accompanying proxy card, however, gives the proxy holders authority to vote with management on any other matters that are presented.

Messrs. Sireta, Crecraft, Haugen, Loder and Tsang are parties to a voting agreement in which they have agreed to vote their APT common stock at the special meeting in favor of the proposal to approve the merger and against any competing proposal. As of the record date, they held voting power over approximately 3,605,231 outstanding shares obligated to vote at the special meeting, which is approximately 32.6% of all shares entitled to vote at the special meeting. See “THE MERGER AND THE MERGER AGREEMENT—Voting Agreements.”

The merger does not require the approval of Microsemi’s stockholders.

How to Vote

A stockholder may vote in person at the special meeting or by proxy without attending the special meeting. To vote by proxy, a stockholder must complete the enclosed proxy card, sign and date it and return it in the enclosed prepaid envelope.

A proxy card is enclosed for APT stockholders. The APT Board of Directors requests that stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. If you have questions about the merger, including procedures for voting your shares, contact Greg Haugen, APT’s Chief Financial Officer, at (541) 382-8028.

Please note that if the signed proxy is returned without instructions, it will be voted “FOR” the proposal to approve the Merger Agreement and the merger and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are insufficient votes to approve the Merger Agreement and the merger.

Revocation of Proxy

Any person completing and submitting the proxy card accompanying this proxy statement/prospectus has the power to revoke it at any time before its exercise. You may revoke the proxy by filing with the Secretary of APT an instrument of revocation or a duly executed proxy bearing a later date. You also may revoke the proxy by affirmatively voting in person while attending the special meeting. If you attend the meeting, however, you need not revoke the proxy and vote in person unless you wish to do so. Simply attending the special meeting will not result in the revocation of your proxy. All valid, unrevoked proxies will be voted at the special meeting in accordance with the instructions given on the proxy.

Solicitation of Proxies

APT’s Board of Directors is soliciting the accompanying proxy. APT and Microsemi are bearing the expense of preparing, printing, and mailing this proxy statement/prospectus (including the registration statement of which this proxy statement/prospectus is a part) the proxy card and the material used in soliciting the proxies. See “THE MERGER AND THE MERGER AGREEMENT—Merger Expenses and Termination Fees and

Expenses.” In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of APT. Arrangements have also been made with brokerage houses, banks, and other custodians, nominees, and fiduciaries for the forwarding of solicitation materials to the beneficial owners of APT common stock held of record by such person, and APT will reimburse them for reasonable out-of-pocket expenses they incur.

Proposal to Approve Adjournment of the Special Meeting

APT is submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are insufficient votes to approve the merger proposal at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that APT may not have received sufficient votes to approve the merger proposal by the time of the special meeting. In that event, APT would need to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to approve the merger proposal. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy. Under APT’s Bylaws, approval of any adjournment proposal requires the affirmative vote of a majority of those shares present at the meeting, or it may be adjourned without such approval by the chairman.

With respect to broker non-votes, we believe that brokers or other nominees who hold shares of APT common stock in “street name” accounts generally lack authority to vote to approve any adjournment of the special meeting without appropriate instructions from the beneficial owner. If your shares are held in street name and you fail to instruct your broker on how to vote with respect to the adjournment proposal, those APT stockholders who vote “FOR” or “AGAINST” the adjournment proposal will decide whether to adopt that proposal and your shares will have no effect on the outcome of the proposal. An abstention as to this proposal will have no effect on whether it is adopted.

APT’s Board of Directors recommends that APT stockholders vote “FOR” the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted “FOR” the adjournment proposal, unless otherwise noted on the proxies.

Under APT’s Bylaws, APT may adjourn the special meeting to another date, time, or place without providing notice of the adjourned meeting, so long as APT announces the new date, time, and place before adjourning the meeting. If APT fixes a new record date for the special meeting or if the adjournment is for more than one hundred twenty (120) days, then APT must provide stockholders of record, on the applicable record date, notice of the adjourned meeting.

The APT Board of Directors retains full authority pursuant to the Delaware General Corporation Law and APT’s Bylaws to postpone the special meeting before it is convened without the consent of any APT stockholder.

Recommendation of the APT Board of Directors

At a meeting held on November 2, 2005, the APT Board of Directors voted unanimously to ratify its determination that the merger and the transactions contemplated thereby are fair to, advisable, and in the best interests of APT stockholders and voted unanimously to recommend that its stockholders vote “FOR” the proposal to approve the Merger Agreement and the merger and the transactions contemplated thereby.

After careful consideration, the APT Board of Directors recommends that APT stockholders vote “FOR” the proposal to adjourn the APT special meeting, if necessary, for the purpose of soliciting additional proxies.

BACKGROUND AND REASONS FOR THE MERGER

Background

The senior managements, boards of directors, and financial and legal advisors of Microsemi and APT negotiated the terms and conditions of the Merger Agreement. In determining the form of the transaction and the form and amount of the consideration, the respective senior managements, boards of directors and financial and legal advisors of Microsemi and APT reviewed numerous factors. The following is a brief discussion of the contacts and negotiations that have occurred between Microsemi and APT.

From time to time between January 2000 and November 2004, senior management of Microsemi and APT met occasionally with each other in various industry and business settings.

Since approximately February 2002, Microsemi has been a customer of APT for certain products used in implantable defibrillators. Management of each company has met from time to time to discuss topics relating to the implantable medical industry.

From approximately April 2002 until September 2002, APT and Microsemi were engaged in negotiating and concluding a transaction in which APT acquired all the assets of Microsemi’s subsidiary in Montgommeryville, Pennsylvania, which was engaged in manufacturing RF semiconductors, for approximately $11 million in cash.

In early November 2004, the management teams of Microsemi and APT met telephonically to discuss a potential transaction. In attendance at the meeting from Microsemi were James Peterson, President, Chief Executive Officer and Director, and Steven Litchfield, Vice President of Corporate Marketing and Business Development. In attendance for APT were Patrick Sireta, Chairman, President and Chief Executive Officer and Greg Haugen, Vice President and Chief Financial Officer. Both management teams agreed that there were merits to pursuing a potential transaction and decided to continue the dialogue with further meetings. Effective as of November 12, 2004, the parties entered into a confidentiality agreement in furtherance of their discussions and due diligence.

On November 19, 2004, a meeting was held in San Francisco to further discuss the potential transaction. In attendance at the meeting were Messrs. Sireta, Peterson, Litchfield and Ralph Brandi, Executive Vice President and Chief Operating Officer for Microsemi. At the meeting, Mr. Sireta presented a detailed overview and update of APT’s business. Mr. Peterson then provided an update of the Microsemi business and the meeting closed with a discussion of potential synergy opportunities. At the completion of the meeting, it was agreed that over the ensuing months, preliminary due diligence conversations should take place.

On January 18, 2005, another due diligence meeting was held at APT’s headquarters facility in Bend, Oregon. In attendance at the meeting from APT were Messrs. Sireta and Haugen and Russell Crecraft, Executive Vice President and Chief Operating Officer. For Microsemi, Messrs. Litchfield and Brandi attended as well as Kelley Jones, Vice President of Corporate Manufacturing Operations and Truc Vu, Vice President of Wafer Fab Technology. At the meeting, the team from APT presented an overview of its manufacturing operations. In addition, the team from Microsemi presented its corporate strategy, as well as provided an overview and update of the recent consolidations of its manufacturing facilities. Both parties agreed that significant manufacturing synergies could be realized with a potential transaction. The meeting concluded with Mr. Crecraft leading Messrs. Brandi, Vu and Jones on a tour of the wafer fabrication facility in Bend.

In February 2005, both APT and Microsemi informed their respective Boards of Directors of the ongoing discussions and gained approval to continue detailed discussions with each other. In its February 14, 2005 meeting, the APT Board agreed with the recommendation of APT’s management that APT engage the services of an investment banking firm to assist in the evaluation of merger and acquisition opportunities.

In late February 2005, Messrs. Sireta and Peterson discussed telephonically each parties’ expectations regarding terms of a potential business transaction and the conclusion was reached that the parties could not agree to mutually acceptable terms. Upon completion of the conversation, however, the parties agreed to continue a dialogue and wait and see if upcoming events would alter either party’s expectation regarding valuation.

In March 2005, all of the members of the transaction team at Piper Jaffray & Co. (“Piper Jaffray”) who had worked for Microsemi in previous discussions with APT terminated their services at Piper Jaffray and joined Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan”).

In March 2005 and April 2005, APT’s management interviewed several investment banks to serve as potential merger and acquisition advisors to APT.

From March 2005 through May 2005, the teams from Microsemi and APT exchanged various telephone calls to discuss whether business conditions continued to support a potential transaction.

On May 3, 2005, the Board of Directors of APT approved the engagement of Houlihan to explore strategic alternatives for APT. Houlihan’s mandate was to contact selected parties to seek strategic opportunities beneficial to APT’s stockholders. The initial list of five selected parties included Microsemi.

From May 2005 through August 2005, Houlihan contacted selected parties that were agreed upon by APT’s management team. Houlihan garnered interest from six interested parties, including Microsemi. APT’s management team and representatives from Houlihan held conference calls with each of the interested parties.

On July 20, 2005, the respective management teams of Microsemi and APT, and representatives from Houlihan, met telephonically to provide business updates and discuss a potential transaction. At the conclusion of the phone call, each management team decided to proceed with preliminary due diligence.

During July and August of 2005, APT’s management team provided diligence materials to Microsemi and Lehman Brothers Inc. (“Lehman Brothers”), Microsemi’s financial advisor.

On August 2, 2005, Houlihan updated APT’s Board of Directors on the progress of its work and conveyed to the Board that there were several interested parties and that these parties could potentially be interested in acquiring the entire company as well as divisions of APT.

In early-to-mid August 2005, Messrs. Peterson and Litchfield informed Houlihan that Microsemi planned to submit an offer to APT upon approval at Microsemi’s Board meeting to be held on August 16, 2005.

On August 16, 2005, the Board of Directors of Microsemi, after considering and discussing material provided by Microsemi’s management concerning APT and the potential transaction, authorized the Microsemi management team to proceed with an offer consisting of 0.3636 of a share of Microsemi common stock and $1.00 in cash for each share of APT’s common stock, subject to further approval of Microsemi’s Board prior to execution of a binding agreement.

On August 17, 2005, Messrs. Sireta, Haugen, Peterson and Litchfield met in Bend, Oregon and the terms of the potential transaction were presented to APT by Mr. Peterson. Mr. Sireta stated that he would analyze the offer with the help of Houlihan and would provide a response.

On August 23, 2005, Messrs. Sireta and Litchfield met telephonically to discuss the proposed terms of a potential business combination. Mr. Sireta informed Mr. Litchfield that although both parties were relatively far apart on the terms that each party should continue to discuss and negotiate to see if common ground could be reached. Mr. Sireta proposed that APT work with Houlihan to develop an analysis that would support APT valuation sought by management.

During late August through September 2005, the exchange of diligence materials continued between and among APT, Microsemi and Lehman Brothers.

On September 14, 2005, Mr. Peterson sent a letter to Mr. Sireta highlighting the merits of a potential business combination and requested a response from APT.

On September 19, 2005, Houlihan presented its analysis of Microsemi’s offer to APT’s Board of Directors and discussed potential counter-proposals. The Board of Directors instructed Mr. Sireta to proceed with a counter proposal of an exchange ratio of 0.44825 and $1.00 in cash.

On September 19, 2005, Mr. Sireta presented the counter offer and valuation material prepared by Houlihan to Mr. Peterson and representatives from Lehman Brothers.

On September 20, 2005, Messrs. Peterson and Litchfield met with representatives from Houlihan to discuss APT’s counter offer. Mr. Peterson informed Houlihan that both parties remained far apart on valuation, but agreed to hold a face-to-face meeting to be held on October 3, 2005 at Houlihan’s San Francisco offices.

On October 2, 2005 Mr. Sireta informed Mr. Peterson that APT planned to publicly announce that its earnings expectations had increased, and APT’s pre-announcement of revised guidance on its earnings occurred on the following business day.

On October 3, 2005, a meeting was held at Houlihan’s offices in San Francisco. In attendance at the meeting from APT were Messrs. Sireta, Haugen, and Crecraft and representatives from Houlihan. In attendance from Microsemi were Messrs. Peterson, Litchfield, Brandi and David Sonksen, Executive Vice President and Chief Financial Officer. Also attending were representatives from Lehman Brothers. During the meeting, APT outlined its detailed cost reduction and revenue growth plan for the next three years. In addition, Mr. Peterson provided an update on recent events pertaining to Microsemi’s business. Messrs. Peterson and Sireta then discussed the terms of a potential transaction and concluded that they still could not reach an agreement on price for a potential business combination. After discussion, all parties nonetheless agreed to proceed with detailed due diligence and begin drafting the necessary merger documents.

On October 20, 2005 APT announced its earnings for the fiscal quarter ended September 30, 2005, which exceeded its previously announced earnings guidance.

Over the course of the next several days, several meetings occurred between representatives of Microsemi and APT, and their respective financial and legal advisors, as the parties intensified their due diligence activities and continued the preparation and negotiation of transaction documents. During this time, the parties negotiated the terms of the Merger Agreement, including provisions relating to APT’s business during the period after execution of the Merger Agreement but prior to consummation of the merger, the situations under which the parties could terminate the Merger Agreement and under which termination fees would be payable, and the circumstances under which APT could review and accept alternative merger proposals.

On October 27, 2005, Microsemi, APT and their respective legal and financial advisors met telephonically to discuss the progress of the potential transaction. Microsemi management provided an update on their recently completed quarter ended October 2, 2005. In addition, the management teams from both Microsemi and APT finalized their due diligence.

On October 28, 2005, Mr. Peterson discussed the merits of the transaction and submitted a verbal proposal of 0.445 of a share of Microsemi common stock and $1.00 in cash per share of APT common stock, which Mr. Sireta found unsatisfactory. Both parties agreed to resume discussion of the current offers on October 31, 2005.

On October 31, 2005, Houlihan and Mr. Sireta updated APT’s Board of Directors of the recent negotiations with Microsemi. Upon completion of the meeting, the Board authorized and directed Mr. Sireta to proceed with an offer consisting of a 0.435 exchange ratio and $2.00 in cash per share of APT common stock.

On November 1, 2005, Mr. Sireta presented APT’s proposal to Mr. Peterson. Mr. Peterson, in turn, presented APT’s offer to the Board of Directors of Microsemi. At a meeting of the Microsemi Board of Directors on November 1, 2005, convened to consider APT’s latest offer, representatives from Lehman Brothers presented details of their financial analyses of the proposal. The Microsemi Board of Directors voted unanimously to authorize accepting the terms of APT’s counteroffer.

On November 2, 2005, the Board of Directors of APT met to consider and discuss the potential merger. Representatives of Houlihan presented to APT’s Board of Directors a summary of its financial analyses related to the consideration to be exchanged in the proposed merger and delivered its oral opinion, subsequently confirmed in writing, that, as of such date, the ratio for exchanging shares of APT common stock for shares of Microsemi common stock pursuant to the Merger Agreement was fair, from a financial point of view, to holders of APT’s common stock. Upon completing its deliberations, APT’s Board of Directors unanimously approved the Merger Agreement and the related agreements and the transactions contemplated by those agreements, declared them advisable and in the best interests of APT and its stockholders, resolved to recommend that APT’s stockholders approve the Merger Agreement, the merger and the related adjournment period, and authorized and directed the officers of APT to prepare and file this proxy statement/prospectus.

After negotiation of the final terms of the Merger Agreement and the related agreements, representatives of both APT and Microsemi executed the Merger Agreement. In addition, certain officers of APT each entered into a voting agreement with Microsemi, pursuant to which they each agreed to vote in favor of adoption of the Merger Agreement.

On November 2, 2005, the parties issued a joint press release announcing the proposed merger of Microsemi and APT.

The directors and officers of APT have interests in the merger different from the interests of other APT stockholders. See “BACKGROUND AND REASONS FOR THE MERGER—Potential Conflicts of Interest of APT Management in the Merger.”

Microsemi’s Reasons for the Merger

The following discussion of Microsemi’s reasons for the merger contains a number of forward-looking statements that reflect the current views of Microsemi with respect to future events that may have an effect on its future financial performance and operational results that could occur after the completion of the merger. These forward-looking statements involve certain risks and uncertainties. The ability of either Microsemi or APT to predict results or the effects of its plans and strategies, or those of the consolidated group after the merger, is inherently uncertain. Accordingly, actual results or events may differ materially and adversely from those expressed in any forward-looking statements. For a detailed discussion of the factors that may cause such a difference, see “RISK FACTORS” beginning on page 9 of this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus, including each company’s SEC filings.

The Microsemi Board of Directors believes that the merger will create a more diverse group of semiconductor companies with expansive offerings in analog and mixed signal integrated circuits and high reliability semiconductors, and enable Microsemi to expand its product offerings in the medical space. At the same time, Microsemi will be able to offer defense and avionics customers a much larger breadth of high reliability products to address their ongoing product needs. The Microsemi Board also believes there is promising potential in APT’s silicon carbide technology that will enable the future consolidated group to compete more effectively by offering these products to its defense customer base and for use in commercial applications. Microsemi believes that the companies are each committed to improving cost structures and that the companies’ efforts after the merger should result in a realization of cost savings and an improvement of overall efficiencies.

Based on the assumption that we shall have successfully integrated our operations, and that we shall have succeeded in meeting the challenges to that integration noted elsewhere, we have identified potential annual savings of approximately $2.0 million before tax or $1.2 million after tax, related to reducing selling, general and administrative expenses arising from elimination of redundant corporate costs such as executive compensation, board of directors’ fees and expenses, and audit and tax related accounting fees. Additionally, we have identified potential tax-related savings of approximately $1.5 million annually arising from the potential application of Microsemi’s tax structure to APT. In total, assuming successful integration, and ignoring all other factors that can materially affect results, we have identified approximately $2.7 million of potential improvement annually in after-tax profits beginning when operations are fully consolidated following the merger.

In reaching its determination to recommend approval and adoption of the Merger Agreement and the merger and the issuance of shares of Microsemi common stock in the merger, the Microsemi Board of Directors considered a number of factors, including that the future consolidated group can benefit from the following:

•	An expanded portfolio of high-reliability product offerings in the defense, aerospace and medical marketplace, and high-performance analog mixed signal products in the RF marketplace;

•	Utilization of existing Microsemi sales channels for the differentiated RF product offering of APT;

•	New opportunities in defense and commercial applications through APT’s expertise in silicon carbide technology;

•	The realization of improved capacity and operational and manufacturing efficiencies;

•	The elimination of redundant corporate costs and the realization of cost savings;

•	Complementary customer relationships and strategic alliances with third parties;

•	An increased product offering that will allow Microsemi to become more competitive with larger companies with greater resources; and

•	A profitable business model that provides significant value to stockholders and employees.

The Microsemi Board of Directors also considered a variety of potentially negative factors in its deliberations concerning the merger, including the following:

•	The dilution that would result from the issuance of shares of Microsemi common stock as merger consideration;

•	The risk that, because the exchange ratio under the Merger Agreement would not be adjusted for changes in the market price of Microsemi common stock or APT common stock, the per share value of the consideration to be paid to APT stockholders on completion of the merger could be significantly more than the per share value of the consideration immediately prior to the announcement of the merger;

•	The potential negative impact of issuing additional shares of Microsemi common stock pursuant to an adjustment for tax purposes;

•	The risk that the potential benefits sought in the merger, including the synergies and cost-saving opportunities, may not be fully realized or may be delayed;

•	The risk that integration of the businesses, operations and workforce of the two companies may not be successfully implemented in a timely and efficient manner;

•	The possibility that the merger might not be consummated or that consummation might be unduly delayed;

•	The fact that approximately $2.5 million of APT’s revenues are from sales to Microsemi and therefore will not be additive to Microsemi’s consolidated revenues after the merger;

•	The fact that APT has some low-margin business that Microsemi may strategically exit;

•	The possibility that the market price of Microsemi common stock could decrease sharply if the merger was not viewed favorably by stockholders, financial analysts, the press, customers or suppliers;

•	The significant costs incurred in connection with the merger, including costs of integrating the businesses of Microsemi and APT, the transaction expenses arising from the merger and the costs related to the employment agreements entered into concurrently with the merger;

•	The risk of the potential loss of key personnel; and

•	The other risks described under the section entitled “RISK FACTORS” beginning on page 9.

After careful consideration, the Microsemi Board of Directors concluded that, on balance, the overall potential benefits of the merger to Microsemi and its stockholders outweigh the negative factors associated with the merger.

The above discussion of the factors considered by the Microsemi Board of Directors is not intended to be exhaustive, but is believed to set forth the principal factors considered by the Microsemi Board of Directors. The Microsemi Board of Directors collectively reached the conclusion, by unanimous vote, to approve the Merger Agreement and the merger in light of the various factors described above and other factors that each member of the Microsemi Board of Directors felt were appropriate. In view of the wide variety of factors considered by the Microsemi Board of Directors in connection with its evaluation of the merger and the complexity of these matters, the Microsemi Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Microsemi Board of Directors made its recommendation based on the totality of information presented to, and the investigation conducted by, it and its financial advisors. In considering the factors discussed above, individual directors may have given different weights to different factors.

Fairness Opinion of Microsemi’s Financial Advisor

Lehman Brothers Inc. (“Lehman Brothers”) acted as financial advisor to Microsemi in connection with the merger of a wholly owned subsidiary of Microsemi with APT. On November 1, 2005, Lehman Brothers rendered its oral opinion to the Microsemi Board of Directors, subsequently confirmed in writing, that, as of such date, and based upon and subject to certain matters stated in its opinion, from a financial point of view, the 0.435 shares of Microsemi stock plus cash equal to $2.00 for each share of APT common stock, which is referred to as the merger consideration, to be offered to the stockholders of APT in the merger was fair to Microsemi.

The full text of Lehman Brothers’ written opinion, dated November 2, 2005, is attached as Annex F to this proxy statement/prospectus. Stockholders of Microsemi and APT are encouraged to read Lehman Brothers’ opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Lehman Brothers in rendering its opinion. The following is a summary of Lehman Brothers’ opinion and the methodology that Lehman Brothers used to render its opinion. This summary is qualified in its entirety by reference to the full text of Lehman Brothers’ opinion.

Lehman Brothers’ advisory services and opinion were provided for the use and benefit of the Microsemi Board of Directors in connection with its consideration of the merger. Lehman Brothers was not requested to opine as to, and the Lehman Brothers opinion did not in any manner address, Microsemi’s underlying business decision to proceed with or effect the merger.

In arriving at its opinion, Lehman Brothers reviewed and analyzed:

•	the Merger Agreement and the specific terms of the merger;

•	publicly available information concerning Microsemi and APT that Lehman Brothers believed to be relevant to its analysis, including the Annual Report on Form 10-K for the fiscal year ended September 26, 2004 and the Quarterly Reports on Forms 10-Q for the fiscal quarters ended January 2, 2005, April 3, 2005 and July 3, 2005 for Microsemi and the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Quarterly Reports on Forms 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005 for APT;

•	financial and operating information with respect to the business, operations and prospects of Microsemi and of APT furnished to Lehman Brothers by Microsemi and APT, respectively, and published estimates of third-party research analysts with respect to the future financial performance of the companies;

•	a comparison of the trading histories, from November 1, 2004 through November 1, 2005, of Microsemi’s common stock and APT’s common stock with each other and with those of other companies that Lehman Brothers deemed relevant;

•	a comparison of the historical financial results and present financial condition of Microsemi and of APT with those of other companies that Lehman Brothers deemed relevant;

•	the potential pro forma effect of the merger on the future financial performance of Microsemi, including the cost savings and operating synergies, which the management of Microsemi estimates to result from a combination of the businesses of Microsemi and APT, and the anticipated impact of the merger on Microsemi’s pro forma earnings per share;

•	the relative contributions of Microsemi and APT to the historical and future financial performance of the combined company on a pro forma basis; and

•	a comparison of the financial terms of the merger with the publicly available financial terms of certain other transactions that Lehman Brothers deemed relevant.

In addition, Lehman Brothers had discussions with the managements of both Microsemi and APT concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

In arriving at its opinion, Lehman Brothers assumed and relied upon the accuracy and completeness of the financial and other information used by Lehman Brothers without assuming any responsibility for independent verification of such information and further relied upon the assurances of the managements of Microsemi and of APT that they were not aware of any facts or circumstances that would make such information inaccurate or misleading.

With respect to the financial projections of Microsemi, upon advice of Microsemi, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of Microsemi as to the future financial performance of Microsemi. However, upon advice of Microsemi’s management and with their consent specifically for purposes of Lehman Brothers’ opinion, Lehman Brothers assumed that third-party research estimates were a reasonable basis upon which to evaluate the future financial performance of Microsemi, and assumed that Microsemi would perform substantially in accordance with such estimates.

With respect to the financial projections of APT, upon advice of APT, Lehman Brothers assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of APT as to the future financial performance of APT. However, for purposes of Lehman Brothers’ analysis, Lehman Brothers also considered third-party research estimates of APT. Lehman Brothers discussed these third-party research estimates for APT with the management of Microsemi and they agreed with the appropriateness of the use of the third-party research estimates for APT in performing Lehman Brothers’ analysis. Furthermore, with respect to the expected synergies estimated by the management of Microsemi to result from a combination of the businesses of Microsemi and APT, upon advice of Microsemi’s management specifically for purposes of Lehman Brothers’ opinion, Lehman Brothers assumed that the amount and timing of such expected synergies were reasonable and assumed that such expected synergies would be realized substantially in accordance with such estimates.

In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of either Microsemi or APT and did not make or obtain any evaluations or appraisals of the assets or liabilities of either Microsemi or APT. Lehman Brothers’ opinion necessarily was based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of such opinion.

In connection with rendering its opinion, Lehman Brothers performed certain financial, comparative and other analyses as described below. In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to APT, but rather made its determination as to the fairness, from a financial point of view, to Microsemi of the merger consideration to be offered to APT stockholders in the merger on the basis of these financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Microsemi and APT. None of Microsemi, Lehman Brothers or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

The following is a summary of the material financial analyses used by Lehman Brothers in connection with the delivery of its opinion to the Microsemi Board of Directors. The financial analyses summarized below were based upon market prices as of November 1, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Lehman Brothers opinion.

Stock Trading History

Lehman Brothers considered historical data with regard to the trading prices of Microsemi common stock and APT common stock for the period from November 1, 2004 through November 1, 2005. During this period, the closing stock price of APT common stock ranged from $5.88 to $9.53 per share.

Historical Exchange Ratio Analysis

Lehman Brothers compared the historical prices of Microsemi common stock and APT common stock for various periods during the 52-week period prior to November 1, 2005 in order to determine various implied exchange ratios that existed for those periods. Based on these implied exchange ratios, Lehman Brothers analyzed the premium at total implied exchange ratio of 0.5224x and the premium at implied APT common stock price of $11.95 for those periods, based upon the merger consideration as of November 1, 2005.

The analysis indicated the following implied exchange ratios and premiums at total implied exchange ratio and at implied APT common stock price:

	Exchange Ratio		Stock Prices
	Exchange Ratio	Premium at total implied exchange ratio of 0.5224x	Stock Price	Premium at implied stock price of $11.95
Current	0.4152x	25.8%	$9.50	25.8%
One-Month Avg	0.3958x	32.0%	$9.35	27.9%
Three-Month Avg	0.3459x	51.0%	$8.20	45.8%
Six-Month Avg	0.3388x	54.2%	$7.47	60.0%
One-Year Avg	0.3991x	30.9%	$7.47	60.0%

Comparable Company Analysis

In order to assess how the public market values the shares of publicly traded companies with similar operating characteristics as APT, Lehman Brothers reviewed and compared specific financial and operating data relating to APT with selected companies that Lehman Brothers deemed comparable to APT. Lehman Brothers included the following companies in its review:

•	Advanced Analogic Technologies Inc.;

•	Analog Devices Inc.;

•	Cirrus Logic Inc.;

•	Fairchild Semiconductor Corp.;

•	International Rectifier Corp.;

•	Intersil Corp.;

•	Monolithic Power Systems Inc.;

•	National Semiconductor Corp.;

•	O2Micro International Ltd.;

•	ON Semiconductor Corp.;

•	Power Integrations Inc.;

•	Semtech Corp.;

•	SigmaTel Inc.;

•	Standard Microsystems Corp.;

•	Vishay Intertechnology Inc.; and

•	Volterra Semiconductor Corp.

Using publicly available information and Institutional Brokerage Estimate System, or IBES, estimates available as of November 1, 2005, Lehman Brothers calculated and analyzed the multiples of each company’s enterprise value to 2005 and 2006 calendar year expected revenues and to 2006 calendar year expected EBITDA, as well as the multiples of each company’s stock price to 2006 calendar year expected earnings per share, or EPS.

The following table presents the results of the comparable company analysis as applied to APT:

	Analog Comparable Companies(1)		Discrete Comparable Companies(2)		APT @ Market	APT @ Transaction	Microsemi
	Mean	Median	Mean	Median
Enterprise Value as a multiple of:
CY2005E Revenues	3.57x	3.67x	1.48x	1.48x	1.43x	1.89x	4.80x
CY2006E Revenues	2.99x	3.25x	1.40x	1.40x	1.17x	1.54x	4.20x
CY2006E EBITDA	12.5x	12.2x	7.2x	7.3x	6.7x	8.9x	13.0x
Stock Price as a multiple of:
CY2006E EPS	21.1x	20.4x	16.9x	15.9x	17.2x	21.7x	20.8x

(1)	Analog comparable companies include Advanced Analogic; Analog Devices; Cirrus Logic; Intersil; Monolithic Power; National Semiconductor; Power Integrations; Semtech; SigmaTel; Standard Microsystems; and Volterra Semiconductor.

(2)	Discrete comparable companies include Fairchild Semiconductor; International Rectifier; ON Semiconductor; and Vishay Intertechnology.

Using the mean and median multiples as a general guide, Lehman Brothers calculated (i) a range of equity values per share for APT of $9.00 to $11.50 without including any equity control premium and (ii) a range of equity values per share for APT of $11.50 to $15.00 including an illustrative 30% equity control premium. Lehman Brothers noted that, based upon the merger consideration as of November 1, 2005, the implied transaction price per share of APT common stock of $11.95 fell above the range of equity values per share without the illustrative equity control premium and within the range of equity values per share with the 30% illustrative equity control premium.

Lehman Brothers selected the comparable companies described above because their business and operating profiles are reasonably similar to that of APT. However, because of the inherent differences between the businesses, operations and prospects of APT and the business, operations and prospects of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of APT and the companies included in the comparable company analysis that would affect the public trading values of each.

Precedent Transaction Analysis

Using publicly available information, Lehman Brothers reviewed and compared the purchase prices and multiples paid in 12 acquisitions of semiconductor companies which occurred after January 1, 2001, involving publicly traded companies and transaction values greater than $100 million. Lehman Brothers included the following transactions:

•	June 15, 2005—Acquisition of Integrated Circuit Systems by Integrated Device Technology;

•	March 14, 2004—Acquisition of Xicor by Intersil Corp.;

•	November 3, 2003—Acquisition of Globespan Virata by Conexant Systems;

•	May 5, 2003—Acquisition of Oak Technology Inc. by Zoran Corporation;

•	March 10, 2002—Acquisition of Elantec Semiconductor by Intersil Corp.;

•	December 17, 2001—Acquisition of Alpha Industries by Skyworks Solutions (Conexant wireless division);

•	October 1, 2001—Acquisition of Virata by Globespan;

•	September 28, 2001—Acquisition of Sage Inc. by Genesis Microchip Inc.;

•	August 1, 2001—Acquisition of General Semiconductor, Inc. by Vishay Intertechnology, Inc.;

•	May 15, 2001—Acquisition of Sawtek Inc. by TriQuint Semiconductor, Inc.;

•	March 26, 2001—Acquisition of C-Cube Microsystems by LSI Logic; and

•	January 29, 2001—Acquisition of Dallas Semiconductor by Maxim Integrated Products.

Lehman Brothers calculated and analyzed the multiples of each company’s enterprise value implied by the terms of the transaction, or transaction value, to expected forward twelve months revenues and expected forward twelve months EBITDA.

The analysis indicated the following multiples:

	Transaction Multiples				APT @ Transaction
	High	Median	Mean	Low
Transaction Value as a multiple of:
Forward Twelve Months Revenues	12.01x	4.34x	5.11x	0.97x	1.61x
Forward Twelve Months EBITDA	25.0x	16.8x	17.6x	13.4x	10.3x

Because the reasons for and the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the business, operations, financial condition and prospects of APT, and the businesses, operations, financial conditions and prospects of the companies included in the precedent transaction analysis, Lehman Brothers believed that a purely quantitative precedent transaction analysis would not be particularly meaningful in the context of the merger. Lehman Brothers believed that the appropriate use of a precedent transaction analysis in this instance involves qualitative judgments concerning the differences between the characteristics of these transactions and the merger that would affect the acquisition values of the acquired companies and APT. Accordingly, Lehman Brothers selected certain multiples that it believed reflected the theoretical transaction multiples for APT. Based on those multiples, and using the mean and median multiples as a general guide, Lehman Brothers calculated a range of equity values per share. This analysis indicated a range of equity values per share for APT of $12.00 to $14.00.

Lehman Brothers noted that, based upon the merger consideration as of November 1, 2005, the implied transaction price per share of APT common stock of $11.95 fell below this range.

Premiums Paid Analysis

In order to assess the premium offered by Microsemi to the APT stockholders in the merger, Lehman Brothers reviewed the premiums paid for 104 selected domestic technology transactions valued at between $50 million and $200 million which have occurred since January 1, 2001. For each transaction, Lehman Brothers calculated the premiums paid by the acquiring company by comparing the announced transaction value per share in the transaction to the historical target company’s stock price during selected periods leading up to the announcement of the transaction.

This analysis indicated the following premiums paid:

	One Day	30 Days
Transactions Stock Price Premiums Paid:
Mean	33.7%	51.8%
Median	28.1%	41.3%
APT at merger consideration as of November 1, 2005	25.8%	27.9%

Lehman Brothers noted that the implied premium for the APT stock price of $11.95, based upon the merger consideration as of November 1, 2005, was below the range indicated by the mean and median of the one-day and 30-day premium for the selected transactions. Using the mean and median stock price premiums as a general guide, Lehman Brothers calculated (i) a range of equity values per share for APT of $11.75 to $12.75 based on one-day premiums and (ii) a range of equity values per share for APT of $13.00 to $14.00 based on 30-day premiums.

Lehman Brothers noted that, based upon the merger consideration as of November 1, 2005, the implied transaction price per share of APT common stock of $11.95 fell within the range of equity values in the context of one-day premiums and below the range of equity values in the context of 30-day premiums.

Contribution Analysis

Lehman Brothers analyzed the respective contributions of Microsemi and APT to revenues, gross profit, operating income and cash net income of the combined company for calendar year 2004 and projected calendar years 2005 and 2006. This analysis was based upon the actual results for Microsemi and APT for calendar year 2004 as represented in each company’s respective public filings applicable to such period, and publicly available research estimates and IBES estimates for calendar years 2005 and 2006. In both the actual results and the IBES estimates, amortization of intangibles, deferred stock based compensation and purchase accounting adjustments were excluded.

This analysis indicated the following contribution percentage of Microsemi and APT to the combined company:

	% Contribution
	Microsemi	APT
Revenues:
CY2004A	79.3%	20.7%
CY2005E	82.8%	17.2%
CY2006E	81.7%	18.3%
Gross Profit:
CY2004A	79.4%	20.6%
CY2005E	86.9%	13.1%
CY2006E	84.8%	15.2%
Operating Income:
CY2004A	88.7%	11.3%
CY2005E	97.8%	2.2%
CY2006E	91.3%	8.7%
Cash Net Income:
CY2004A	83.7%	16.3%
CY2005E	96.6%	3.4%
CY2006E	92.1%	7.9%

	Implied Equity Ownership
Adjusted Avg. at Implied Transaction Prices(1) (2)	91.9%	8.1%

(1)	Calculated by adjusting enterprise contribution percentages for operating income for impact of net cash. No adjustment was made for the companies’ respective contributions of cash net income to the combined company.

(2)	Based on implied transaction price per share of $11.95 assuming 100% stock consideration.

Based on the contribution analysis, and using the adjusted average as a general guide, Lehman Brothers calculated a range of equity values per share for APT of $10.50 to $13.50. Lehman Brothers noted that, based upon the merger consideration as of November 1, 2005, the implied transaction price per share of APT common stock of $11.95 fell within the range of equity values.

Discounted Cash Flow Analysis

In order to estimate the present values for APT common stock, Lehman Brothers performed discounted cash flow analyses on the projected financial information of APT based upon the estimates for calendar years 2006 through 2010 based on publicly available research estimates, IBES estimates, discussions with APT management and Microsemi management and an analysis of the operating performance of similarly sized companies, excluding any synergies that could result from a combination of the businesses of APT and Microsemi. Lehman Brothers discounted to present value the projected stream of unlevered net income for the calendar years 2006 through 2010 as adjusted for certain projected non-cash items (such as depreciation and amortization), projected capital expenditures and projected changes in net non-cash working capital.

Lehman Brothers calculated the estimated residual value of APT at the end of the forecast period, or terminal value, by applying a range of net income terminal multiples of 17.0x to 20.0x to projected 2010 net income. Lehman Brothers also applied a range of discount rates of 14.0% to 16.0%. Based on these discount rates and terminal values, this analysis indicated a range of equity values per share for APT of $11.50 to $14.00. Lehman Brothers noted that, based upon the exchange ratio as of November 1, 2005, the implied price per share of APT common stock of $11.95 fell within this range.

Pro Forma Analysis

Lehman Brothers analyzed the pro forma effect of the merger on the pro forma cash EPS of Microsemi. For the purposes of this analysis, Lehman Brothers utilized IBES estimates of calendar year 2006 EPS for APT and Microsemi, Wall Street research and assumed effects of the transaction synergies, based upon the guidance of Microsemi management for the purposes of this analysis. This cash EPS analysis excluded the effects of purchase accounting adjustments. This analysis indicated that the merger would be accretive to Microsemi’s pro forma 2006 calendar year cash EPS with or without expected transaction synergies.

The financial forecasts and assumptions that underlie this analysis are subject to substantial uncertainty and exclude one-time costs that may be incurred in connection with the implementation of the transaction synergies and, therefore, actual results may be substantially different.

Miscellaneous

Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Microsemi Board of Directors selected Lehman Brothers because of its expertise, reputation and familiarity with Microsemi and the semiconductor industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

Lehman Brothers has acted as financial advisor to Microsemi in connection with the merger and will receive a customary fee of $1.8 million for its services, which is contingent upon the closing of the merger. Microsemi has also paid Lehman Brothers a customary fee of $500,000 for rendering its opinion, which will be credited against any fee payable for financial advisory services. In addition, Microsemi has agreed to indemnify Lehman Brothers for certain liabilities that may arise out of the rendering of its opinion and to pay the reasonable out-of-pocket expenses of Lehman Brothers. Additionally, in the ordinary course of its business, Lehman Brothers may actively trade in the securities of Microsemi and APT for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

APT’s Reasons for the Merger

The following discussion of APT’s reasons for the merger contains a number of forward-looking statements that reflect the current views of APT with respect to future events that may have an effect on its future financial performance. These forward-looking statements include statements regarding APT’s consideration of the markets for Microsemi’s, APT’s, and the future consolidated group’s products, their planned response to the demands of their markets, their business strategies, and certain potential technological and operating synergies intended to be achieved by the merger. These forward-looking statements are subject to various risks and uncertainties that could cause actual results of Microsemi, APT, and the consolidated group after the merger to differ materially from those currently anticipated, including the ability of Microsemi and APT to integrate their operations successfully and achieve expected synergies; the ability to retain key employees to or following completion of the merger; changes in business conditions and growth trends affecting Microsemi’s and APT’s customers, the markets for the products of Microsemi and APT, and the economy in general; and a variety of other factors. These and other factors that could cause actual results to differ materially are described in the section entitled “RISK FACTORS” and elsewhere in this proxy statement/prospectus.

APT’s Board of Directors believes that the high-power, high-speed power semiconductor market is highly competitive and anticipates that these markets will only become more competitive as the industry expands in the near future. The APT Board of Directors believes that the merger will expand the future consolidated group’s financial, technological, operational, and marketing resources and capabilities that will be necessary to compete successfully in this industry against companies with far greater resources and capabilities such as Fairchild Semiconductor International, Inc., International Rectifier Corporation, IXYS Corporation, ST Microelectronics, N.V., and new entrants. APT’s Board of Directors also recognized that the demand for APT’s products is highly volatile, that customers increasingly demand faster time-to-market and, in order to keep pace with the rapid development of the technology, believe that it is necessary to expand APT’s resources to accommodate customer demands.

APT’s Board of Directors believes that the terms of the merger are advisable and fair to, and in the best interests of, APT and its stockholders, has approved the Merger Agreement and the proposed merger and unanimously recommends that APT stockholders (a) vote “FOR” the proposal to approve the Merger Agreement and the merger and (b) vote “FOR” the proposal to adjourn the APT special meeting, if necessary, for the purpose of soliciting additional proxies. In reaching its decision, APT’s Board of Directors considered, with the assistance of management and its legal and financial advisors, the following factors, without giving specific or relative weight to any one factor:

•	The merger consideration exceeds the value that could be expected to be received in the near future if APT continues as an independent entity;

•	The consolidated group is expected to compete more effectively in the high-reliability and high performance power semiconductor markets by increasing size, scale and scope in order to improve the consolidated group’s ability to respond to increasing competition from companies with far greater resources as well as the numerous other companies that focus solely on one or more specialty products;

•	The consolidated group is expected to achieve significant reductions in costs through the integration of the operations of the two businesses and the elimination of redundant overhead expenses and duplicate sales, marketing, manufacturing, research and development and administrative functions, as well as allowing the consolidated group, as a result of such cost reductions, to lower prices on selected products and markets and increase the consolidated group’s market share within those product lines and markets;

•	The consolidated group will have greater depth of skilled personnel, and expanded sales, and production and manufacturing capabilities, domestically and world-wide;

•	The consolidated group will have greater access to each of Microsemi and APT’s client base and partners;

•	The consolidated group will have a larger customer base, a higher market profile and greater financial strength, which will present greater opportunities for developing, producing, marketing and selling the products of the consolidated group; and

•	APT stockholders will have the opportunity to participate in the potential for growth of Microsemi’s business after the merger, in the form of the Microsemi common stock and experience lower price volatility by combining with Microsemi, whose trading volume historically has exceeded APT’s trading volume and whose price volatility has historically been less than that associated with APT’s shares.

APT’s Board of Directors also considered a number of potential risks associated with the merger, again without giving any priority or relative weight to any specific factors, including:

•	Failure to conclude the merger could result in a significant “break-up” fee as well as a distraction from management’s focus on the goals and objectives of APT as an independent company;

•	Officers and directors of APT have conflicts of interest that may have influenced their decision regarding the merger, such as indemnification rights, or post-closing employment opportunities;

•	APT stockholders may suffer adverse tax consequences in the unlikely event that the merger fails to qualify as a “reorganization” for U.S. federal income tax purposes;

•	The potential upward adjustment to the exchange ratio for tax purposes;

•	Those APT stockholders who would be asked to sign lock-up agreements may be unable to sell their shares of Microsemi common stock for up to six (6) months after the merger;

•	Each holder of APT common stock may encounter normal delays incident to the exchange of share certificates that may affect their respective abilities to resell their shares for a time after the merger, during which time the stockholders are at risk of losing the value of their investment if the market price of Microsemi common stock falls;

•	Microsemi faces market risks (some of which are different than those faced by APT), and these risks may cause the value of shares of Microsemi common stock issued in the merger to decline;

•	Former APT stockholders will have limited ability to influence Microsemi’s actions and decisions following the merger;

•	Microsemi may be unable to successfully integrate APT’s operations and retain key APT employees;

•	Microsemi may be unable to realize the expected cost savings and other synergies from the merger; and

•	Charges to earnings resulting from the application of the purchase method of accounting may adversely affect the market value of Microsemi common stock following the merger.

In its final analysis, however, APT’s Board of Directors determined that the benefits of the merger outweigh the potential risks and approved the merger.

The foregoing discussion of information and factors considered by APT Board of Directors is not intended to be exhaustive but is intended to include the material factors considered. In view of the wide variety of factors considered, APT’s Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered. Individual directors may have given different weights to different factors.

Fairness Opinion of APT’s Financial Advisor

Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan”) has acted as financial advisor to APT in connection with the merger. APT retained Houlihan based upon Houlihan’s experience in the valuation of businesses and their securities in connection with transactions such as the merger. Houlihan is a nationally recognized investment banking firm that provides financial advisory services and renders fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

On November 2, 2005, Houlihan delivered to APT’s Board of Directors its opinion, as of that date, and based upon and subject to the assumptions, factors, qualifications and limitations set forth in the written opinion and described below, that the consideration proposed to be received by the common stockholders of APT in the merger was fair, from a financial point of view, to such stockholder.

A copy of Houlihan’s written opinion, which sets forth, among other things, the assumptions and qualifications made, the factors considered and the limitations on the scope of the review undertaken by Houlihan in delivering its opinion, is attached to this proxy statement/prospectus as Annex B and is incorporated into this proxy statement/prospectus by reference. Holders of APT’s common stock are encouraged to read this opinion carefully and in its entirety. The following description of the opinion of Houlihan is only a summary of the written opinion and as such the following description is qualified by reference to the full text of the written opinion and is not a substitute for the written opinion.

Houlihan rendered its opinion and provided certain analyses to the Board of Directors of APT. Houlihan was not requested to and did not make any recommendation to the Board of Directors of APT or to management of APT as to the specific form or amount of the consideration to be paid by Microsemi in the merger, which was determined through negotiations between Microsemi and APT. Houlihan’s written opinion, which was directed to the Board of Directors of APT, addresses only the fairness, from a financial point of view, as of the date of the opinion, of the consideration proposed to be received by the common stockholders of APT in the merger and is not intended to be and does not constitute a recommendation to any APT stockholder as to how any stockholder should vote with respect to the merger.

In connection with rendering its opinion, Houlihan, among other things:

•	Analyzed certain publicly available financial statements and other publicly available information relating to APT and Microsemi;

•	Analyzed certain internal financial statements and other non-public financial and operating data relating to APT that were prepared and furnished to Houlihan by the management of APT;

•	Discussed with APT’s management the merger and the operations, financial condition, future prospects and projected operations and performance of APT and discussed the merger and related APT matters with representatives of APT’s independent accounting firm and counsel;

•	Discussed with management of Microsemi the merger and the operations, financial condition, future prospects and projected operations and performance of Microsemi and discussed the merger and related company matters with representatives of Microsemi’s investment bankers and counsel;

•	Reviewed drafts of the Merger Agreement and related ancillary documents;

•	Reviewed certain internal financial projections relating to APT that were prepared and furnished to Houlihan by the management of APT;

•	Reviewed the historical market prices and trading volume for APT’s and Microsemi’s publicly traded securities;

•	Reviewed certain other publicly available financial data for certain companies that Houlihan deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that Houlihan deemed relevant for companies in industries related to APT and Microsemi; and

•	Conducted such other financial studies and analyses and inquiries as Houlihan deemed appropriate.

In connection with a presentation to the Board of Directors of APT on November 2, 2005, Houlihan advised APT’s Board of Directors that, in evaluating the fairness of the offer, Houlihan performed a variety of financial analyses with respect to APT and Microsemi. The following is a summary of the material analyses contained in the presentation.

Implied Consideration

By adding (i) the implied value of Microsemi stock consideration (based on the exchange ratio multiplied by the closing price for Microsemi common stock on October 31, 2005) to be received by APT common stockholders and (ii) the cash consideration to be received by APT common stockholders, and multiplying that sum of $12.08 by the outstanding APT common stock and common stock equivalents, Houlihan calculated the aggregate implied value of the consideration to be received in the merger by APT stockholders to be approximately $137.9 million. Houlihan also calculated the implied “enterprise value” (equity value plus debt less cash) of APT to be approximately $122.4 million. Houlihan also calculated that the fully diluted shares issued to the stockholders and option holders of APT would be an aggregate of 6.8% of the total Microsemi common stock and common stock equivalents outstanding after such issuance, based on share information furnished by management of Microsemi.

Historical Trading Analysis

Houlihan reviewed the price performance, trading volume and stock trading history of APT and Microsemi common stock over selected periods during the previous twenty-four (24) months. Houlihan presented the stock trading information contained in the following table:

	APT	Microsemi
Closing price on October 31, 2005	$9.50	$23.17
6 month closing average	7.44	21.92
1 year closing average	7.46	19.15
2 year closing average	8.57	18.03
52 week high closing	9.53	25.65
52 week low closing	5.88	14.65

Comparable Company Analysis

APT. Houlihan analyzed financial information and valuation ratios relating to seven publicly traded companies in the discrete power segment of the semiconductor industry that Houlihan deemed to be comparable to APT. This group was comprised of: Diodes, Inc., Fairchild Semiconductor International, Inc., International Rectifier Corp., On Semiconductor Corp., Spectrum Control, Inc., IXYS Corp. and Vishay Intertechnology, Inc. Houlihan applied the resulting multiples of selected valuation data to derive implied equity values per share of APT common stock. All multiples were based on APT’s closing stock price on October 31, 2005. All forward-looking data was based on publicly available Wall Street research analyst estimates. This analysis produced implied per share values for APT ranging from a low of $1.75 to a high of $18.27, with the median implied per share values ranging from $2.43 to $10.77 and mean implied per share values ranging from $2.73 to $10.97.

Microsemi. Houlihan analyzed financial information and valuation ratios relating to twelve publicly traded companies in the analog and mixed signal segments of the semiconductor industry which Houlihan deemed to be comparable to Microsemi. This group was comprised of: Analog Devices, Inc., Hittite Microwave Corp., Intersil Corp., Linear Technology Corp., Maxim Integrated Products, Inc., Micrel, Inc., National Semiconductor Corp., O2Micro International Ltd., Power Integrations, Inc., Silicon Laboratories, Inc., Supertex, Inc. and Semtech Corp. Houlihan applied the resulting multiples of selected valuation data to derive implied equity values per share of Microsemi common stock. All multiples were based on Microsemi’s closing stock price on October 31, 2005. All forward-looking data was based on publicly available Wall Street research analyst estimates. This analysis produced implied per share values for Microsemi ranging from a low of $13.87 to a high of $44.56, with the median implied per share values ranging from $18.98 to $25.75 and mean implied per share values ranging from $20.80 to $27.88.

Relative Comparable Company Analysis. Houlihan compared the high and low implied per share equity values computed for APT and Microsemi as described above to derive implied exchange ratios ranging from a low of 0.0552x to a high of 1.3171x.

Acquisition Comparables Analysis

APT. Houlihan reviewed twenty five merger and acquisition transactions that it deemed to be comparable to the merger. Houlihan selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by limiting the comparable transactions based upon the following criteria:

•	Transactions announced between January 1, 1999 and October 31, 2005; and

•	Transactions involving the companies comparable to APT identified below;

The following is a list of the comparable transactions Houlihan used in its analysis:

Acquiring Company	Target Company
AMI Semiconductor	Flextronics—Semiconductor Division
HG Capital	National Semiconductor Corp.—Digital Wireless Division
Standard Microsystems Corp.	Oasis Silicon Systems
Vishay Intertechnology, Inc.	Siliconix, Inc.
Silicon Storage Technology, Inc.	G-Plus, Inc.
PLX Technology, Inc.	NetChip Technology, Inc.
Cypress Semiconductor Corp.	Cascade Semiconductor Corp.
Infineon Technologies, A.G.	Telefon AB LM Ericsson-Micro
IXYS Corp.	Clare, Inc.
International Rectifier Corp.	TechnoFusion GmbH
STMicroelectronics, N.V.	Alcatel Microelectronics
Creative Technology, Ltd.	3Dlabs Inc., Ltd.
Integrated Circuit Systems, Inc.	Micro Networks
Alpha Industries, Inc.	Conexant Systems, Inc.—Wireless Division
Digi International, Inc.	NetSilicon
Vishay Intertechnology, Inc.	Infineon Technologies, A.G.—Infrared Components Business
Vishay Intertechnology, Inc.	General Semiconductor, Inc.
National Semiconductor Corp.	InnoCOMM Wireless
Fairchild Semiconductor International, Inc.	Intersil Corp.—Discrete Power Business
Intel Corp.	Xircom, Inc.
International Rectifier Corp.	Zing Technologies, Inc.
Intersil Corp.	Harris Corp—Semiconductor Division
Texas Pacific Group	ON Semiconductor Corp.
Texas Instruments, Inc.	Integrated Sensor Solutions, Inc.
Bain Capital	Integrated Circuit Systems, Inc.

For each of the selected transactions, Houlihan calculated the following: the ratio of the transaction value to Last Twelve Month (“LTM”) Revenue, the ratio of the transaction value to Next Twelve Month (“NTM”) revenue, the ratio of the transaction value to LTM net income and the ratio of the transaction value to NTM net income.

Houlihan compared the resulting multiples of selected valuation data to multiples for APT derived from the implied value payable in the merger.

Houlihan applied the resulting multiples of selected valuation data to derive implied equity values per share of APT common stock ranging from a low of $0.91 to a high of $13.16, with median implied per share values ranging from $1.67 to $9.61 and mean implied per share values ranging from $1.53 to $9.58.

Microsemi. Houlihan reviewed fourteen merger and acquisition transactions that it deemed to be comparable to the merger. Houlihan selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by limiting the comparable transactions based upon the following criteria:

•	Transactions announced between January 1, 1998 and October 31, 2005; and

•	Transactions involving the companies comparable to Microsemi identified below;

The following is a list of the comparable transactions Houlihan used in its analysis:

Acquiring Company	Target Company
Integrated Device Technology, Inc.	Integrated Circuit Systems, Inc.
Intersil Corp.	Xicor, Inc.
Zoran Corp.	Oak Technology, Inc.
Intersil Corp.	Elantec Semiconductor, Inc.
Alpha Industries, Inc.	Conexant Systems, Inc.—Wireless Division
Genesis Microchip, Inc.	Sage, Inc.
TriQuint Semiconductor, Inc.	Sawtek Inc.
LSI Logic Corp.	C-Cube Microsystems Inc.
Maxim Integrated Products, Inc.	Dallas Semiconductor Corp.
Microchip Technology, Inc.	TelCom Semiconductor, Inc.
Texas Instruments, Inc.	Burr-Brown Corp.
Conexant Systems, Inc.	Maker Communications, Inc.
Texas Instruments, Inc.	Unitrode Corp.
Unitrode Corp.	Benchmarq Microelectronics, Inc.

Houlihan calculated for each of the selected transactions ratio of the transaction value to LTM revenue, the ratio of the transaction value to NTM revenue, the ratio of the transaction value to LTM net income and the ratio of the transaction value to NTM net income.

Houlihan compared the resulting multiples of selected valuation data to multiples for Microsemi derived from the implied value payable in the merger.

Houlihan applied the resulting multiples of selected valuation data to derive implied equity values per share of Microsemi common stock ranging from a low of $9.64 to a high of $61.04, with median implied per share values ranging from $17.60 to $28.68 and mean implied per share values ranging from $20.04 to $30.84.

Relative Comparable Acquisition Analysis. Houlihan compared the implied equity values computed for APT and Microsemi described above to derive implied exchange ratios ranging from a low of 0.0246x to a high of 1.0496x.

Premiums Paid Analysis

Houlihan reviewed publicly available information for selected public-to-public transactions completed between January 1, 1999 and October 31, 2005 that Houlihan deemed to be similar to the merger to determine the implied premiums (discounts) payable in the selected transactions over recent trading prices. Houlihan selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

Houlihan performed its analysis on eight transactions. Houlihan derived implied equity values per share of APT common stock based on the premiums (discounts) paid in these transactions ranging from a low of $8.16 to a high of $14.82, with median implied per share values ranging from $11.36 to $11.92 and mean implied per share values ranging from $11.27 to $12.02.

Discounted Cash Flow Analysis

APT. Houlihan performed a discounted cash flow analysis for APT in which it calculated the present value of the projected hypothetical future cash flows of APT based on publicly available Wall Street financial estimates and estimates of long-term growth rates. Houlihan estimated a range of theoretical values for APT based on the net present value of its implied annual cash flows and a terminal value for APT in 2011, calculated based upon a multiple of revenue. Houlihan applied a range of discount rates of 21% to 25% and a range of terminal value multiples of 1.0x to 1.5x of forecasted 2011 revenue. This analysis resulted in implied per share values of APT ranging from a low of $8.16 to a high of $12.49.

Microsemi. Houlihan performed a discounted cash flow analysis for Microsemi in which it calculated the present value of the projected hypothetical future cash flows of Microsemi based on publicly available Wall Street financial estimates and estimates of long-term growth rates. Houlihan estimated a range of theoretical values for Microsemi based on the net present value of its implied annual cash flows and a terminal value for Microsemi in 2011 calculated based upon a multiple of revenue. Houlihan applied a range of discount rates of 16% to 20% and a range of terminal value multiples of 3.8x to 4.5x of forecasted 2011 revenue. This analysis resulted in implied per share values of Microsemi ranging from a low of $23.34 to a high of $31.77.

Relative Discounted Cash Flow Analysis. Houlihan compared the implied equity values computed for APT and Microsemi described above to derive implied exchange ratios ranging from a low of 0.2351x to a high of 0.5085x.

Pro Forma Analyses

Houlihan analyzed pro forma effects resulting from the impact of the merger on the projected earnings per share of Microsemi and subsidiaries, including APT, for calendar year 2006 using publicly available Wall Street estimates. Without considering any synergies that management estimates Microsemi, on a consolidated basis, may realize following consummation of the transaction or any transaction related expenses, Houlihan determined that the merger could be accretive for calendar year 2006 to the projected stand-alone earnings per share of Microsemi. Houlihan discussed with APT’s Board of Directors the view of management of both APT and Microsemi that expected transaction synergies were anticipated to result in further accretion to Microsemi’s stand-alone earnings per share following the merger.

Houlihan analyzed the expected contributions of each of APT and Microsemi to operating income and net income of the companies on a pro forma consolidated basis for the last two quarters, last twelve months, and calendar years 2005 and 2006 based on the same Wall Street estimates discussed above, and without including possible synergies and other transaction related expenses. The analysis indicated that APT would contribute to the consolidated group’s operating income of 2.2% and 8.6% and net income of 3.3% and 8.1% for calendar years 2005 and 2006, respectively. Upon receipt by APT common stockholders of the stock portion of the consideration in the merger, such stockholders will own 6.8% of Microsemi. For comparative purposes, in its pro forma analyses, Houlihan computed the ownership percentage assuming a 100% stock transaction, which Houlihan calculated to be 8.0% of the ownership of Microsemi.

Historical Relative Trading Value

Houlihan analyzed the exchange ratio for this transaction against the ratio resulting from selected historical relative closing stock prices for APT and Microsemi. Houlihan examined the ratio implied by the one week, one month, three month, six month and one year closing stock prices for APT and Microsemi. For comparative purposes, Houlihan assumed a 100% stock transaction. This analysis produced the following ratios of relative value and premiums (discounts) to the merger exchange ratio:

Historical Relative Trading Values and Implied Premium (Discount)
		1 Week	1 Month	3 Month	6 Month	1 Year
Average Relative Trading Price Ratios		0.4117x	0.3949x	0.3454x	0.3399x	0.3993x
Implied Offer Premiums (Discounts)		26.6%	32.0%	50.9%	53.4%	30.6%
Exchange Ratio	0.5213x

Miscellaneous Considerations

In reaching its conclusion as to the fairness of the merger consideration and in its presentation to the Board of Directors of APT, Houlihan did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or summary description. Houlihan believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the analyses and factors would create a misleading view of the processes underlying the opinion.

The analyses of Houlihan are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations or necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for purposes of comparison is identical to APT, Microsemi, or the merger. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which APT and Microsemi were compared and other factors that could affect the public trading value of such companies.

For purposes of its opinion, Houlihan relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, Houlihan relied upon and assumed, without independent verification, that such financial forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of APT and Microsemi, and Houlihan expressed no opinion with respect to such forecasts and projections or the assumptions on which they were based. Houlihan relied upon and assumed, without independent verification, that there had been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of APT and Microsemi since the date of the most recent financial statements provided to Houlihan, and that there was no information or facts that would make the information reviewed by it incomplete or misleading.

For purposes of its opinion, Houlihan relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Merger Agreement and the ancillary documents referred to in the Merger Agreement and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements would perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver thereof, and (d) the merger would be consummated in a timely manner in accordance with the terms described in such agreements, without any material amendments or modifications thereto or any material adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). Houlihan also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no material delay, limitations, restrictions or conditions would be imposed that would have an adverse effect on APT and Microsemi, or the expected benefits of the merger. In addition, Houlihan relied upon and assumed, without independent verification, that the final forms of the draft agreements reviewed by it in connection with its opinion would not differ in any material respect from such drafts. APT informed Houlihan, and Houlihan relied upon and assumed, without independent verification, that the merger would qualify as a tax-free reorganization for federal income tax purposes.

Houlihan was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of APT and Microsemi, nor was it provided with any such appraisal or evaluation. Houlihan’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Houlihan did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date thereof. Houlihan did not consider, nor did it express any opinion with respect to, the prices at which Microsemi common stock had traded or might trade subsequent to the disclosure or consummation of the merger. Subsequent events that could materially affect the conclusions set forth in Houlihan’s opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of APT and Microsemi; changes in the terms of the merger; and the failure to consummate the merger within a reasonable period of time.

Houlihan was not requested to opine as to, and its opinion did not address: (i) the underlying business decision of APT, its security holders or any other party to proceed with or effect the merger, (ii) the fairness of any portion or aspect of the merger not expressly addressed in its opinion, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of APT, or any other party other than those set forth in its opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for APT or the effect of any other transaction in which APT might engage, or (v) the tax or legal consequences of the merger to either APT or its security holders, or any other party.

Under the terms of the engagement letter, APT has agreed to pay Houlihan a fee for Houlihan’s financial advisory services contingent upon, among other things, the consummation of the merger. APT also agreed to pay Houlihan a customary fee of $50,000 as a retainer and a customary fee of $250,000 for rendering its opinion, and these fees will be credited against the payment of the fee for financial advisory services. The advisory services fee is calculated as a percentage of the aggregate value of the transaction, with a decreasing percentage applied as the aggregate transaction value increases. The total fee for this transaction is estimated to be approximately $2.2 million, based on three percent (3%) of the first $10 million in value, two percent (2%) on the next $10 million in value and one percent (1%) on the total amount exceeding $20 million and assuming for purposes of this estimate that the price per share of Microsemi common stock would be approximately $29.98 when the merger is consummated. Whether or not the transaction is consummated, APT has agreed to pay the reasonable out-of-pocket expenses of Houlihan and to indemnify Houlihan against certain liabilities incurred. These liabilities include liabilities under the federal securities laws relating to or arising out of Houlihan’s engagement. The terms of the fee arrangement with Houlihan were negotiated at arm’s length between APT and Houlihan, and APT’s Board of Directors was aware of such fee arrangements.

Houlihan’s opinion to APT’s Board of Directors was one of a number of factors taken into consideration by APT’s Board of Directors in making its determination to recommend that APT stockholders approve the Merger

Agreement and the merger. Consequently, Houlihan’s analyses described above should not be viewed as determinative of the opinion of APT’s Board of Directors or management with respect to the value of APT. The merger consideration was determined through negotiations between representatives of APT and was approved by the entire Board of Directors.

Houlihan is acting as financial advisor to APT’s Board of Directors in rendering a fairness opinion in connection with the merger. Houlihan has not performed other investment banking services for APT or Microsemi in the past.

Potential Conflicts of Interest of APT Management in the Merger

The officers and directors of APT have interests in the merger that are in addition to or different from your interests as stockholders. APT’s Board of Directors was aware of and considered these interests when it considered and approved the Merger Agreement and the merger. These interests include post-closing employment opportunities as well as the right of APT’s officers and directors to indemnification with respect to acts and omissions in their capacities as officers and directors of APT.

The following are summaries of various agreements which may give rise to conflicts of interest on behalf of APT management in connection with the merger:

Employment Agreements

In connection with the merger, Greg Haugen, APT’s Vice President and Chief Financial Officer, Thomas Loder, APT’s Vice President of Sales and Marketing, Dah Wen Tsang, APT’s Vice President of Engineering and Research and Development of Switching Power Products, and Russell Crecraft, APT’s Chief Operating Officer, each agreed to enter into an Employment Agreement (each, an “Employment Agreement” and collectively, the “Employment Agreements”) as of the Effective Date. Under the Employment Agreements, each of Messrs, Haugen, Loder, Tsang and Crecraft agree to devote all of their professional time to the affairs of APT for six (6) months in the case of Mr. Haugen and two (2) years in the case of each of Messrs. Loder, Tsang and Crecraft. Each of Messrs. Haugen, Loder, Tsang and Crecraft also will be reimbursed for expenses incurred on behalf of APT and agreed to provisions protecting the confidential information of APT, assigned all of their rights to such intellectual property to APT, agreed for two (2) years not to compete with APT and not to solicit any employee or customer of APT to cease doing business with or working for APT. The term of the Employment Agreement for each of Messrs. Loder, Tsang and Crecraft shall be for two (2) years unless sooner terminated in accordance with the terms of their respective Employment Agreements and each will be eligible to participate in APT’s benefits plan and receive four (4) weeks vacation annually.

In exchange for his services, which shall not exceed eighty (80) hours per month, and will terminate not later than the six-month anniversary of the commencement of his employment, Mr. Haugen will be paid $359,788, payable on the Effective Date. APT also will provide Mr. Haugen with directors’ and officers’ insurance coverage on the terms and subject to the conditions set forth in the Merger Agreement.

For his services, Mr. Loder will be paid $138,000 per year as Base Salary and be eligible to participate in APT’s incentive bonus plan, under which he would be paid a bonus equal to thirty-five percent (35%) of his base salary upon achieving certain performance goals established for Mr. Loder personally and for Microsemi (including all subsidiaries) as a corporation. Mr. Loder will be paid a retention bonus of $50,000 twenty-four (24) months following the commencement of his employment following the Effective Date. In addition to retaining the options Mr. Loder has to purchase shares of APT’s common stock, which will be converted into options to acquire shares of Microsemi common stock, Mr. Loder will be granted options to purchase 20,000 shares of Microsemi common stock under Microsemi’s stock plan. The exercise price will be the closing price of Microsemi’s common stock on the Nasdaq National Market and will vest in equal installments over four (4) years. Mr. Loder holds options to acquire 32,535 shares of APT’s common stock at an average exercise price of $1.40. Assuming Mr. Loder exercised his options on November 25, 2005 and sold the shares on the same date, he would receive gross proceeds, net of exercise price, of $405,182.50, based on the closing price of Microsemi’s common stock on that date.

For his services, Mr. Tsang will be paid $160,000 per year as base salary and be eligible to participate in APT’s incentive bonus plan, under which he would be paid a bonus equal to thirty-five percent (35%) of his base salary upon achieving certain performance goals established for Mr. Tsang personally and for Microsemi (including all subsidiaries) as a corporation. Mr. Tsang will be paid a retention bonus of $90,000 twenty-four (24) months following the commencement of his employment following the Effective Date. In addition to retaining the options Mr. Tsang has to purchase shares of APT’s common stock, which will be converted into options to acquire shares of Microsemi common stock, Mr. Tsang will be granted options to purchase 30,000 shares of Microsemi common stock under Microsemi’s stock plan. The exercise price will be the closing price of Microsemi’s common stock on the Nasdaq National Market and will vest in equal installments over four (4) years. Mr. Tsang holds options to acquire 61,405 shares of APT’s common stock at an average exercise price of $1.40. Assuming Mr. Tsang exercised his options on November 25, 2005, and sold the shares on the same date, he would receive gross proceeds, net of exercise price, of $764,722.50, based on the closing price of Microsemi’s common stock on that date.

For his services, Mr. Crecraft will be paid $169,680 per year as base salary and be eligible to participate in APT’s incentive bonus plan, under which he would be paid a bonus equal to forty percent (40%) of his base salary upon achieving certain performance goals established for Mr. Crecraft personally and for Microsemi (including all subsidiaries) as a corporation. Mr. Crecraft will be paid a retention bonus of $100,000 twenty-four (24) months following the commencement of his employment following the Effective Date. Mr. Crecraft will be granted options to purchase 50,000 shares of Microsemi common stock under Microsemi’s stock plan. The exercise price will be the closing price of Microsemi’s common stock on the Nasdaq National Market and will vest in equal installments over four (4) years.

By way of comparison to the base salaries earned by Mr. Haugen, Mr. Loder, Mr. Tsang, and Mr. Crecraft, respectively, during fiscal year 2005, Mr. Haugen will receive $359,788 for services rendered for not more than a six-month period following the commencement of his employment with Microsemi, as compared to his former salary of $133,177; Mr. Loder will be paid $138,000, as compared to his former salary of $128,965; Mr. Tsang will be paid $160,000, as compared to his former salary of $142,070; and Mr. Crecraft will receive a base salary of $169,680, as compared to his former salary of $158,450. In addition, Mr. Loder, Mr. Tsang, and Mr. Crecraft will be paid retention bonuses of $50,000, $90,000, and $100,000, respectively, 24 months following the commencement of their employment with Microsemi.

Lock-up Agreements

Each of Messrs. Sireta (holder of investment power over 2,124,531 shares of APT common stock), Haugen (holder of investment power over 386,500 shares of APT common stock), Crecraft (holder of investment power over 369,800 shares of APT common stock), Loder (holder of investment power over 360,000 shares and options to purchase 32,535 shares of APT common stock) and Tsang (holder of investment power over 364,400 shares and options to purchase 61,405 shares of APT common stock) agreed, as a condition to Microsemi entering into the Merger Agreement, to enter into a Lock-up Agreement. Under the terms of the Lock-up Agreement, each of Messrs. Sireta, Haugen, Crecraft, Loder and Tsang agreed not to (i) sell the shares of Microsemi common stock they receive in the merger for ninety (90) days, and not to sell in excess of fifty percent (50%) of those shares for one hundred eighty (180) days, or (ii) grant proxies or powers of attorney, deposit the shares into a voting trust and enter into an agreement to do any of the foregoing for a period of ninety (90) days following the Effective Date. Certain transfers, including those to family members, or entities under their control, are permitted provided that the transferees enter into a similar Lock-up Agreement. In addition, to the extent that they are an affiliate of APT before or after the Effective Date, each of Messrs. Sireta, Haugen, Crecraft, Loder and Tsang may be subject to further restrictions on the transfer of their shares under Rule 145 of the Securities Act.

Non-competition Agreement

As a condition to entering into the Merger Agreement, Mr. Sireta was required to enter into a Non-competition Agreement with Microsemi. Under the terms of the Non-competition Agreement, Mr. Sireta agreed that for a two-year period following the Effective Date, he will not engage in or have any ownership interest in or participate in the financing, operation, management or control of a business that engages in the same business as APT has historically participated.

Voting Agreements

Messrs. Sireta, Crecraft, Haugen, Loder and Tsang (APT’s President, Chief Executive Officer and largest shareholder; Vice President and Chief Operating Officer; Vice President, Chief Financial Officer and Secretary; Vice President, Sales and Marketing; and Vice President, Engineering and Research and Development, respectively), who on an aggregate basis own approximately 32.6% of the outstanding APT common stock, entered into voting agreements with Microsemi and granted Microsemi an irrevocable proxy with respect to all outstanding shares of APT common stock that they beneficially own or subsequently acquire. The terms of the Voting Agreement between Microsemi and the parties thereto are summarized below. See “THE MERGER AND THE MERGER AGREEMENT—Voting Agreements.”

THE MERGER AND THE MERGER AGREEMENT

The following discussion contains material information pertaining to the merger and the Merger Agreement. This discussion does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, voting agreements and financial advisor opinions attached as annexes to this document. We urge you to read and review those documents as well as the discussion in this document.

The Merger Agreement is included in this proxy statement/prospectus as Annex A and is incorporated herein by reference. It is not in any way intended to provide you with factual information about the current state of affairs of either Microsemi or APT. Such information can be found elsewhere in this proxy statement/prospectus (including the attached annexes) and in the other public filings that Microsemi and APT make with the SEC, which is available without charge at www.sec.gov. The Merger Agreement contains representations, warranties, covenants and other agreements, each as of specific dates.

General Description of the Merger

In the merger, APT Acquisition Corp., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Microsemi, will merge with and into Advanced Power Technology, Inc. (“APT”). Following the closing of the merger, APT will be the surviving corporation and will continue to exist under Delaware law as a wholly owned subsidiary of Microsemi. The certificate of incorporation of Merger Sub, as in effect immediately before the merger, will be the certificate of incorporation of the surviving corporation. The bylaws of Merger Sub, as in effect immediately before the merger, will be the bylaws of the surviving corporation.

Effective Time of the Merger

We expect to consummate the merger by April     , 2006. The merger will be effective upon the filing of a Certificate of Merger with the Delaware Secretary of State or a later time as may be agreed to by the parties and set forth in the Certificate of Merger. The time of effectiveness is referred to as the “Effective Time,” and the day on which the Effective Time shall occur is referred to as the “Effective Date.”

Conversion of Securities

At the Effective Time, each share of common stock, par value $.01 per share, of APT (the “APT common stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of APT common stock owned by APT as treasury shares or by Microsemi or any direct or indirect wholly-owned subsidiary of APT or Microsemi) will be canceled and extinguished and be converted automatically into the right to receive the sum of two dollars ($2.00) in cash (the “Cash Component”), without interest, plus 0.435 of a share (the “Exchange Ratio”) of common stock, par value $.20 per share, of Microsemi (the “Stock Component”), with payment of cash in lieu of a fractional share of Microsemi common stock (together with the Cash Component, the “Merger Consideration”). See “THE MERGER AND THE MERGER AGREEMENT—No Fractional Shares.” The aggregate amount of cash received by the stockholders of APT who exchange APT common stock for Microsemi common stock in the merger, however, shall not exceed twenty percent (20%) of the Merger Consideration, and the number of shares of Microsemi common stock will be increased so as to prevent such a result. The exchange formula was agreed to in arm’s-length negotiations between representatives of Microsemi and APT. Microsemi would issue additional shares of common stock in connection with the merger if and only if the closing price of Microsemi common stock on the Effective Date is less than approximately $18.39 per share. In such an event, Microsemi will issue additional shares in an amount necessary to increase the value of the Stock Component to 80% of the total Merger Consideration in order to limit the Cash Component to 20% of the total Merger Consideration. The aggregate value of cash and Microsemi common stock issuable per share of APT common stock will vary according to the value of Microsemi common stock. The total value cannot be below $10 on account of the agreement to make this tax-related adjustment to the exchange ratio. The following table illustrates the amount, if any, of additional shares that Microsemi would need to issue and the adjusted exchange ratio, in relation to a hypothetical range of closing sales prices of Microsemi stock on the Effective Date.

Assumed MSCC Price Per Share At Effective Time of Merger	Additional Shares of Microsemi Per APT Share(1)	Exchange Ratio After Adjustment(2)	Maximum Shares Issueable By Microsemi(3)	Cash Payable Per APT Share	Value of Stock and Cash Per APT Share(4)
$32	0.0000000	0.4350000	5,377,285	$2	$15.92
$31	0.0000000	0.4350000	5,377,285	$2	$15.48
$30	0.0000000	0.4350000	5,377,285	$2	$15.05
$19	0.0000000	0.4350000	5,377,285	$2	$10.27
$18	0.0094445	0.4444445	5,494,033	$2	$10.00
$15	0.0983334	0.5333334	6,592,839	$2	$10.00
$12	0.2316667	0.6666667	8,241,049	$2	$10.00
$9	0.4538889	0.8888889	10,988,066	$2	$10.00

(1)	Represents the amount of additional fractions of shares of Microsemi common stock that would be exchanged for each one share of APT common stock.
(2)	As adjusted by adding the Exchange Ratio of 0.435 to the amount in the column to the left.
(3)	Represents the aggregate maximum number of shares of Microsemi common stock that would be issued in connection with the merger as if all options and warrants to purchase APT common stock were exercised prior to the merger.
(4)	Represents the sum of $2 in cash plus the product of the assumed MSCC price determined at the Effective Time of the merger multiplied by the exchange ratio, as adjusted.

No Fractional Shares

No fraction of a share of Microsemi common stock will be issued, but instead each holder of shares of APT common stock who would otherwise be entitled to a fraction of a share of Microsemi common stock (after aggregating all fractional shares of Microsemi common stock to be received by such holder) shall receive from Microsemi cash in lieu of fractional shares in the merger. Microsemi will pay cash to each APT stockholder who otherwise would be entitled to receive a fractional share of Microsemi common stock. The cash, without interest, will equal the product of (i) such fraction, multiplied by (ii) the closing sale price for a share of Microsemi common stock on the Nasdaq National Market on the trading day immediately prior to the Effective Time of the merger.

Exchange of APT Stock Certificates

Promptly after the Effective Time, and in any event no later than ten (10) days after the Effective Time, an exchange agent appointed by Microsemi will mail transmittal forms to each person who held shares of APT common stock as of the Effective Time for use in exchanging APT common stock certificates for cash and Microsemi stock certificates. The transmittal forms will include instructions specifying details of the exchange.

Do not send in your APT certificates until you receive a transmittal form.

If certificates evidencing your shares of APT common stock have been lost, stolen, or destroyed, you must submit to the exchange agent appropriate evidence regarding the ownership, loss, theft, or destruction of the stock certificate, an affidavit to that effect, and a customary indemnification agreement and you must comply with other conditions that the exchange agent reasonably imposes (including the posting of an indemnity bond or other surety in favor of the exchange agent and Microsemi).

Microsemi will honor your request that the Microsemi common stock being exchanged be issued to a person other than you on the exchange agent’s books, so long as you:

•	Submit all documents necessary to evidence and effect the transfer to the new holder; and

•	Pay any transfer or other taxes for issuing shares of Microsemi common stock to a person other than the registered holder of the certificate, unless you satisfactorily establish to Microsemi that any tax has been paid or is inapplicable.

You, or your transferee, will be entitled to receive stock dividends or other distributions on Microsemi common stock (without interest) that are declared or made with a record date after the Effective Time of the merger. Stock dividends or other distributions will not be paid to you, or your transferee, however, until you surrender your shares of APT common stock to the exchange agent.

Treatment of APT Stock Options and Repurchase Rights

All options for APT common stock that remain outstanding at the Effective Time of the merger shall be assumed by Microsemi and converted into options to acquire Microsemi common stock on substantially the same terms as were applicable before the merger. The exercise price and the number of shares covered by the options will be adjusted to reflect the Exchange Ratio and the fact that some of the Merger Consideration will be paid to APT stockholders in the form of cash as well as shares of Microsemi’s common stock.

All outstanding rights of APT that it may hold to repurchase unvested shares of APT’s common stock in effect immediately prior to the Effective Date will continue in effect following the Effective Date and shall continue to be exercisable by Microsemi on the same terms and conditions in effect immediately prior to the Effective Date, except that the number of shares that may be repurchased and the repurchase price shall be adjusted to reflect the conversion to Microsemi common stock and the Exchange Ratio.

Treatment of APT Benefits

APT will terminate its 401(k) plan prior to the Effective Time of the merger and will distribute the plan’s assets. APT employees who become employed by Microsemi will be eligible to participate in Microsemi’s 401(k) plan and, as soon as administratively feasible after the assets are distributed, may roll their APT plan account balances into Microsemi’s plan. APT employees also will be eligible to participate in Microsemi’s disability, group life insurance, medical, dental vacation and other plans generally available to Microsemi employees as soon as administratively possible after the Effective Time. Prior to such time, APT’s employees will remain eligible to participate in APT’s benefits plans. APT employees will also be allowed to carry-over the years of service they currently have with APT to Microsemi’s employee benefit plans. In consideration for these benefits, APT employees will be subject to Microsemi’s employment policies and standards.

Accounting Treatment

The merger will be accounted for as a purchase by Microsemi under accounting principles generally accepted in the United States. Under the purchase method of accounting, APT’s assets and liabilities will be recorded, as of the date the merger is completed, at their respective fair values and added to those of Microsemi. To the extent that the purchase price allocated to the net assets exceeds the fair value of those assets, the excess will be added to goodwill. Microsemi’s financial statements issued after the completion of the merger will reflect APT’s assets, liabilities, and operating results after the completion of the merger but will not be restated retroactively to reflect the historical pre-closing financial position or results of operations of APT. Following the completion of the merger, Microsemi’s earnings will reflect the impact from fair value adjustments in purchase accounting, including amortization and depreciation expense for acquired assets and related tax benefits. In accordance with the applicable accounting rules, goodwill resulting from the merger will not be amortized, but will be reviewed for impairment at least annually. To the extent goodwill is determined in the future to be impaired in value, its carrying value will be written down to its implied fair value and a charge will be made to earnings in the amount of the write-down.

Covenants and Agreements under the Merger Agreement

Each party has agreed to abide by certain covenants during specified periods.

APT’s Interim Operations

Until the closing of the merger, APT has agreed to operate its business and to cause its subsidiaries to operate each of their respective businesses in the ordinary course, except with Microsemi’s consent. Subject to certain exceptions, or unless Microsemi gives its consent, APT has agreed to, and in certain cases, has agreed to cause each of its subsidiaries, to:

•	Use its reasonable best efforts to conduct its business in the ordinary course of business consistent with past practice, and use commercially reasonable best efforts consistent with past practice and policies to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and to take no action which would adversely affect the ability of the parties to consummate the transactions contemplated by the Merger Agreement, or the timing thereof;

•	Refrain from amending its organizational documents and from changing its capitalization in any material way;

•	Refrain from issuing shares of its capital stock and from entering into any agreements conferring the right to acquire shares of its capital stock;

•	Refrain from incurring or assuming additional debt other than in the ordinary course of business;

•	Refrain from changing its compensation or benefits plans;

•	Refrain from entering into, amending or terminating any material contract other than in the ordinary course of business;

•	Refrain from authorizing or committing to make any material capital expenditures other than as provided in APT’s current budget;

•	Refrain from making any changes in APT’s accounting methods or practices (except as required under applicable law or GAAP);

•	Refrain from taking certain actions with respect to taxes; and

•	Refrain from entering into any business combination (other than the merger) or any joint venture, partnership, or other joint business venture.

Microsemi’s Interim Operations

Until the closing of the merger, Microsemi has agreed to operate its business in the ordinary course. Additionally, Microsemi has agreed to prepare and file the registration statement containing this proxy statement/prospectus.

Mutual Interim Obligations

Microsemi and APT have each agreed to:

•	Use their commercially reasonable best efforts to satisfy the closing conditions;

•	Refrain from taking any action that is likely to delay materially or affect adversely either (i) the ability of the parties to obtain any governmental consent necessary to close the merger or (ii) the expiration of any applicable waiting period required to consummate the merger.

•	Inform the other party of, and cooperate with the other party other in, any interactions with a governmental entity concerning the proposed transaction;

•	Provide to the other party reasonable access to its records, files, correspondence, audits, and properties for the other party’s review;

•	Comply with the terms of the confidentiality agreement; and

•	Issue press releases and make public announcements only with the other party’s consent.

No Solicitation by APT

APT has agreed that it, its subsidiaries, and its directors, officers, employees, agents, and representatives will not solicit any person or negotiate with any person regarding any alternative transaction to this merger. APT’s officers and Board of Directors, however, may make any disclosure to stockholders and furnish information to, and negotiate with, any person regarding an alternative transaction where required by fiduciary duties under applicable law. APT has agreed to inform Microsemi of any inquiry it receives relating to an alternative transaction to this merger.

Recommendation of the APT Board

APT’s Board of Directors has agreed to take all lawful action that does not interfere with its fiduciary duties to secure the vote of its stockholders to approve the Merger Agreement and the merger.

Other Covenants

Both parties have agreed to other customary covenants relating to, among other things, regulatory filings, indemnification and insurance, and notifications.

Microsemi has also agreed to use its commercially reasonable best efforts to cause the shares of Microsemi common stock that it will issue in the merger to be approved for listing on the Nasdaq National Market.

Representations and Warranties

Each of Microsemi, Merger Sub, and APT has made customary representations and warranties in the Merger Agreement regarding, among other things:

•	Its organization and similar corporate matters;

•	The authorization, execution, delivery, and performance of the Merger Agreement;

•	Its capital structure;

•	The absence of conflicts, violations, or defaults under its organizational documents and other agreements and documents as a result of executing the Merger Agreement;

•	The absence of conflicts with or violations of any laws as a result of executing the Merger Agreement;

•	Possession of all necessary permits;

•	Compliance with all applicable laws;

•	Necessary governmental consents and filings;

•	Reports and financial statements filed with the SEC and the accuracy of the information contained in those documents;

•	The sufficiency of its internal controls; and

•	The absence of certain changes.

APT has made additional representations and warranties to Microsemi regarding, among other things:

•	Its subsidiaries;

•	Its leases;

•	Its owned real property;

•	The absence of litigation;

•	The absence of any undisclosed liabilities since its latest audited balance sheet;

•	The filing of tax returns and payment of taxes;

•	Its satisfaction of certain requirements so that the merger qualifies as a tax free reorganization;

•	Its employee benefit plans;

•	Employee and labor matters;

•	Compliance with governmental regulations concerning employees;

•	Compliance with environmental laws and other environmental matters;

•	The intellectual property it uses in its business;

•	Its material contracts;

•	The voting requirements for stockholder approval of the merger;

•	Board approval of the merger;

•	Retention of a financial advisor to render a fairness opinion;

•	Merger-related brokers’ and finders’ fees;

•	Compliance with federal and state laws; and

•	Complete disclosure.

Conditions to the Merger

Each parties’ obligation to effect the merger is subject to certain conditions.

Conditions to Each Party’s Obligation to Effect the Merger

The parties to the Merger Agreement do not have to consummate the merger unless the following conditions are met or waived:

•	APT stockholders must approve the Merger Agreement and the merger;

•	No injunction or other judgment or law is in effect to prohibit the consummation of the merger;

•	All necessary government consents must be obtained; and

•	The registration statement of which this proxy statement/prospectus is a part must not be subject to any stop order or related proceeding.

Conditions to the Obligation of APT to Effect the Merger

APT does not have to consummate the merger unless the following additional conditions are met or waived by APT:

•	Microsemi and Merger Sub must have performed in all material respects their respective covenants and agreements contained in the Merger Agreement;

•

The representations and warranties of Microsemi and Merger Sub contained in the Merger Agreement shall be true and correct, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Microsemi and its subsidiaries, taken as a whole, or would prevent or materially delay their ability to consummate the merger;

•	APT must have received an opinion of counsel to the effect that (i) the merger will be a tax free with the meaning of Section 368(a) of the Code and (ii) Microsemi, Merger Sub, and APT will be parties to a tax free reorganization with the meaning of Section 368(a) of the Code; and

•	APT must receive the customary closing documents described in the Merger Agreement.

Conditions to the Obligation of Microsemi and Merger Sub to Effect the Merger

Microsemi and Merger Sub do not have to consummate the merger unless the following additional conditions are met or waived by Microsemi:

•	APT must have performed in all material respects its covenants and agreements contained in the Merger Agreement;

•	The representations and warranties of APT contained in the Merger Agreement shall be true and correct, except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on APT and its subsidiaries, taken as a whole, or would prevent or materially delay its ability to consummate the Merger;

•	No material environmental conditions shall exist;

•	Microsemi shall have received resignations of each director of APT and its subsidiaries, each effective upon consummation of the merger; and

•	Microsemi must receive the customary closing documents described in the Merger Agreement.

Termination of the Merger Agreement

Certain actions or occurrences will trigger rights to terminate the Merger Agreement.

Termination by Mutual Consent

Microsemi and APT may terminate the Merger Agreement by mutual consent at any time prior to the Effective Time of the merger.

Termination by Either Microsemi or APT

Subject to certain exceptions, either Microsemi or APT may terminate the Merger Agreement at any time prior to the Effective Time of the merger if:

•	The merger is not consummated by June 30, 2006;

•	Stockholder approval is not obtained at any meeting of APT’s stockholders held for the purpose of approving the Merger Agreement and the merger;

•	A court or regulatory agency issues a final, non-appealable order prohibiting the merger; or

•

APT enters into another merger agreement, acquisition or other agreement or understanding to effect a transaction that APT’s Board of Directors, in accordance with the terms and conditions of the Merger Agreement, determines is a superior proposal to the merger, and APT follows the procedures set forth in the Merger Agreement for notifying Microsemi of the proposal and allowing Microsemi to respond to such proposal.

Termination by Microsemi

Subject to certain exceptions, Microsemi may terminate the Merger Agreement at any time prior to the Effective Time of the merger if:

•	APT has materially breached any representation, warranty, covenant, or agreement set forth in the Merger Agreement such that certain closing conditions are unfulfilled, and APT fails to cure the breach on a timely basis or the breach is incurable; or

•	Prior to the stockholder vote, APT’s Board of Directors:

(i) Fails to recommend or withdraws or modifies its recommendation that the stockholders approve the Merger Agreement and the merger;

(ii) Approves or recommends that the stockholders approve an alternative transaction; or

(iii) Recommends or fails to recommend against acceptance of an alternate tender or exchange offer.

Termination by APT

Subject to certain exceptions, APT may terminate the Merger Agreement at any time prior to the Effective Time of the merger if:

•	Microsemi or Merger Sub have materially breached any representation, warranty, covenant, or agreement set forth in the Merger Agreement such that certain closing conditions are unfulfilled, and Microsemi or Merger Sub fails to cure the breach on a timely basis or the breach is incurable; or

•	Any of Microsemi’s or Merger Sub’s representations, warranties, covenants, or agreements set forth in the Merger Agreement have become untrue such that certain closing conditions are unfulfilled, and Microsemi or Merger Sub fails to cure the breach on a timely basis or the breach is incurable.

Merger Expenses and Termination Fees and Expenses

Generally, each party is responsible for its own expenses incurred in connection with the merger. However, if the Merger Agreement is terminated as a result of a breach of the Merger Agreement, the non-breaching party is entitled to receive compensation from the breaching party for damages and costs incurred by the non-breaching party.

Further, APT has agreed to pay Microsemi $4,000,000 as a “break-up” fee (in lieu of compensating Microsemi for the damages Microsemi may have incurred) if the Merger Agreement is terminated:

•	By either Microsemi or APT (a) because APT’s stockholders fail to approve the merger (except if immediately prior to the APT stockholder meeting there is a change, event or condition that would have any material adverse effect on Microsemi taken as a whole or that would prevent or materially delay Microsemi from consummating the merger as contemplated in the Merger Agreement) or (b) because of an uncured breach in the representations, warranties or covenants of APT, but in each case only if, concurrently with such termination or within twelve (12) months after such termination APT enters into an agreement, arrangement or understanding with respect to a proposal to be acquired;

•

By Microsemi if (a) APT’s Board of Directors or any committee thereof shall have withdrawn or modified in a manner adverse to Microsemi its approval or recommendation of the merger or the Merger Agreement or approved or recommended an alternative proposal to be acquired (unless such withdrawal or modification was preceded by a change, event or condition that had any material adverse effect on

Microsemi taken as a whole or that would prevent or materially delay Microsemi from consummating the merger as contemplated in the Merger Agreement), or (b) APT’s Board of Directors or any committee thereof shall have resolved to take any of the foregoing actions.

Amendments and Waivers

Generally, Microsemi and APT may amend or waive any provision of the Merger Agreement prior to APT’s stockholders approving the Merger Agreement and the merger. After APT’s stockholders approve the Merger Agreement and the merger, Microsemi and APT may amend or waive any provision of the Merger Agreement prior to the Effective Time of the merger, and if applicable law so requires, APT will again solicit proxies for the approval of the Merger Agreement and the merger in accordance with the amended terms and conditions.

Appraisal or Dissenters’ Rights

APT stockholders do not have appraisal rights under Delaware General Corporation Law, or the Certificate of Incorporation or Bylaws of APT.

Delisting and Deregistering of APT Stock

If the merger is completed, APT common stock will be voluntarily delisted from the Nasdaq National Market and will be voluntarily deregistered under the Securities Exchange Act of 1934.

Resales of Microsemi Stock by APT Affiliates

APT stockholders may freely transfer the shares of Microsemi common stock received in the merger, unless the stockholders are individuals or entities who are deemed to be affiliates of APT before the merger or affiliates of Microsemi after the merger. Persons who may be deemed to be “affiliates” of APT or Microsemi include individuals or entities that control, are controlled by, or are under common control with, APT or Microsemi, respectively, and generally include executive officers and directors as well as stockholders holding 10% or more of the outstanding voting shares of the entity. These affiliates or their brokers risk being characterized as “underwriters” when they sell shares of Microsemi common stock received in the merger. The United States securities laws require registration of shares sold by underwriters. An affiliate and his or her broker can avoid being characterized as an underwriter and, therefore, avoid the Securities Act registration requirements by selling shares in compliance with exemptions from registration, including these found in Rule 145 and Rule 144 under the Securities Act. These rules limit the number of shares an affiliate may sell during a particular period of time without registration.

This proxy statement/prospectus does not cover the resale of Microsemi common stock received by any person who may be deemed to be an affiliate of APT and/or Microsemi.

Voting Agreements

As inducement for Microsemi to enter into the Merger Agreement, Messrs. Sireta, Crecraft, Haugen, Loder and Tsang (APT’s President, Chief Executive Officer and holder of voting power over 2,124,531 shares of APT common stock; Vice President and Chief Operating Officer and holder of voting power over 369,800 shares; Vice President, Chief Financial Officer and Secretary and holder of voting power over 386,500 shares; Vice President, Sales and Marketing and holder of voting power over 360,000 shares; and Vice President, Engineering and Research and Development and holder of voting power over 364,400 shares, respectively), entered into voting agreements with Microsemi and granted Microsemi an irrevocable proxy with respect to all shares of APT common stock that they beneficially own or subsequently acquire.

At least 3,665,231 outstanding shares of APT common stock, representing 33.8% of the total issued and outstanding APT common stock as of November 1, 2005, were subject to the voting agreements. Any and all

APT shares these individuals acquire after the date of the voting agreements automatically become subject to the voting agreements.

The individuals covered by the voting agreements each agreed to vote, or cause to be voted, all of the outstanding shares beneficially owned by him:

•	In favor of the approval of the merger, the Merger Agreement and the transactions contemplated by the Merger Agreement;

•	Except with the consent of Microsemi, against the approval of any alternative transaction as long as the Merger Agreement has not been terminated;

•	Except with the consent of Microsemi, against a change in a majority of the current APT Board of Directors;

•	Except with the consent of Microsemi, against any amendment to APT’s Certificate of Incorporation or Bylaws;

•	Except with the consent of Microsemi, against any other action that is intended, or that could reasonably be expected, to adversely affect the ability of APT to consummate the merger; and

•	Except with the consent of Microsemi, against any action or agreement that would result in a material breach of any covenant, representation, warranty, or obligation of APT under of the Merger Agreement.

Each of the individuals covered by the voting agreements has further agreed not to offer, sell, otherwise transfer or pledge, mortgage or encumber any APT shares in any manner.

The voting agreement terminates the earlier of (i) the termination of the Merger Agreement according to its terms, (ii) the written agreement of the parties to terminate the voting agreement, or (iii) the effective time of the merger. The parties have agreed that each has a right of specific performance and a right to an injunction in case the other party breaches or threatens to breach the voting agreement.

This summary of the voting agreement is not intended to be complete and is qualified in all respects by the actual agreement, a copy of which is attached to this proxy statement/prospectus at Annex C.

Regulatory Matters

The merger is subject to review by the U.S. Federal Trade Commission (“FTC”) and the Antitrust Division of the U.S. Department of Justice (“DOJ”) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”). The purpose of this review is to analyze the anticompetitive effects, if any, that may occur as a result of the merger.

Under the HSR Act, transactions meeting certain size thresholds must make a filing with the DOJ and the FTC and observe a thirty (30) day waiting period. During this waiting period, the DOJ and the FTC review the transaction for potential anticompetitive effects. Microsemi and APT each filed a Notification and Report Form with the FTC and the DOJ on November 28, 2005, and the statutory waiting period expired on December 28, 2005 at 11:59 p.m. Despite the expiration of the statutory waiting period imposed by the HSR Act, before or after completion of the merger, governmental authorities could still seek to block or challenge the merger under the antitrust laws as they deem necessary or desirable in the public interest. In addition, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. Such action could potentially delay the merger, make the merger more costly to the parties, or if the challenge succeeds, preclude the parties from completing the merger.

Except with respect to the HSR review, neither Microsemi nor APT are aware of any material governmental or regulatory requirements that must be complied with regarding the merger, other than federal securities laws and the filing of documents describing principal terms of the Merger Agreement with the Secretaries of State of the States of Delaware and Oregon.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the merger applicable to U.S. citizens and residents. The discussion is based on and subject to the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated under the Code, administrative rulings of the Internal Revenue Service (the “IRS”) and court decisions, all as in effect on the date hereof and all of which may change, possibly with retroactive effect. This discussion assumes that APT stockholders hold their shares of APT common stock as capital assets within the meaning of Section 1221 of the Code. This discussion does not address all aspects of U.S. federal income taxation that may be important to you either in light of your particular circumstances or if you are subject to special rules. These special rules include those relating to:

•	Stockholders who are not U.S. citizens or residents or that are foreign corporations, partnerships, estates or trusts;

•	Financial institutions;

•	Tax-exempt organizations;

•	Insurance companies;

•	Dealers in securities;

•	Stockholders who acquired their APT common stock by exercising options or similar derivative securities or otherwise receive their APT common stock as compensation; and

•	Stockholders who hold their APT common stock as part of a hedge, straddle, appreciated financial position, or conversion transaction.

Tax Consequences to APT Stockholders

APT has received a tax opinion from Davis Wright Tremaine LLP, which is attached as Annex E to this proxy statement/prospectus, that the merger will constitute a “reorganization” under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. One of the requirements that must be satisfied in order for the merger to constitute such a reorganization is that Microsemi must acquire in the merger, solely in exchange for Microsemi common stock, an amount of APT common stock which constitutes control of APT. For purposes of this requirement, “control” means ownership of APT stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of APT stock. In other words, no more than 20% of the total consideration received in the merger by APT stockholders may consist of cash. The Merger Agreement ensures that the above-described requirement will be satisfied, if necessary because of a decline in the price of Microsemi stock, by requiring Microsemi to pay additional consideration to the APT stockholders in the form of Microsemi common stock and that, as a condition to closing, APT shall have received an opinion from Davis Wright Tremaine LLP that the merger will constitute a “reorganization” under Section 368(a) of the Code. Based in part on the above and on a number of assumptions, representations, and covenants, including assumptions that (i) the merger will be completed as described in the Agreement and Plan of Merger and (ii) the representations contained in Officer’s Certificates delivered to Davis Wright Tremaine LLP by APT and Microsemi are and will as of the Effective Time be true, correct, and complete, the merger will, in the opinion of Davis Wright Tremaine LLP, constitute a reorganization under Section 368(a) of the Code and will have the following U.S. federal income tax consequences to APT stockholders:

•	An APT stockholder will not recognize any gain or loss upon the receipt of shares of Microsemi common stock in exchange for the stockholder’s APT common stock;

•

An APT stockholder will recognize any gain, but not loss, realized to the extent of any cash (other than cash in lieu of fractional shares) received in exchange for the stockholder’s APT common stock. That gain generally will be capital gain and will be long-term capital gain if APT common stock exchanged was held for more than one (1) year as of the Effective Time of the merger. For example, assume that an

APT stockholder purchased 1,000 shares of APT common stock two years prior to the merger at a cost of $10.00 per share (i.e., that the stockholder’s basis in the stock is $10,000.00). Assume further that the closing price of Microsemi common stock as of the Effective Time of the merger is $24.00 per share. The APT stockholder would be eligible to receive in the merger in exchange for the APT common stock 435 shares of Microsemi common stock and cash in the amount of $2,000.00. The total amount realized by the APT stockholder would be $12,440.00, the value of the cash and the Microsemi common stock. Although the APT stockholder would realize long-term capital gain in the amount of $2,440.00 (i.e., $12,440.00 minus $10,000.00) in the exchange, he would be required to recognize only $2,000.00 of such gain. Had the APT shareholder received cash in lieu of a fractional share of Microsemi common stock, such cash payment would be separately treated for tax purposes as a redemption of the fractional share;

•	The tax basis of the shares of Microsemi common stock received by an APT stockholder in the merger will be equal to the adjusted tax basis of the shares of APT common stock exchanged therefor, decreased by the amount of any cash payments received, and increased by the amount of any gain required to be recognized by an APT stockholder. For example, the APT stockholder described in the preceding paragraph would have a tax basis of $10,000.00 in the Microsemi common stock received by him in the merger (i.e., $22.99 per share);

•	The holding period of the shares of Microsemi common stock received by an APT stockholder in the merger will include the holding period of the shares of APT common stock exchanged therefor; and

•	Cash received by an APT stockholder in lieu of a fractional share of Microsemi common stock will be treated as received in exchange for the fractional share, and the stockholder will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the portion of the tax basis of the share of APT common stock allocable to the fractional interest.

Tax Consequences to Microsemi and APT

APT has received a tax opinion from Davis Wright Tremaine LLP, which is attached as Annex E to this proxy statement/prospectus, that the merger will qualify as a “reorganization” under Section 368(a) of the Code, and that Microsemi, Merger Sub, and APT will not recognize gain or loss for U.S. federal income tax purposes by reason of the merger.

Tax Consequences if the Merger Does Not Qualify as a Reorganization Under Section 368(a) of the Code

If the IRS were to determine that the merger does not qualify as a “reorganization” under Section 368(a) of the Code and if that determination were to be upheld, an APT stockholder generally would recognize an amount of taxable gain or loss equal to the difference between (1) the fair market value of the shares of Microsemi common stock plus the amount of cash received in the merger, and (2) that APT stockholder’s adjusted tax basis in APT common stock exchanged therefor. That gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if APT common stock exchanged was held for more than one (1) year as of the Effective Time of the merger. An APT stockholder’s tax basis in any shares of Microsemi common stock received would equal the fair market value of the shares at the Effective Time of the merger and the holding period for the shares would begin on the date immediately following the Effective Time of the merger.

Backup Withholding

APT stockholders may be subject to backup withholding of twenty-eight percent (28%) with respect to payments, including cash received in the merger. No backup withholding will be required if a stockholder (1) is a corporation or comes within specified other exempt categories and, when required, demonstrates this fact, or (2) provides a properly completed IRS Form W-9 (or successor or substitute form) showing the stockholder’s correct taxpayer identification number, certifying that the stockholder has not lost the exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. An APT stockholder who does not provide its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld will be a credit against the stockholder’s tax liability for the year in which the merger occurs. If the amount withheld exceeds the stockholder’s income tax liability for such year, the stockholder will be entitled to a refund, provided the stockholder furnishes specified required information to the IRS.

Each APT stockholder will be required to retain records pertaining to the merger and to file with his, her or its U.S. federal income tax return for the year in which the merger takes place a statement specifying the cost or other basis of the APT common stock surrendered by him in the merger and the amount of Microsemi common stock (i.e., fair market value thereof on the date of the merger) and cash received by him in exchange therefor, including any liabilities assumed by him in the merger and any liabilities to which the Microsemi common stock and cash received by him in the merger is subject.

The foregoing discussion is only intended to provide you with a general summary. It is not a complete analysis or description of every potential U.S. federal income tax consequence or any other consequence of the merger. In addition, the discussion does not address tax consequences that may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state, or local tax consequences of the merger. Accordingly, we strongly urge you to consult with your tax advisor(s) to determine the particular U.S. federal, state, local, or foreign tax consequences to you of the merger.

COMPARISON OF RIGHTS OF MICROSEMI AND APT STOCKHOLDERS

Microsemi and APT are each Delaware corporations subject to the provisions of the Delaware General Corporation Law or DGCL. Upon completion of the merger, APT stockholders, whose rights are governed by APT’s Certificate of Incorporation and Bylaws and the DGCL, will become stockholders of Microsemi, and Microsemi’s Amended and Restated Certificate of Incorporation and Bylaws and the DGCL will govern their rights. Accordingly, the material differences that may affect the rights of holders of APT common stock will be found only in the respective certificates of incorporation and bylaws of Microsemi and APT.

The following description summarizes material differences that may affect the rights of holders of APT common stock. This is not a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of Microsemi common stock, see the description of Microsemi common stock incorporated by reference into this proxy statement/prospectus. You should read carefully the relevant provisions of Microsemi’s Amended and Restated Certificate of Incorporation and Bylaws and APT’s Certificate of Incorporation and Bylaws, which are incorporated by reference into this proxy statement/prospectus.

	Microsemi Stockholder Rights	APT Stockholder Rights
Corporate Governance	Delaware General Corporation Law, Microsemi’s Amended and Restated Certificate of Incorporation and Bylaws govern the rights of Microsemi’s stockholders.	Delaware General Corporation Law, APT’s Certificate of Incorporation and Bylaws govern the rights of APT’s stockholders.

Authorized Capital Stock

Microsemi is authorized to issue up to 100,000,000 shares of common stock, par value $0.20 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. Series A Junior Participating Preferred Stock constitutes 100,000 shares of the authorized preferred stock, par value $1.00 per share.

The Board of Directors is authorized to provide for the issuance of shares of the preferred stock in one or more series and to fix the designations, powers, preferences, and relative, participating, optional or other special rights, of any of the shares of each series and the qualifications, limitations, and restrictions on those shares.

APT is authorized to issue up to 19,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

The Board of Directors is authorized to fix the number of shares of any series of preferred stock. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon wholly unissued series of preferred stock, and to increase or decrease (but not below the number of shares of such series outstanding) the number of shares of any such series subsequent to the issue of that series, unless a vote of the holders of such series is required pursuant to the certificate establishing the series of preferred stock.

Dividends	The directors may declare dividends at any regular or special meeting. Dividends are payable on Microsemi’s stock only when, as and if declared by Microsemi’s Board of Directors, out of funds legally available for distribution. Under the Delaware	Dividends are payable on APT’s stock only when, as and if declared by APT’s Board of Directors, out of funds legally available for distribution. Under the Delaware General Corporation Law, a corporation may pay dividends out of

	Microsemi Stockholder Rights	APT Stockholder Rights

General Corporation Law, a corporation may pay dividends out of surplus and/or net profits for the current or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate liquidation preference of the corporation’s outstanding stock having a preference upon distribution of assets.

Holders of the Series A Junior Participating Preferred Stock are entitled to quarterly dividends if declared by the Board of Directors out of funds legally available for the purpose. These dividends are cumulative. The corporation cannot declare any dividend on common stock after the first issuance of a share of Series A Junior Participating Preferred Stock unless the corporation concurrently declares a dividend on the Series A Junior Participating Preferred Stock of 40,000 times the amount of the dividend on common stock. The Series A Junior Participating Preferred Stock is entitled to preferential dividend treatment.

All rights to dividends declared by the corporation which are unclaimed for six years after the payment date are deemed extinguished and abandoned.

surplus or net profits for the current or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate liquidation preference of the corporation’s outstanding stock having a preference upon distribution of assets.

Liquidation Rights

Under the Delaware General Corporation Law, the Board of Directors, by resolution and majority vote, can submit to the vote of the stockholders the decision to dissolve the corporation. A majority vote of the stockholders in favor of dissolution will result in dissolution of the corporation.

Upon dissolution or liquidation, no distribution will be made to the holders of shares of stock ranking junior to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock have received an amount equal to accrued and unpaid dividends, whether or not declared, to the date of payment, plus an amount equal to the greater of (subject to adjustment) (1) $800,000 per share, or (2) 40,000 times the aggregate per share amount to be distributed to the holders of common stock.

Under the Delaware General Corporation Law, the Board of Directors, by resolution and majority vote, can submit to the vote of the stockholders the decision to dissolve the corporation. A majority vote of the stockholders in favor of dissolution will result in dissolution of the corporation.

	Microsemi Stockholder Rights	APT Stockholder Rights
Voting Rights	Stockholder action, other than for elections, requires the vote of the holders of a majority of the stock having voting power.	Same provisions with respect to required voting percentages, but no similar provisions with respect to a designated series of preferred stock.

All elections must be determined by a plurality vote.

Holders of shares of Series A Junior Participating Preferred Stock and common stock vote together as one class on all matters submitted to a vote of the stockholders. Each share of common stock has one vote; and each share of Series A Junior Participating Preferred Stock has 40,000 votes. Holders of shares of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required except to the extent they are entitled to vote with holders of common stock as set forth in Microsemi’s Amended and Restated Certificate of Incorporation.

Cumulative Voting for Election of Directors	Neither Microsemi’s Amended and Restated Certificate of Incorporation nor its Bylaws provide for cumulative voting in the election of directors; thus, the holders of a plurality of the shares voted can elect all of the directors then outstanding for election.	Same.

Meetings of Stockholders; Notice

Annual meetings are held at the time and place set by the Board of Directors.

Special meetings may be called by the President and will be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at least 25% of the entire capital stock of the corporation issued and outstanding and entitled to vote. The request must state the purpose of the meeting.

Written notice of the annual meeting stating the place, date and hour of the meeting must be given to each stockholder entitled to vote at the meeting not less than ten (10) and not more than sixty (60) days before the date of the meeting.

Annual meetings are held at the time and place set by the Board of Directors.

Special meetings of stockholders may be held only upon the call of the Chairman of the Board, the Vice Chairman, or the President.

Same provisions with respect to notice of special meetings and waiver of notice.

	Microsemi Stockholder Rights	APT Stockholder Rights

Written notice of a special meeting stating the place, date and hour of the meeting, and its purpose and the name of the person calling the meeting, must be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting.

Stockholders may waive notice, either before or after the event, if the waiver of notice is in writing.

Stockholder Action by Written Consent	Stockholders may take action without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, is signed by stockholders with the number of outstanding shares that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on the matter were present and voting. If there is less than unanimous consent, prompt notice of the action must be given to those stockholders who did not consent in writing.	Same.

Stockholder Proposals	Stockholders may act at a special meeting. Written notice of a special meeting stating the place, date and hour of the meeting, and its purpose and the name of the person calling the meeting, must be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at the meeting.	For a stockholder to propose an action at an annual meeting, the stockholder must deliver notice in writing to the Secretary of APT no less than one hundred twenty (120) calendar days in advance of the first anniversary date of the mailing of APT’s proxy statement released to stockholders for the preceding year’s annual meeting, unless there was no annual meeting held in the prior year or the date of the meeting is changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, in which case notice by the stockholder must be received by APT no later than the 10th day following the date on which notice of the date of the meeting was mailed or a public announcement of the meeting was made.

The stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting:

(i) a brief description of the business and the reason for bringing the business;

	Microsemi Stockholder Rights	APT Stockholder Rights
(ii) name and address of the stockholder; (iii) class and number of shares held by the stockholder; and (iv) any material interest of the stockholder.

Quorum for Meeting of Stockholders	Holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, constitute a quorum.	Same.

Stockholder Inspection Rights	Delaware General Corporation Law Section 220(b) provides that any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from: (1) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and (2) a subsidiary’s books and records.	Same.

Number of Directors	The Board of Directors must consist of no less than three (3) and no more than thirteen (13) members. The number of directors is fixed by a majority of the entire Board of Directors or by stockholders at any annual or special meeting, but no decrease in the number of directors can shorten the term of any incumbent director.	The Board of Directors must consist of no less than one (1) and no more than seven (7) members. The number of directors is fixed by a majority of the entire Board of Directors, but no decrease in the number of directors can shorten the term of any incumbent director.

Classification of Board of Directors	Microsemi’s Amended and Restated Certificate of Incorporation does not provide for the division of Board of Directors into classes.	Same.

Removal of Directors	Any director may be removed with or without cause by the holders of a majority of shares entitled to vote at the election of directors.

The Board of Directors, by a vote not less than a majority of the entire Board, can at a meeting or by written consent, remove a director with or without cause.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.

	Microsemi Stockholder Rights	APT Stockholder Rights
Limitation on Personal Liability of Directors and Officers	Directors are not personally liable to Microsemi or the stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the duty of loyalty; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) any transaction from which the director derived an improper personal benefit; or (iv) liability under Section 174 of the Delaware General Corporation Law.	To the fullest extent permitted by the Delaware General Corporation Law, APT’s directors shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Indemnification of Directors and Officers

Microsemi’s Amended and Restated Certificate of Incorporation and Bylaws provides that it shall indemnify any person who is a director, officer, or legal representative of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent, to the fullest extent authorized by the Delaware General Corporation Law. If a proceeding is initiated by one of these persons, indemnification is available only if the Board of Directors authorized the proceeding. However, no indemnification is required where the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant. The corporation bears the burden of proof.

Indemnification continues as to any person who has ceased to be a director, officer, employee, or agent.

APT’s Bylaws provide that it must indemnify any person who is a director, officer, employee, or agent of APT, but only if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of APT and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. However, no indemnification will be made where the person is adjudged to be liable to the corporation, unless and only to the extent that the person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper. Also, no person will be indemnified for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

APT’s Certificate of Incorporation provides that each director and officer shall be indemnified and held harmless by APT to the fullest extent permitted by Delaware law.

Indemnification continues as to any person who has ceased to be a director, officer, employee, or agent.

Amendments to Charter	Microsemi’s Amended and Restated Certificate of Incorporation cannot be amended in any manner which would materially alter the powers, preferences, or	APT reserved the right in its Certificate of Incorporation to amend, alter, change, or repeal any provision in its Certificate of Incorporation in the manner prescribed by

	Microsemi Stockholder Rights	APT Stockholder Rights
	special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely, without the affirmative vote of the holders of a majority of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.	the Delaware General Corporation Law, and the rights conferred upon the stockholders are granted subject to this right.

Amendments to Bylaws

The Board of Directors has the power to make, alter, and repeal the Bylaws, subject to the reserved power of the stockholders. The stockholders may also amend the Bylaws by majority vote of the holders of stock entitled at the time to vote for the election of directors.

Microsemi’s Bylaws specifically state that any bylaw adopted by the Board of Directors may be amended or repealed, and any bylaw repealed by the Board of Directors may be reinstated, by majority vote of the holders of stock of the corporation entitled at the time to vote for the election of directors.

If any bylaw regulating an impending election of directors is adopted, amended, or repealed by the Board of Directors, the notice of the next meeting of stockholders for the election of directors must contain that bylaw, together with a concise statement of the changes made.

The Board of Directors and stockholders have the power to amend or repeal the Bylaws by majority vote.

Anti-Takeover Provisions

Business Combination Act

Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in a “business combination” with a person owning 15% or more of the corporation’s voting stock (an “interested stockholder”) for three (3) years following the time that person became an interested stockholder, unless:

•      the Board, before the time the person becomes an interested stockholder, approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

Same.

	Microsemi Stockholder Rights	APT Stockholder Rights

•      the person became an interested stockholder and 85% owner of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans; or

•      the combination transaction is approved by the board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A Delaware corporation can elect in its certificate of incorporation or bylaws not to be governed by Section 203. Microsemi has not made that election.

Also see “Shareholder Rights Plan,” below.

Business Combination Statute

The Delaware General Corporation Law generally requires that a merger and consolidation, or sale, lease, or exchange of all or substantially all of a corporation’s property and assets be approved by the directors and by a majority of the outstanding stock. A corporation’s certificate of incorporation may require a greater vote. Microsemi’s Amended and Restated Certificate of Incorporation does not provide for a greater vote.

Under the Delaware General Corporation Law, a surviving corporation need not obtain stockholder approval for a merger if:

•      each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger;

•      such merger agreement does not amend the certificate of incorporation of the surviving corporation; and

•      either no shares of common stock of the surviving corporation are to be issued or delivered in the merger or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%.

Same.

	Microsemi Stockholder Rights	APT Stockholder Rights
Shareholder Rights Plan	If Microsemi enters into any consolidation, merger, combination or other transaction in which the shares of Microsemi common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the holder of a share of common stock shall have a right to purchase a fractional share of Series A Junior Participating Preferred Stock, and any such outstanding fractional share shall at that time be exchanged in an amount per share (subject to adjustment) equal to 10 times the aggregate amount of stock, securities, cash and/or other property for which each share of common stock is exchanged.	APT does not have a corresponding plan or agreement.

Appraisal and Dissenter’s Rights

Under Delaware General Corporation Law, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers or consolidations. Unless otherwise provided in the certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:

•      listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, or

•      held of record by more than 2,000 stockholders,

unless those stockholders are required by the terms of the merger to accept anything other than (1) shares of stock of the surviving corporation, (2) shares of stock of another corporation which, on the effective date of the merger or consolidation, are of the kind described above, (3) cash instead of fractional shares of stock, or (4) any combination of the consideration set forth in (1) through (3).

Same.

EXPERTS

The consolidated financial statements of Microsemi and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended October 2, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of APT as of December 31, 2005 and 2004, for each of the years in the three-year period ended December 31, 2005 and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of Microsemi common stock to be issued in the merger and certain U.S. federal income tax consequences relating to the merger will be passed upon for Microsemi by its counsel, The Yocca Law Firm LLP.

Certain U.S. federal income tax consequences relating to the merger will be passed upon for APT by Davis Wright Tremaine LLP.

FUTURE APT STOCKHOLDER PROPOSALS

If the stockholders of APT do not approve the Merger Agreement, or if the merger is not consummated, APT anticipates holding its next annual meeting of stockholders on or about May 2, 2006. Stockholder proposals to be presented at that meeting should have been submitted by January 1, 2006, in order to be considered for inclusion in the proxy materials for that meeting, and by November 30, 2005, in order to be considered for inclusion in the agenda for that meeting.

OTHER MATTERS

Neither Microsemi nor APT presently intends to bring before the APT special meeting any matters other than those specified in the notice accompanying this proxy statement/prospectus, and neither Microsemi nor APT has any knowledge of any other matters that may be brought up by other persons. However, if any other matters come before the APT special meeting or any adjournments of the meeting, the persons named in the enclosed proxy card, including any substitutes, will use their best judgment to vote the proxies.

WHERE YOU CAN FIND MORE INFORMATION

APT and Microsemi each file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that APT or Microsemi files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. APT’s and Microsemi’s SEC filings are also available on the SEC’s website at http://www.sec.gov. Copies of these materials can also be inspected and copied at the office of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500. You may also access the SEC filings and obtain information about Microsemi and APT through the websites maintained by Microsemi and APT, which are www.microsemi.com and www.advancedpower.com, respectively. The information contained on Microsemi’s and APT’s websites is NOT incorporated by reference into this proxy statement/prospectus.

The SEC allows Microsemi and APT to “incorporate by reference” certain information into this proxy statement/prospectus from other documents filed separately with the SEC, which means that Microsemi and APT can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this proxy statement/prospectus, and information that Microsemi and APT file later with the SEC will automatically update and supersede this information. These documents contain important information about the companies and their financial condition.

Microsemi incorporates by reference the documents listed below and any future filings Microsemi makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the effective date of the merger, however, excluding any documents or portions thereof deemed furnished to, rather than filed with, the SEC:

•	Microsemi’s Annual Report on Form 10-K for the year ended October 2, 2005, as filed on December 16, 2005;

•	Microsemi’s Quarterly Report on Form 10-Q for the quarterly period ended January 1, 2006, as filed on February 10, 2006;

•	Microsemi’s Proxy Statement on Schedule 14A, dated January 20, 2006, relating to its annual meeting of stockholders to be held on February 22, 2006, as filed on January 20, 2006;

•	Microsemi’s Current Reports on Forms 8-K filed on November 7, 2005, November 18, 2005, February 22, 2006 and February 28, 2006; and

•	The description of the Microsemi common stock contained in Microsemi’s Registration Statement on Form 10/A Amendment No. 2 filed on January 30, 2006 and Form 8-A Amendment No. 1 filed on January 30, 2006.

APT incorporates by reference the documents listed below and any future filings APT makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the later of (i) the date on which the special meeting of APT’s stockholders is held and (ii) the date of the last adjournment of the special meeting of APT stockholders, however, excluding any documents or portions thereof deemed furnished to, rather than filed with, the SEC:

•	APT’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed on March 3, 2006;

•	APT’s Current Reports on Forms 8-K, as filed on February 23, 2006;

•	APT’s Proxy Statement on Schedule 14A, dated March 31, 2005, relating to its annual meeting of stockholders held on May 3, 2005, as filed on March 25, 2005; and

•	The description of the common stock incorporated by reference in its Form 8-A filed on August 4, 2000 (File No. 001-16047) and contained in APT’s Registration Statement on Form S-1 filed on June 2, 2000 (File No. 333-338418), and Form S-1/A, as filed on August 7, 2000.

You may request a copy of these filings, at no cost, by writing or telephoning using the following contact information:

Stockholder Services/Investor Relations

Microsemi Corporation

David R. Sonksen

Executive Vice President, Chief Financial Officer,

Secretary and Treasurer

2381 Morse Avenue

Irvine, California

Phone: 949-221-7100

Fax: 949-752-2602

Stockholder Services/Investor Relations

Advanced Power Technology, Inc.

Greg Haugen

Chief Financial Officer

405 S.W. Columbia Street

Bend, Oregon 97702

Phone: 541-382-8028

Fax: 541-389-1241

E-mail: ir@advancedpower.com

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. Neither Microsemi nor APT has authorized anyone to provide information different from the information contained or incorporated by reference in this proxy statement/prospectus. Neither the delivery of this proxy statement/prospectus nor the sale of the Microsemi common stock offered by this proxy statement/prospectus means that information contained or incorporated by reference in this proxy statement/prospectus from previous filings by Microsemi is correct after the date of this proxy statement/prospectus. This proxy statement/prospectus is neither an offer to sell nor a solicitation of an offer to buy Microsemi common stock offered by this proxy statement/prospectus in any circumstance under which the offer or solicitation is unlawful.

INDEX TO ANNEXES

AGREEMENT AND PLAN OF MERGER	ANNEX A

FAIRNESS OPINION OF HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.	ANNEX B

FORM OF VOTING AGREEMENT	ANNEX C

FORM OF LOCK-UP AGREEMENT	ANNEX D

TAX OPINION OF DAVIS WRIGHT TREMAINE LLP	ANNEX E

FAIRNESS OPINION OF LEHMAN BROTHERS INC.	ANNEX F

ANNEX A

AGREEMENT

AND PLAN OF MERGER

BY AND AMONG

MICROSEMI CORPORATION,

APT ACQUISITION CORP.

AND

ADVANCED POWER TECHNOLOGY, INC.

November 2, 2005

i

(continued)

ii

(continued)

Page
8.7.	Amendment	A-35
8.8.	No Third-Party Beneficiaries	A-35
8.9.	Governing Law	A-35
8.10.	Jurisdiction	A-35
8.11.	Entire Agreement	A-35
8.12.	Validity	A-36

EXHIBITS

A.	Voting Agreement

B.	Non-competition Agreement

C.	Lock-up Agreement

D.	Employment Agreement*

E.	Option Assumption Agreement

F.	Certificate of Merger

G.	List of Parties to Ancillary Agreements

*	Employment Agreements made available upon request.

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated November 2, 2005, is made and entered into by and among MICROSEMI CORPORATION, a Delaware corporation (“Parent”), APT ACQUISITION CORP., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and ADVANCED POWER TECHNOLOGY, INC., a Delaware corporation (the “Company”). Merger Sub and the Company are sometimes collectively referred to as the “Constituent Corporations.”

WITNESSETH:

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that Merger Sub be merged with and into the Company in accordance with the Delaware General Corporation Law (the “DGCL”) and the terms of this Agreement, pursuant to which the Company will be the surviving corporation and will be a wholly owned subsidiary of Parent (the “Merger”); and

WHEREAS, for United States federal income tax purposes, the parties intend that the Merger shall qualify as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute a “plan of reorganization” within the meaning of the Code; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and establish various conditions precedent to, the Merger; and

WHEREAS, as an inducement to Parent to enter into this Agreement, certain third parties are concurrently herewith entering into one or more of the following agreements (collectively the “Ancillary Agreements”): a Stockholder Voting Agreement in substantially the form attached hereto as Exhibit A (the “Voting Agreement”); a Non-competition Agreement in substantially the form attached hereto as Exhibit B (“Non-competition Agreement”); a Lock-up Agreement in substantially the form attached hereto as Exhibit C (the “Lock-up Agreement”), a Key-Employee Employment Agreement in substantially the form attached hereto as Exhibit D (the “Employment Agreement”), and/or an agreement to induce Parent to assume the outstanding Company Options under the Company Stock Option Plans in substantially the form attached hereto as Exhibit E (the “Option Assumption Agreement”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement and in the Certificate of Merger (as defined in Section 1.3 hereof), the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), subject to the terms and conditions of this Agreement and the Certificate of Merger, Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2 Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, the Surviving Corporation shall succeed to and possess all the properties, rights, privileges, immunities, powers, franchises and purposes, and be subject to all the duties, liabilities, debts, obligations, restrictions and disabilities, of the Constituent Corporations, all without further act or deed.

1.3 Effective Time. Subject to the terms and conditions of this Agreement, the parties hereto will cause the “Certificate of Merger,” the form of which is attached hereto as Exhibit F, to be executed, delivered and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL at the time of the Closing (as defined in Section 1.7 hereof). The Merger shall become effective upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as may be agreed to by the parties and set forth in the Certificate of Merger. The time of effectiveness is herein referred to as the “Effective Time.” The day on which the Effective Time shall occur is herein referred to as the “Effective Date.”

1.4 Certificate of Incorporation; Bylaws. From and after the Effective Time and until further amended in accordance with applicable law, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, as amended as set forth in an exhibit to the Certificate of Merger. From and after the Effective Time and until further amended in accordance with law, the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

1.5 Directors and Officers. From and after the Effective Time, the directors of the Surviving Corporation shall be the persons who were the directors of Merger Sub immediately prior to the Effective Time, and the officers of the Surviving Corporation shall be the persons who were the officers of Merger Sub immediately prior to the Effective Time. Said directors and officers of the Surviving Corporation shall hold office for the term specified in, and subject to the provisions contained in, the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation.

1.6 Taking of Necessary Action; Further Action. Parent, Merger Sub and the Company, respectively, shall each use its or their commercially reasonable best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the DGCL at the time specified in Section 1.3 hereof. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either of the Constituent Corporations, the officers of the Surviving Corporation are fully authorized in the name of each Constituent Corporation or otherwise to take, and shall take, all such lawful and necessary action.

1.7 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Microsemi Corporation at 2381 Morse Avenue, Irvine, California, 92614, within three (3) business days after the date on which the last of the conditions set forth in Article VI shall have been satisfied or waived, or at such other place and on such other date as is mutually agreeable to Parent and the Company (the “Closing Date”). The Closing will be effective as of the Effective Time.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of any shares of Company Common Stock (as defined below) or the holder of any options, warrants or other rights to acquire or receive shares of Company Common Stock, the following shall occur:

(a) Conversion of Company Common Stock. At the Effective Time, each share of common stock, par value $.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.1(b) will be canceled and extinguished and be converted automatically into the right to receive the sum of two dollars ($2.00) in cash (the “Cash Component”), without interest, plus 0.435 shares (the “Exchange Ratio”) of common stock, par value $.20 per share, of the Parent (the “Parent Common Stock”). Notwithstanding anything to the contrary set forth above, the aggregate amount of cash received under this Section 2.1 by the stockholders of the Company who exchange Company Common Stock for Parent Common Stock in the Merger shall not exceed twenty percent (20%) of the sum of (i) such amount of cash plus (ii) the product of (A) the aggregate number of shares of Parent Common Stock to be received in the Merger by such stockholders multiplied by (B) the closing sale price for a share of Parent Common Stock on the NASDAQ National Market on the trading day immediately prior to the Effective Time, and the Stock Component shall be increased so as to prevent such a result. All references in this Agreement to Parent Common Stock to be issued pursuant to the Merger shall be deemed to include the corresponding rights to purchase pursuant to the Parent SRP Plan (defined in Section 4.2 hereof), except where the context otherwise requires.

(b) Cancellation of Company Common Stock Owned by Parent or Company. At the Effective Time, all shares of Company Common Stock that are owned by the Company as treasury stock and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c) Company Stock Option Plans and Warrant. At the Effective Time, the Company’s 1995 Stock Option Plan and the Company’s Advanced Power Technology, Inc. 2005 Equity Incentive Plan (collectively, the “Company Stock Option Plans”) and all options to purchase Company Common Stock then outstanding under the Company Stock Option Plans shall be assumed by Parent in accordance with Section 2.2 hereof. In addition, at the Effective Time, the Warrant to Purchase Stock dated February 2002 (the “Warrant”) shall be assumed by Parent in accordance with Section 2.2 hereof.

(d) Capital Stock of Merger Sub. At the Effective Time, each share of common stock, $.01 par value, of Merger Sub (“Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $.01 par value, of the Surviving Corporation, and the Surviving Corporation shall be a wholly owned subsidiary of Parent. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

(e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted in the event of (i) any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization, combination, exchange of shares, adjustment or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time or (ii) any increase in the number of shares of Company Common Stock on a fully diluted, as-converted basis (i.e., assuming issuance of all shares of Company Common Stock issuable upon the exercise or conversion of all securities outstanding immediately prior to the Effective Time which are convertible into or exercisable for shares of Company Common Stock, whether or not vested), other than increases resulting from transactions permitted in Section 5.1 hereof, so as to provide holders of Company Common Stock and Parent the same economic effect as contemplated by this Agreement prior to such stock split, reverse split, stock dividend, reorganization, recapitalization, combination, exchange of shares, adjustment or like change or increase.

(f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash without interest (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing sale price for a share of Parent Common Stock on the Nasdaq National Market on the trading day immediately prior to the Effective Time.

(g) Dissenting Shares. No dissenters’ rights shall arise in connection with the Merger pursuant to Section 262(b) of the DGCL which applies to Company Common Stock.

2.2. Stock Options and Warrant.

(a) At the Effective Time, each outstanding option to purchase shares of Company Common Stock under the Company Stock Option Plans (each, a “Company Option”), whether vested or unvested immediately prior to the Effective Time, shall be assumed by Parent and converted into an option (each, an “Assumed Company Option”) to acquire Parent Common Stock, on substantially the same terms and conditions as the Company Option, including but not limited to any performance criteria with respect to the Company’s business operations set forth in the applicable stock option agreements as were applicable under such Company Option. The Assumed Company Options will be calculated based on an “Implied Exchange Ratio” which shall equal the sum of (A) the Exchange Ratio plus (B) the quotient equal to dividing the Cash Component per share by the Parent Common Stock’s closing sale price per share on the Effective Date. The number of whole shares of Parent Common Stock purchasable with an Assumed Company Option shall equal the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Implied Exchange Ratio, as adjusted pursuant to Section 2.1(e) above (rounded down to the nearest whole number of shares of Parent Common Stock). The per share exercise price of the shares of Parent Common Stock issuable upon exercise of such Assumed Company Option shall be equal to the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time divided by the Implied Exchange Ratio, as adjusted pursuant to Section 2.1(e) above (rounded up to the nearest whole cent). Other than pursuant to the terms of existing commitments (all of which commitments are identified in Section 2.2 of the Company Disclosure Letter) (as defined in the preamble to Article III hereof), the Company and any Company Stock Option Plan administrator shall prior to the Effective Time not take any action that will add any benefit to the Company Options, including to extend the exercise period of any Company Option or to cause the holder of any Company Option to receive any right to payment under any circumstances, regardless of whether such circumstances are to occur before or after the Effective Time, or otherwise modify or amend the terms of outstanding Company Options.

(b) All outstanding rights of the Company which it may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the “Repurchase Options”) shall continue in effect following the Merger and shall continue to be exercisable by the Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to the Repurchase Options and the purchase price per shall be adjusted to reflect the conversion to Parent Common Stock and the Exchange Ratio.

(c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Assumed Company Options and to file all documents required to be filed to cause the shares of Parent Common Stock issuable upon exercise of the Assumed Company Options to be listed on the Nasdaq National Market. As soon as practicable after the Effective Time, but subject to Parent’s blackout procedures and the Lock-up Agreement, Parent shall file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-8 (or any successor form) or another appropriate form with respect to the Parent Common Stock subject to such Assumed Company Options, and shall use all commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Assumed Company Options remain outstanding. As soon as practicable after the Effective Time, Parent shall inform in writing the holders of Company Options of their rights pursuant to the Company Stock Option Plans and the agreements evidencing the grants of such Company Options shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.2(a) hereof), after giving effect to the Merger and the assumption by Parent of the Company Options as set forth herein.

(d) In the case of any Company Option to which Section 421 of the Code applies by reason of Section 422 of the Code (“Incentive Stock Options”), the option exercise price, the number of shares of Parent Common Stock purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code to the extent practicable.

(e) Parent will make good faith efforts to ensure, to the extent permitted by the Code and to the extent required by and subject to the terms of any such Incentive Stock Options, that Company Options which qualified as Incentive Stock Options prior to the Closing Date continue to qualify as Incentive Stock Options of Parent after the Closing.

(f) At the Effective Time, the Warrant shall be assumed by Parent in accordance with Section 1.7.2 of the Warrant.

2.3. Exchange of Certificates.

(a) Prior to the Effective Time, Parent shall designate a commercial bank, trust company or other financial institution, which may include Parent’s stock transfer agent, to act as the exchange agent (“Exchange Agent”) in the Merger.

(b) Promptly after the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article II, (i) the aggregate number of shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock, and (ii) cash in an amount sufficient to permit payment of the Cash Component pursuant to Section 2.1(a) and cash in lieu of fractional shares pursuant to Section 2.1(f) (the “Exchange Fund”).

(c) Promptly, and in any event no later than ten (10) business days after the Effective Time, the Parent shall cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Certificates”) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify and which shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Cash Component and a certificate or certificates representing shares of Parent Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange a certificate representing the number of whole shares of Parent Common Stock, plus cash in lieu of fractional shares in accordance with Section 2.1(f), to which such holder is entitled pursuant to Section 2.1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 2.3, each Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount of cash in lieu of the issuance of any fractional shares in accordance with Section 2.1(f).

(d) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange for the Certificate, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

(e) None of the Parent, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for any amount properly delivered to a public official in compliance with any abandoned property, escheat or similar law.

(f) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the

Company. From and after the Effective Time, the holders of the Certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by law.

(g) Subject to any applicable escheat or similar laws, any portion of the Exchange Fund that remains unclaimed by the former stockholders of the Company for one year after the Effective Time shall be delivered by the Exchange Agent to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for satisfaction of their claim for certificates representing shares of Parent Common Stock in exchange for their shares of Company Common Stock pursuant to the terms of Section 2.1 hereof.

(h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact, in form and substance reasonably acceptable to the Exchange Agent, by the person claiming such Certificate to be lost, stolen or destroyed, and complying with such other conditions as the Exchange Agent may reasonably impose (including the execution of an indemnification undertaking or the posting of an indemnity bond or other surety in favor of the Exchange Agent and Parent with respect to the Certificate alleged to be lost, stolen or destroyed), the Exchange Agent will deliver to such person, the Cash Component, such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Merger Sub and Parent that the statements contained in this Article III are true and correct, except as set forth in the letter delivered by the Company to Parent and Merger Sub on the date hereof (the “Company Disclosure Letter”) (which Company Disclosure Letter sets forth the exceptions to the representations and warranties contained in this Article III with regard only to the Sections corresponding to the respective captions of the exceptions in the Company Disclosure Letter, any other Sections expressly referenced by such exceptions, and any additional Sections only if and to the extent that the context of the Company Disclosure Letter makes it reasonably apparent that such exceptions apply to such other Sections in this Article III):

3.1. Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is a company duly incorporated, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation and each such entity has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or other applicable charter document (any such document of any business entity hereinafter referred to as its “Charter Document”) or its Bylaws, or other applicable organizational document (any such documents of any business entity hereinafter referred to as its “Governing Document”). The Company has delivered to Merger Sub accurate and complete copies of the respective Charter Documents and Governing Documents, as currently in effect, of each of the Company and its Subsidiaries. As used in this Agreement, the term “Company Material Adverse Effect” means any change, effect, event or condition that (i) has a material adverse effect on the assets, business or financial condition of the Company and its Subsidiaries, taken as a whole (other than any such change, effect, event or condition that arises as a result of the transactions contemplated hereby), or (ii) would prevent or materially impair the Company’s ability to consummate the transactions contemplated hereby. As used in this Agreement, the term “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions.

3.2. Capital Stock of Subsidiaries. Neither the Company nor any of its Subsidiaries owns, controls or holds with the power to vote, directly or indirectly, of record, beneficially or otherwise, any share of capital stock or any equity or ownership interest in any company, corporation, partnership, association, joint venture, business, trust or other entity, except for the Subsidiaries described in the Company SEC Reports (as defined in Section 3.6(a) hereof) or listed in Section 3.2 of the Company Disclosure Letter, and except for ownership of securities in any publicly traded company held for investment by the Company or any of its Subsidiaries and comprising less than five percent of the outstanding stock of such company. Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company is directly or indirectly the record and beneficial owner of all of the outstanding shares of capital stock of each of its Subsidiaries and no equity securities of any of such Subsidiaries are or may be required to be issued by reason of any options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Company or any such Subsidiary is bound to issue, transfer or sell any shares of such capital stock or securities convertible into or exchangeable for such shares. Other than as set forth in Section 3.2 of the Company Disclosure Letter, all of such shares so owned by the Company are validly issued, fully paid and nonassessable and are owned by it free and clear of any claim, lien, pledge, security interest or other encumbrance of any kind (collectively “Liens”) with respect thereto other than restrictions on transfer pursuant to applicable securities laws.

3.3. Capitalization. The authorized capital stock of the Company consists of 19,000,000 shares of Company Common Stock, $.01 par value per share, and 1,000,000 shares of preferred stock, $.001 par value per share (the “Company Preferred Stock”). As of the close of business on November 1, 2005 (the “Company Measurement Date”), (a) 10,826,064 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock were issued and outstanding, (c) the Company had 116,850 shares of Treasury stock, and (d) Company Options to purchase 1,533,785 shares of Company Common Stock had been granted and remained outstanding under the Company Stock Option Plans, and (e) a warrant to purchase 1,725 shares of Company Common Stock. Except as permitted by Section 5.1(b), since the Company Measurement Date, no additional shares in the Company have been issued and no Rights (as defined below) have been granted. Except as described in the preceding sentence or as set forth in Section 3.3 of the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other securities or obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote on any matter on which any stockholder of the Company has a right to vote. All issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not as of the date hereof any existing options, warrants, stock appreciation rights, stock issuance rights, calls, subscriptions, convertible securities or other rights which obligate the Company or any of its Subsidiaries to issue, exchange, transfer or sell any shares of the capital stock of the Company or any of its Subsidiaries, other than rights to purchase shares of Company Common Stock issuable under the Company Stock Option Plans (“Rights”). As of the date hereof, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, reprice, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries. As of the date hereof, there are no outstanding contractual obligations of the Company to vote or to dispose of any shares of the capital stock of any of its Subsidiaries.

3.4. Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver, and perform its obligations under this Agreement and, subject to obtaining the necessary approval of its stockholders, to consummate the Merger and the other transactions contemplated hereby under applicable law. The execution and delivery of this Agreement and the consummation of the Merger and other transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this

Agreement or to consummate the Merger or other transactions contemplated hereby (other than approval by the Company’s stockholders as required by applicable law). This Agreement and the agreements contemplated hereby have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, each constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

3.5. No Conflict; Required Filings and Consents.

(a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 3.5(b) hereof, neither the execution and delivery of this Agreement by the Company nor the consummation of the Merger or other transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or suspension of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of (A) their respective Charter Documents or Governing Documents, (B) any note, bond, charge, lien, pledge, mortgage, indenture or deed of trust to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (C) any license, lease, agreement or other instrument or obligation to which the Company or any such Subsidiary is a party or to which they or any of their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except, in the case of clauses (i) (B) and (C) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, suspensions, accelerations, rights of termination or acceleration or creations of liens, security interests, charges or encumbrances which would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) No filing, registration with or notification to, and, no permit, authorization, consent or approval of any court, commission, governmental body, regulatory authority, agency or tribunal wherever located (a “Governmental Entity”) is required to be obtained, made or given by the Company in connection with the execution and delivery of this Agreement or the consummation by the Company of the Merger or other transactions contemplated hereby or thereby except (i) (A) the filing of the Certificate of Merger as provided in Section 1.3 hereof, (B) in connection with the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (C) the filing of the Proxy Statement/Prospectus (as defined in Section 3.26 hereof) and such reports under Sections 13(a), 13(d), 15(d) or 16(a) with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as may be required in connection with this Agreement and the transactions contemplated hereby, or (D) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any country other than the United States, or in any case (ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.6. SEC Filings; Financial Statements.

(a) The Company has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2002 to the date hereof (collectively, as supplemented and amended since the time of filing, the “Company SEC Reports”) with the SEC. The Company SEC Reports (i) were prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Company SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Company SEC Report filed prior to the date of this Agreement. No Subsidiary of the Company is required to file any report, form or other document with the SEC. The Company is, and shall at all times prior to the Effective Time remain, in full compliance with the requirements of the Securities Exchange Commission, applicable state securities commissions, the Nasdaq Stock Market and the Sarbanes Oxley Act of 2002, including but not limited to its Section 404, “Management Assessment of Internal Controls.”

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its Subsidiaries included or incorporated by reference in such Company SEC Reports (collectively, the “Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for footnotes and normal year-end adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, un-matured, contingent or otherwise whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be shown on the face of a balance sheet or disclosed in notes to financial statements under United States generally accepted accounting principles, except (i) liabilities recorded on the Company’s balance sheet at December 31, 2004 (the “Balance Sheet”) included in the financial statements referred in Section 3.6(a) hereof and the notes thereto, or (ii) liabilities or obligations incurred since December 31, 2004 (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.7. Absence of Changes or Events. Except as set forth in Section 3.7 of the Company Disclosure Letter or in the Company SEC Reports, since December 31, 2004 through the date of this Agreement, the Company and its Subsidiaries have not incurred any liability or obligation that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, and there has not been any change in the business, financial condition or results of operations of the Company or any of its Subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with their past practices.

3.8. Litigation. Except as disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Letter, there is no (a) claim, action, suit or proceeding pending or, to the Knowledge (as defined in Section 8.6 hereof) of the Company or any of its Subsidiaries, threatened against or relating to the Company or any of its Subsidiaries, or (b) outstanding judgment, order, writ, injunction or decree (collectively, “Orders”), or application, request or motion therefor, in a proceeding to which the Company, any Subsidiary of the Company or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any Subsidiary is in default in any material respect with respect to any such Order.

3.9. Title to Properties. Section 3.9 of the Company Disclosure Letter includes an accurate list and general description of all real property owned by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title to the real properties that it owns (the “Owned Real Property”) free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (a) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease disclosed in the Company Disclosure Letter; (b) current taxes (including assessments collected with taxes) not yet due and payable; (c) encumbrances, if any, that are not substantial in character, amount or extent and do not materially detract from the value, or interfere with present use, or the ability of the Company or its Subsidiaries to dispose, of the property subject thereto or affected thereby; and (d) other matters as described in Section 3.9 of the Company Disclosure Letter. The Company has heretofore made available to Parent correct and complete copies of all leases, subleases and other agreements (collectively, the “Real Property Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property or facility (the “Leased Real Property”), including without limitation all modifications, amendments and supplements thereto. Except in each case where the failure would not, individually or in the aggregate, have a Company Material Adverse Effect or except as otherwise set forth in Section 3.9 of the Company Disclosure Letter, (i) the Company or one of its Subsidiaries has a valid leasehold interest in each parcel of Leased Real Property free and clear of all Liens except liens of record and other permitted liens and each Real Property Lease is in full force and effect, (ii) all rent and other sums and charges due and payable by the Company or its Subsidiaries as tenants thereunder are current in all material respects, (iii) no termination event or condition or uncured default of a material nature on the part of the Company or any such Subsidiary or, to the Knowledge of the Company or any such Subsidiary, the landlord, exists under any Real Property Lease, (iv) the Company or one of its Subsidiaries is in actual possession of each Leased Real Property and is entitled to quiet enjoyment thereof in accordance with the terms of the applicable Real Property Lease and applicable law, and (v) the Company and its Subsidiaries own outright all of the personal property (except for leased property or assets for which it has a valid and enforceable right to use) which is reflected on the Balance Sheet, except for property since sold or otherwise disposed of in the ordinary course of business and consistent with past practice and except for liens of record and other permitted liens. Except where the failure would not, individually or in the aggregate, have a Company Material Adverse Effect, the plant, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to ordinary wear and tear, and, subject to normal maintenance, are available for use.

3.10. Certain Contracts. Neither the Company nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of (i) any agreement, contract or commitment required to be filed as an exhibit to the Company SEC Reports (including any agreements, contracts or commitments entered into since December 31, 2004 that will be required to be filed by the Company with the SEC in any report), (ii) any agreements, contracts or commitments with manufacturers, suppliers, sales representatives, distributors, or original equipment manufacturer (“OEM”) strategic partners of the Company pursuant to which the Company recognized revenues or payments in excess of $250,000 for the twelve-month period ended December 31, 2004, or (iii) any agreements, contracts or commitments containing covenants that limit the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person (as defined in Section 8.6 hereof), or that include any exclusivity provision or involve any restriction on the geographic area in which the Company or any of its Subsidiaries may carry on its business (collectively, “Company Material Contracts”), in such a manner as, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Section 3.10 of the Company Disclosure Letter lists each Company Material Contract described in clauses (ii) and (iii) of the preceding sentence. Each Company Material Contract that has not expired by its terms is in full force and effect and is the legal, valid and binding obligation of the Company and/or its Subsidiaries, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), except where the failure of such Company Material Contract to be in full force and effect or to be legal, valid, binding or enforceable against the Company and/or its Subsidiaries has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.10 of the Company Disclosure Letter, no consent, approval, waiver or authorization of, or notice to any Person is needed in order that each such

Company Material Contract shall continue in full force and effect in accordance with its terms without penalty, acceleration or rights of early termination by reason of the consummation of the Merger and the other transactions contemplated by this Agreement. Except as set forth in Section 3.10 of the Company Disclosure Letter, there is no agreement, contract, commitment or obligation of any kind that arises by reason of the consummation of the Merger and the other transactions contemplated by this Agreement.

3.11. Compliance with Law. Except where the failure would not have a Company Material Adverse Effect, all activities of the Company and its Subsidiaries have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state, provincial and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, and Orders of any court or other Governmental Entity or any nongovernmental self-regulatory agency, and no notice has been received by the Company or any Subsidiary of any claims filed against the Company or any Subsidiary alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in any Company SEC Report or any New SEC Report (as defined in Section 5.16 hereof). The Company Stock Option Plans have been duly authorized, approved and operated in compliance in all material respects with all applicable securities, corporate and other laws of each jurisdiction in which participants of such plans are located. The Company and its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which has not had and would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.12. Intellectual Property Rights. The Company and its Subsidiaries own, or are validly licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, domain names and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks, domain names and copyrights, and all database rights, net lists, processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or presently planned to be conducted, except for such rights the absence of which would not be reasonably expected to have a Company Material Adverse Effect (the “Company Intellectual Property Rights”). The Company and its Subsidiaries have taken, or are taking (on going matters), all action reasonably necessary to protect the Company Intellectual Property Rights which is customary in the industry, including without limitation, use of reasonable secrecy measures to protect the trade secrets included in the Company Intellectual Property Rights.

(a) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to the Company Intellectual Property Rights, or any material licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party patents, trademarks, copyrights or trade secrets (“Company Third-Party Intellectual Property Rights”), including software that is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries, the breach of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter, under the caption referencing this Section 3.12, lists all royalties, license fees, sublicense fees or similar obligations requiring payment in excess of $100,000 per year by the Company or any Subsidiary for any Company Third-Party Intellectual Property Rights that are used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by the Company or any of its Subsidiaries.

(b) All patents, registered trademarks, service marks, domain names and copyrights which are held by the Company or any of its Subsidiaries, the loss or invalidity of which would reasonably be expected to cause a Company Material Adverse Effect, are in force and are believed to be valid and subsisting. The Company (i) has not been sued in any unresolved suit, action or proceeding, or received in writing any claim or notice, which involves a claim of infringement or misappropriation of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no Knowledge that the manufacturing, marketing, licensing or sale of its products or services infringe upon, misappropriate or otherwise come into conflict with any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement, misappropriation or conflict in the cases of clause (i) and (ii) would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person has interfered with, infringed upon, or otherwise come into conflict with any Company Intellectual Property Rights or other proprietary information of the Company or any of its Subsidiaries which has or would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except where the failure to do so would not have a Company Material Adverse Effect, to the Company’s Knowledge, each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its Subsidiaries or any predecessor in interest thereto either: (i) is a party to an agreement under which the Company or such Subsidiary is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company, such Subsidiary or such predecessor in interest, as applicable, all right, title and interest in such material.

(d) Except where the failure to do so would not have a Company Material Adverse Effect, the Company and its Subsidiaries have not suffered any compromise of data security or any corruption or loss of data.

3.13. Taxes.

(a) “Tax” or “Taxes” shall mean all United States federal, state, provincial, local or foreign taxes and any other applicable duties, levies, fees, charges and assessments that are in the nature of a tax, including income, gross receipts, property, sales, use, license, excise, franchise, ad valorem, value-added, transfer, social security payments, and health taxes and any deductibles relating to wages, salaries and benefits and payments to subcontractors for any jurisdiction in which the Company or any of its Subsidiaries does business (to the extent required under applicable Tax law), together with all interest, penalties and additions imposed with respect to such amounts.

(b) Except as set forth in (or resulting from matters set forth in) Section 3.13 of the Company Disclosure Letter or as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and its Subsidiaries have prepared and timely filed with the appropriate governmental agencies all franchise, income, sales and all other material Tax returns and reports required to be filed on or before the Effective Time (collectively “Returns”), taking into account any extension of time to file granted to or obtained on behalf of the Company and/or its Subsidiaries;

(ii) all Taxes of the Company and its Subsidiaries shown on such Returns or otherwise known by the Company to be due or payable have been timely paid in full to the proper authorities, other than such Taxes as are being contested in good faith by appropriate proceedings or which are adequately reserved for in accordance with generally accepted accounting principles;

(iii) all deficiencies resulting from Tax examinations of income, sales and franchise and all other material Returns filed by the Company and its Subsidiaries in any jurisdiction in which such Returns are required to be so filed have either been paid or are being contested in good faith by appropriate proceedings;

(iv) no deficiency has been asserted or assessed against the Company or any of its Subsidiaries which has not been satisfied or otherwise resolved, and no examination of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened for any material amount of Tax by any taxing authority;

(v) no extension of the period for assessment or collection of any material Tax is currently in effect and no extension of time within which to file any material Return has been requested, which Return has not since been filed;

(vi) all Returns filed by the Company and its Subsidiaries are correct and complete in all material respects or adequate reserves have been established with respect to any additional Taxes that may be due (or may become due) as a result of such Returns not being correct or complete;

(vii) to the Knowledge of the Company, no Tax liens have been filed with respect to any Taxes;

(viii) neither the Company nor any of its Subsidiaries have made since January 1, 1999, and none will make, any voluntary adjustment by reason of a change in their accounting methods for any pre-Merger period;

(ix) the Company and its Subsidiaries have made timely payments of the Taxes required to be deducted and withheld from the wages paid to their employees;

(x) the Company and its Subsidiaries are not parties to any Tax sharing or Tax matters agreement; and

(xi) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable to be assessed for or made accountable for any Tax for which any other person or persons may be liable to be assessed or made accountable whether by virtue of the entering into or the consummation of the Merger or by virtue of any act or acts done by or which may be done by or any circumstance or circumstances involving or which may involve any other person or persons.

(c) The Company and its Subsidiaries are not parties to any agreement, contract, or arrangement that would, as a result of the transactions contemplated hereby, result, separately or in the aggregate, in (i) the payment of any “excess parachute payments” within the meaning of Section 280G of the Code by reason of the Merger or (ii) the payment of any form of compensation or reimbursement for any Tax incurred by any Person arising under Section 280G of the Code.

3.14. Employees. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, arrangement or labor contract with a labor union or labor organization, whether formal or otherwise. The Company Disclosure Letter, under the caption referencing this Section 3.14, lists all employment, severance and change of control agreements (or any other agreements that may result in the acceleration of outstanding options) of the Company or its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable laws (including, without limitation, all applicable extension orders) respecting employment and employment practices, terms and conditions of employment, equal opportunity, anti-discrimination laws, and wages and hours, except where such noncompliance has not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. There is no labor strike, slowdown or stoppage pending (or, to the Knowledge of the Company or any of its Subsidiaries, any unfair labor practice complaints, labor disturbances or other controversies respecting employment which are pending or threatened which, if they actually occurred, would reasonably be expected to have a Company Material Adverse Effect) against the Company or any of its Subsidiaries.

3.15. Employee Benefit Plans.

(a) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and “Plan” means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by the Company and its Subsidiaries for the benefit of present or former employees or with respect to which the Company and its Subsidiaries otherwise has current or potential liability. Plan includes any arrangement intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness, accident, or cafeteria plan benefits (whether or not defined in Section 3(1) of ERISA), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA), (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits, change in control benefits or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA). The Company Disclosure Letter, under the caption referencing this Section 3.15(a), sets forth all material Plans by name and brief description.

(b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all Plans comply and have complied with the requirements of ERISA, the Code and other applicable law, except where such noncompliance would not, individually or in the aggregate, have a Company Material Adverse Effect. With respect to the Plans, (i) all required contributions which are due have been made and an accrual required by generally accepted accounting principles has been made on the books and records of the Company or its Subsidiaries for all future contribution obligations; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no nonexempt prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code), except for such transactions, if any, which have not had and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect. Except as otherwise disclosed in the Company Disclosure Letter under the caption referencing this Section 3.15(b), all benefits under the Plans (other than Code Section 125 cafeteria plans) are payable either through a fully-funded trust or an insurance contract and no welfare benefit Plan (as defined in Section 3(1) of ERISA) is self-funded.

(c) Parent has received true and complete copies of (i) all Plan documents, including related trust agreements or funding arrangements; (ii) the most recent determination letter, if any, received by the Company or its Subsidiaries from the Internal Revenue Service (the “IRS”) regarding the Plans and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (iii) current summary plan descriptions; and (iv) annual returns/reports on Form 5500 and summary annual reports for the most recent plan year. To the Knowledge of the Company, nothing has occurred that could materially adversely affect the qualification of the Plans and their related trusts under Section 401(a) of the Code.

(d) Except as set forth in Section 3.15 of the Company Disclosure Letter, the Company does not maintain or contribute to (and has never contributed to) any multi-employer plan, as defined in Section 3(37) of ERISA. Neither the Company nor any of its Subsidiaries has any actual or potential material liabilities under Title IV of ERISA, including under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan.

(e) Except as set forth in Section 3.15 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any actual or potential material liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in Section 3.15 of the Company Disclosure Letter and (ii) health care continuation benefits described in Section 4980B of the Code or similar requirements under applicable state law.

(f) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees or other “fiduciaries,” as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, Parent or any of their respective directors, officers or employees to any liability under ERISA or any applicable law, except for such breaches, if any, which have not had and would not, individual or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(g) There are no other trades or businesses (other than Subsidiaries of the Company), whether or not incorporated, which, together with the Company, would be deemed to be a “single employer” within the meaning of Code Sections 414(b), (c) or (m).

(h) Except with respect to Taxes on benefits paid or provided, no Tax has been waived or excused, has been paid or is owed by any person (including, but not limited to, any Plan, any Plan fiduciary or the Company) with respect to the operations of, or any transactions with respect to, any Plan which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No action has been taken by the Company, nor has there been any failure by the Company to take any action, nor is any action or failure to take action contemplated by the Company (including all actions contemplated under this Agreement), that would subject any person or entity to any liability or Tax imposed by the IRS or the U.S. Department of Labor in connection with any Plan, except for such liability or Tax that has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No reserve for any Taxes has been established with respect to any Plan by the Company nor has any advice been given to the Company with respect to the need to establish such a reserve, except for such reserves which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(i) There are no (i) legal, administrative or other proceedings or governmental investigations or audits, or (ii) complaints to or by any Governmental Entity, which are pending, anticipated or, to the Knowledge of the Company, threatened, against any Plan or its assets, or against any Plan fiduciary or administrator, or against the Company or its officers or employees with respect to any Plan which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(j) Except as set forth in Section 3.15 of the Company Disclosure Letter, there are no leased employees, as defined in Section 414(n) of the Code, providing services to the Company or its Subsidiaries, that must be taken into account with respect to the requirements under Section 414(n)(3) of the Code.

(k) Except as set forth in Section 3.15 of the Company Disclosure Letter, each Plan may be terminated directly or indirectly by Parent and the Company, in their sole discretion, at any time before or after the Effective Date in accordance with its terms, without causing the Parent or the Company to incur any liability to any person, entity or government agency for any conduct, practice or omission of the Company which occurred prior to the Effective Date, except for (i) liabilities to, and the rights of, the employees thereunder accrued prior to the Effective Date, or if later, the time of termination, (ii) continuation rights required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other applicable law, and (iii) liabilities which would not have a Company Material Adverse Effect.

3.16. Environmental Matters.

(a) The Company and its Subsidiaries (i) have been in compliance and are presently complying in all material respects with all applicable health, safety and Environmental Laws (as defined below), and (ii) have obtained all material permits, licenses and authorizations which are required under all applicable health, safety and Environmental Laws and are in compliance in all material respects with such permits, licenses and authorizations, except in each case for such failure to comply or to obtain permits, licenses or authorizations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, (i) none of the Owned Real Property and Leased Real Property (including without limitation soils and surface and ground waters) are contaminated with any Hazardous Materials (as defined in Section 3.16(b) hereof) in quantities which require investigation or remediation under Environmental Laws, (ii) neither the Company nor any of its Subsidiaries is liable for any off-site contamination, and (iii) there is no environmental matter which could reasonably be expected to expose the Company or any of its Subsidiaries to a claim to cleanup any Hazardous Materials or otherwise to remedy any pollution or damage at any of the properties utilized in the Company’s business under any Environmental Laws, that would, with respect to any of (i), (ii) or (iii) above, be required to be disclosed in the Company SEC Reports.

(b) For purposes of this Agreement, the term (i) “Environmental Laws” means all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable United States federal, state, provincial, local and other foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement), and (ii) “Hazardous Materials” means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any United States federal, state, provincial, local or other foreign law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company or any of its Subsidiaries to any imposition of costs or liability under any Environmental Law.

3.17. Insurance. Section 3.17 of the Company Disclosure Letter identifies each of the insurance policies currently in force with respect to the business and properties of the Company and its Subsidiaries. Except as disclosed in Section 3.17 of the Company Disclosure Letter, there are no claims outstanding under any insurance policy which could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and, to the Knowledge of the Company or any of its Subsidiaries, neither the Company nor any of its Subsidiaries has failed to give any notice or to present any such claim with respect to its business under any such policy in due and timely fashion, except where such failure would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

3.18. Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries (nor any person representing the Company or any of its Subsidiaries) has at any time during the last five years (a) made any payment in violation of the Foreign Corrupt Practices Act or similar laws of other countries where the Company engages in business, or (b) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

3.19. Export Control Laws. The Company has conducted its export transactions in accordance in all material respects with applicable provisions of United States export control laws and regulations, including but not limited to the Export Administration Act and implementing Export Administration Regulations.

3.20. Finders or Brokers. Except for Houlihan Lokey Howard & Zukin, whose fees will be paid by the Company, none of the Company, the Subsidiaries of the Company, the Board of Directors of the Company (the “Company Board”) or any member of the Company Board has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger or the other transactions contemplated hereby.

3.21. Board Recommendation. The Company Board has, at a meeting of such Company Board duly held on November 2, 2005, approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, declared the advisability of the Merger and recommended that the stockholders of the Company approve the Merger and the other transactions contemplated hereby, and has not as of the date hereof rescinded or modified in any respect any of such actions.

3.22. Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting (as defined in Section 3.26 hereof) is the only vote of the holders of any of the Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

3.23. Opinion of Financial Advisor. The Company has received the oral opinion of Houlihan Lokey Howard & Zukin on the date of the meeting of the Company Board referenced in Section 3.21 above, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

3.24. Tax Matters. Neither the Company nor, to its Knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by Parent or any of its affiliates) would prevent the business combination to be effected by the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368 of the Code.

3.25. State Takeover Statutes. The Company Board has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a “business combination” (as defined in Section 203 of the DGCL) will not apply to the execution, delivery of performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

3.26. Registration Statement; Proxy Statement/Prospectus. The information supplied by the Company for inclusion in the registration statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of Parent Common Stock to be issued in the Merger will be registered with the SEC (the “Registration Statement”) shall not at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the Merger (the “Company Stockholders Meeting”) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

Merger Sub and Parent jointly and severally represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth in the letter delivered by Merger Sub and Parent to the Company on the date hereof (the “Parent Disclosure Letter”) (which Parent Disclosure Letter sets forth the exceptions to the representations and warranties contained in this Article IV with regard only to the Sections corresponding to the respective caption in the Parent Disclosure Letter, any other Sections expressly referenced by such exceptions and any additional Sections only if and to the extent that the context of the Parent Disclosure Letter makes it reasonably apparent that such exceptions apply to such other Sections in this Article IV):

4.1. Organization and Qualification. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Merger Sub is a corporation validly existing and in good standing under the laws of the State of Delaware. Each of Merger Sub and Parent is duly qualified or licensed to carry on its business as it is now being conducted, and is qualified to conduct business, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified that would not, individually or in the aggregate, have, or would not reasonably be expected to have, a Parent Material Adverse Effect (as defined below). Neither Parent nor Merger Sub is in violation of any of the provisions of its Charter Document or its Governing Document. As used in this Agreement, the term “Parent Material Adverse Effect” means any change, effect, event or condition that (i) has a material adverse effect on the assets, business or financial condition of Parent and its Subsidiaries, taken as a whole, or (ii) would prevent or materially delay Merger Sub’s or Parent’s ability to consummate the transactions contemplated hereby.

4.2. Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, $0.20 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share (of which 100,000 shares are designated Series A Junior Participating Preferred Stock, the “Parent Preferred Stock”). As of the close of business on November 1, 2005 (the “Parent Measurement Date”), (a) 63,574,526 shares of Parent Common Stock were issued and outstanding, (b) no shares of Parent Preferred Stock were issued and outstanding, (c) 15,011,443 shares of Parent Common Stock were reserved for issuance under the 1987 Stock Plan of the Parent (the “Parent Stock Plan”), (d) options to purchase 11,958,035 shares of Parent Common Stock in the aggregate had been granted and remained outstanding under the Parent Stock Plan, and (e) rights to acquire shares or property pursuant to the Microsemi Corporation Shareholder Rights Plan, dated as of December 22, 2000, as amended, between Parent and Mellon Investor Services LLC (the “Parent SRP Plan”), there were no outstanding Parent Rights (as defined below). Since the Parent Measurement Date, no additional shares of Parent Common Stock have been issued and are outstanding, except pursuant to the exercise of options, and no Parent Rights have been granted. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights created by the DGCL or Parent’s Charter Document or Governing Document, or any other agreement with the Company. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities or other rights which obligate Parent or any of its Subsidiaries to issue, exchange, transfer or sell any shares of capital stock of Parent or any of its Subsidiaries, other than shares of Parent Common Stock issuable under the Parent Stock Plan, or awards granted pursuant thereto, and other than Parent SRP Plan rights issued along with all past and future issuances of shares of Parent Common Stock (collectively, “Parent Rights”).

4.3. Authority Relative to this Agreement. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and, subject to obtaining the necessary approval of its stockholders, to consummate the Merger and the other provisions contemplated hereby under applicable law. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the Merger and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Merger or other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally or by general equitable principles. The shares of Parent Common Stock to be issued by Parent pursuant to the Merger, as well as the Assumed Company Options and the shares of Parent Common Stock to be issued upon exercise thereof: (i) have been duly authorized, and, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights, (ii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be registered under the Securities Act, and registered or exempt from registration under applicable United States “Blue Sky” laws, (iii) will, when issued in accordance with the terms of the Merger and this Agreement (or the applicable option agreements), be listed on the Nasdaq National Market and (iv) will be issued free and clear of any Liens.

4.4. No Conflicts; Required Filings and Consents.

(a) Neither the execution, delivery or performance of this Agreement by Merger Sub or Parent, nor the consummation of the transactions contemplated hereby, nor compliance by Merger Sub or Parent with any provision hereof will (i) violate, conflict with or result in a breach of any provision of the Charter Documents or Governing Documents of Merger Sub or Parent, (ii) cause a default or give rise to any right of termination, cancellation or acceleration or loss of a material benefit under, or result in the creation of any lien, charge or other encumbrance upon any of the properties or assets of Merger Sub or Parent under any of the terms, conditions or provisions of any note, license, bond, deed of trust, mortgage or indenture, or any other material instrument, obligation or agreement to which Merger Sub or Parent is a party or by which its properties or assets may be bound or (iii) violate any law, judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Merger Sub or Parent or binding upon any of its properties, except for, in the case of clauses (ii) and (iii), such defaults or violations which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) No filing or registration with or notification to and no permit, authorization, consent or approval of any Governmental Entity is required to be obtained, made or given by Merger Sub or Parent in connection with the execution and delivery of this Agreement or the consummation by Merger Sub of the Merger or other transactions contemplated hereby except (i) (A) in connection with the applicable requirements of the HSR Act, (B) the filing of a Registration Statement (defined in Section 3.26 hereof) with the SEC, in accordance with the Securities Act, as further described in Section 3.26 hereof or (C) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the laws of any country other than the United States, or (ii) where the failure to obtain any such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.5. SEC Filings; Financial Statements.

(a) Parent has filed all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 2003 to the date hereof (collectively, as supplemented and amended since the time of filing, the “Parent SEC Reports”) with the SEC. The Parent SEC Reports (i) were prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence does not apply to any misstatement or omission in any Parent SEC Report filed prior to the date of this Agreement which was superseded by a subsequent Parent SEC Report filed prior to the date of this Agreement.

(b) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its Subsidiaries included or incorporated by reference in such Parent SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may otherwise be indicated in the notes thereto) and present fairly, in all material respects, the financial position and results of operations and cash flows of Parent and its Subsidiaries on a consolidated basis at the respective dates and for the respective periods indicated (except, in the case of all such financial statements that are interim financial statements, for normal year-end adjustments).

(c) Neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature, whether absolute, accrued, unmatured, contingent or otherwise, whether due or to become due, known or unknown, or any unsatisfied judgments or any leases of personalty or realty or unusual or extraordinary commitments that are required to be disclosed under United States generally accepted accounting principles, except (i) as set forth in the Parent SEC Reports, (ii) the liabilities recorded on Parent’s consolidated balance sheet at September 26, 2004 included in the financial statements referred in Section 4.5(a) hereof and the notes thereto, (iii) liabilities or obligations incurred since September 26, 2004 (whether or not incurred in the ordinary course of business and consistent with past practice) that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (iv) liabilities that would not be required by United States generally accepted accounting principles to be disclosed in financial statements or in the notes thereto and that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.6. Absence of Changes or Events. Except as set forth in the Parent SEC Reports, since December 31, 2004 through the date of this Agreement, Parent and its Subsidiaries have not incurred any liability or obligation outside the ordinary course of business, nor has any event occurred or action been threatened, that has resulted or would reasonably likely be expected to result in a Parent Material Adverse Effect.

4.7. Litigation. Except as disclosed in the Parent SEC Reports, there is no (i) claim, action, suit or proceeding pending or, to the Knowledge of Parent, threatened against or relating to Parent or any of its Subsidiaries, or (ii) outstanding Orders, or application, request or motion therefor, in a proceeding to which Parent, any Subsidiary of Parent or any of their respective assets was or is a party except actions, suits, proceedings or Orders that, individually or in the aggregate, has not had or would not reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor any Subsidiary is in default in any material respect with respect to any such Order.

4.8. Compliance with Law. All activities of Merger Sub and Parent have been, and are currently being, conducted in compliance in all material respects with all applicable United States federal, state and local and other foreign laws, ordinances, regulations, interpretations, judgments, decrees, injunctions, permits, licenses, certificates, governmental requirements, Orders and other similar items of any court or other Governmental Entity or any nongovernmental self-regulatory agency, and no notice has been received by Parent of any claims filed against either Merger Sub or Parent alleging a violation of any such laws, regulations or other requirements which would be required to be disclosed in the Parent SEC Reports. Merger Sub and Parent have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.9. Finders or Brokers. Except for Lehman Brothers, whose fees will be paid by Parent, none of Parent, Merger Sub, the other Subsidiaries of Parent, the Boards of Directors of Parent and Merger Sub or any member of such Boards of Directors has employed any agent, investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to a fee or any commission in connection with the Merger or the other transactions contemplated hereby.

4.10. Tax Matters. Neither Parent nor, to its Knowledge, any of its affiliates has taken or agreed to take any action, or knows of any circumstances, that (without regard to any action taken or agreed to be taken by the Company or any of its affiliates) would prevent the business combination to be effected by the Merger from constituting a transaction qualifying as a reorganization within the meaning of Section 368 of the Code.

4.11. Registration Statement; Proxy Statement/Prospectus. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement/Prospectus shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement/Prospectus shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company’s stockholders, at the time of the Company Stockholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

ARTICLE V

COVENANTS AND AGREEMENTS

5.1. Conduct of Business of the Company Pending the Merger. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement to the earlier of (i) the termination of this Agreement or (ii) the Effective Time, each of the Company and its Subsidiaries will conduct their respective operations according to its ordinary course of business consistent with past practice, and will use commercially reasonable best efforts consistent with past practice and policies to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, or the timing thereof. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company will not nor will it permit any of its Subsidiaries to, without the prior written consent of Parent:

(a) amend any of its Charter Documents or Governing Documents;

(b) authorize for issuance, issue, sell, deliver, grant any options, warrants, stock appreciation rights, or stock issuance rights for, or otherwise agree or commit to issue, sell, deliver, pledge, dispose of or otherwise encumber any shares of any class of its capital stock or any securities convertible into shares of any class of its capital stock, except (i) pursuant to and in accordance with the terms of Company Options outstanding on the Company Measurement Date or granted pursuant to clause (ii) below, or (ii) the grant of Company Options consistent with past practices to new employees, which Company Options will represent the right to acquire no more than 15,000 shares of Company Common Stock per new employee; provided however, that the current form of agreement under the Company Stock Option Plans shall be amended to no longer include any provisions providing for acceleration of vesting upon a change of control, and any other form used by the Company shall be in a form reasonably acceptable to Parent;

(c) subdivide, cancel, consolidate or reclassify any shares of its capital stock, issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its capital stock or purchase, redeem or otherwise acquire any shares of its own capital stock or of any of its Subsidiaries, except as otherwise expressly provided in this Agreement;

(d) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than Subsidiaries of the Company); or (iii) make any material loans, advances or capital contributions to, or investments in, any other person (other than to Subsidiaries of the Company);

(e) except as otherwise expressly contemplated by this Agreement, (i) increase in any manner the compensation of (A) any employee who is not an officer of the Company or any Subsidiary (a “Non-Executive Employee”), except in the ordinary course of business consistent with past practice or (B) any of its directors or officers, except in the ordinary course of business, consistent with past practice, after consultation with Parent, (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required, or enter into, amend or agree to enter into or amend any agreement or arrangement with any such director or officer or employee, whether past or present, relating to any such pension, retirement allowance or other employee benefit, except as required to comply with law or under currently existing agreements, plans or arrangements or with respect to Non-Executive Employees, in the ordinary course of business consistent with past practice, provided, however, that the vesting of outstanding options held by officers or directors may be accelerated; (iii) grant any rights to receive any severance or termination pay to, or enter into or amend any employment or severance agreement with, any employee or any of its directors or officers, except as required by applicable law or with respect to severance or termination pay to Non-Executive Employees in the ordinary course of business, consistent with past practices; or (iv) except as may be required to comply with applicable law, become obligated (other than pursuant to any new or renewed collective bargaining agreement) under any new pension plan, welfare plan, multi-employer plan, employee benefit plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, including any bonus, incentive, deferred compensation, share purchase, share option, share appreciation right, group insurance, severance pay, retirement or other benefit plan, agreement or arrangement, or employment or consulting agreement with or for the benefit of any person, or amend any of such plans or any of such agreements in existence on the date hereof; provided, however, that this clause (iv) shall not prohibit the Company from renewing any such plan, agreement or arrangement already in existence on terms no more favorable to the parties to such plan, agreement or arrangement;

(f) except as otherwise expressly contemplated by this Agreement, enter into, amend in any material respect or terminate any Company Material Contracts other than in the ordinary course of business consistent with past practice;

(g) sell, lease, license, mortgage or dispose of any of its properties or assets, other than (i) transactions in the ordinary course of business consistent with past practice, (ii) sales of assets, for the fair market value thereof, which sales do not individually or in the aggregate exceed $100,000 or (iii) as may be required or contemplated by this Agreement;

(h) except as otherwise contemplated by the Merger, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than the acquisition of assets that is in the ordinary course of business consistent with past practice and which are contemplated within the budget previously provided in writing by the Company to the Parent without the prior written consent of Parent, which consent will not be unreasonably withheld;

(i) alter (through merger, liquidation, reorganization, restructuring or in any fashion) the corporate structure or ownership of the Company or any Subsidiary;

(j) authorize or commit to make any material capital expenditures not within the budget previously provided in writing by the Company to Parent without the prior written consent of Parent, which consent shall not be unreasonably withheld;

(k) make any change in the accounting methods or accounting practices followed by the Company, except as required by generally accepted accounting principles or applicable law;

(l) make any election under any applicable Tax laws which would, individually or in the aggregate, have a Company Material Adverse Effect;

(m) settle any action, suit, claim, investigation or proceeding (legal, administrative or arbitrative) requiring a payment by the Company or its Subsidiaries in excess of $200,000 without the consent of Parent, which consent shall not be unreasonably withheld or delayed;

(n) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred in the ordinary course of business consistent with past practice; or

(o) agree or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the this Agreement.

5.2. Preparation of Registration Statement; Proxy Statement/Prospectus; Blue Sky Laws. As promptly as practicable and no later than twenty (20) business days after the date hereof, Parent and the Company shall prepare, and Parent shall file with the SEC, the Registration Statement, in which the Proxy Statement/Prospectus will be included as part thereof. Parent and the Company shall use all commercially reasonable best efforts to have such Registration Statement declared effective under the Securities Act as promptly as practicable after filing. The Proxy Statement/Prospectus will, when prepared pursuant to this Section 5.2 and mailed to the Company’s stockholders, comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act. The Proxy Statement/Prospectus shall be reviewed and approved by Parent and Parent’s counsel prior to the mailing of such Proxy Statement/Prospectus to the Company’s stockholders. Parent shall also take any action required to be taken under any applicable provincial or state securities laws (including “Blue Sky” laws) in connection with the issuance of the Parent Common Stock in the Merger; provided, however, that neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where any such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of Parent Common Stock or the Assumed Company Options.

5.3. Company Stockholder Meeting. The Company shall, promptly after the date hereof, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene the Company Stockholders Meeting within 45 days of the Registration Statement being declared effective by the SEC, whether or not the Company Board determines at any time after the date hereof that the Merger is no longer advisable. The adoption of the Merger by the stockholders of the Company shall be recommended by the Company Board unless, in the good faith judgment of the Company Board, after consultation with outside counsel, taking such action would be inconsistent with its fiduciary obligations under applicable law. The Company Stockholders Meeting will be convened, held and conducted, and any proxies will be solicited, in compliance with the DGCL and applicable securities laws. The Company shall consult with Parent regarding the date of the Company Stockholders Meeting. Subject to Section 5.2 and Section 5.6 hereof, the Company shall use commercially reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger and shall take all other commercially reasonable actions necessary or advisable to secure the vote or consent of stockholders required to effect the Merger.

5.4. Additional Agreements; Cooperation.

(a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its commercially reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, and to cooperate, subject to compliance with applicable law, with each other in connection with the foregoing, including using its commercially reasonable best efforts (i) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, material leases and other material contracts, (ii) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any United States federal or state, foreign law or regulations, (iii) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (v) to effect all necessary registrations and filings and submissions of information requested by Governmental Entities, and (vi) to fulfill all conditions to this Agreement.

(b) Each of the parties hereto agrees, subject to compliance with applicable law, to furnish to each other party hereto such necessary information and reasonable assistance as such other party may request in connection with its preparation of necessary filings or submissions to any regulatory or governmental agency or authority, including, without limitation, any filing necessary under the provisions of the HSR Act, the Exchange Act, the Securities Act or any other United States federal or state, or foreign statute or regulation. Each party hereto shall promptly inform each other party of any material communication from the U.S. Federal Trade Commission or any other government or governmental authority regarding any of the transactions contemplated hereby.

5.5. Publicity. Parent and the Company will mutually consult concerning the news release first announcing this Agreement and the transactions contemplated hereby, which shall be a joint news release. Neither party shall issue any such news release or other announcement without the consent of the other party. Thereafter, without the consent of the Parent, which consent shall not be unreasonably withheld or delayed, the Company and/or its Subsidiaries will not, and will not permit any of their respective affiliates or representatives to, issue or cause the publication of any news release or make any other public announcement with respect to the transactions contemplated by this Agreement, except as otherwise required by applicable law or by obligations pursuant to any listing agreement with the Nasdaq Stock Market, in which case the Company shall use its commercially reasonable best efforts to consult with Parent and to provide Parent with a copy of such news release or other announcement and afford Parent the opportunity to comment thereon prior to publication.

5.6. No Solicitation.

(a) Immediately upon execution of this Agreement, the Company shall (and shall cause its officers, directors, employees, investment bankers, attorneys and other agents or representatives to) cease all discussions, negotiations, responses to inquiries (except as set forth in the proviso to this sentence) and other communications relating to any potential business combination with all third parties who, prior to the date hereof, may have expressed or otherwise indicated any interest in pursuing an Acquisition Proposal (as hereinafter defined) with the Company; provided that, this Section 5.6(a) shall not prohibit activities permitted by Section 5.6(b) in response to an inquiry initiated after the date hereof.

(b) Prior to termination of this Agreement pursuant to Article VII hereof, the Company and its Subsidiaries shall not, nor shall the Company authorize or permit any officers, directors or employees of, or any investment bankers, attorneys or other agents or representatives retained by or acting on behalf of, the Company or any of its Subsidiaries to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) engage or participate in negotiations or discussions with, or furnish any information or data to, or take any other action to, facilitate any inquiries or making any proposal by, any third party relating to an Acquisition Proposal, (iii) enter into any agreement with respect to any Acquisition Proposal or approve an Acquisition Proposal, or (iv) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal. Notwithstanding anything to the contrary contained in this Section 5.6 or in any other provision of this Agreement, prior to the Company Stockholders Meeting, the Company Board may participate in discussions or negotiations with or furnish information to any third party making an unsolicited Acquisition Proposal (a “Potential Acquiror”) or approve or recommend an unsolicited Acquisition Proposal if (A) a majority of the disinterested directors of the Company Board determines in good faith, after consultation with its independent financial advisor, that a Potential Acquiror has submitted to the Company a written Acquisition Proposal which sets forth a price or range of values to be paid by the Potential Acquiror and which, if consummated, would be more favorable to the Company’s stockholders, from a financial point of view, than the Merger (a “Superior Proposal”), (B) the Company Board has determined in good faith, based on consultation with independent financial advisor(s), that such Potential Acquiror is financially capable of consummating such Superior Proposal, and (C) a majority of the disinterested directors of the Company Board determines in good faith, after receiving advice from reputable outside legal counsel experienced in such matters (and the parties hereto agree that the law firm of Davis Wright & Tremaine LLP is so experienced), that the failure to participate in such discussions or negotiations or to furnish such information or to approve or recommend such unsolicited Acquisition Proposal is inconsistent with the Company Board’s fiduciary duties under applicable law. In the event that the Company shall receive any Acquisition Proposal, it shall promptly (and in no event later than forty-eight (48) hours after receipt thereof) furnish to Parent the identity of the recipient of the Acquisition Proposal and of the Potential Acquiror, the terms of such Acquisition Proposal, copies of such Acquisition Proposal and all information requested by the Potential Acquiror, and shall further promptly inform Parent in writing as to the fact such information is to be provided after compliance with the terms of the preceding sentence. Notwithstanding the foregoing, the Company shall not provide any non-public information to any such Potential Acquiror unless (1) it has prior to the date thereof provided such information to Parent and Merger Sub, and (2) the Company provides such non-public information pursuant to a nondisclosure agreement with terms that are at least as restrictive as those pursuant to the Confidential Disclosure Agreement (the “Reciprocal Confidentiality Agreement”), dated November 12, 2004, between Parent and the Company. Nothing contained herein shall prevent the Company from complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or making any disclosure to the Company’s stockholders if, in the good faith judgment of the Company Board, after receiving advice from reputable outside legal counsel experienced in such matters (and the parties hereto agree that the law firm of Davis Wright & Tremaine LLP is so experienced), such disclosure is required by applicable law. In addition to the foregoing, the Company shall not enter into any agreement concerning an Acquisition Proposal for a period of not less than five (5) days after the Parent’s receipt of a copy of the Acquisition Proposal. Further, Parent has the right to match or better any Superior Proposal of which it has been notified. New proposals from the third party may be made, and Parent retains the same rights set forth above regarding such new proposals. If the Parent has not notified Company of its decision to match or better the Superior Proposal by the eleventh day after Company’s notification is received by Parent that the acquisition proposal is a Superior Proposal, Company may pay the Parent Termination Fee and terminate this Agreement in accordance with its terms and proceed with the Superior Proposal. If Parent notifies Company that it will match or better a Superior Proposal, this Agreement must be amended to reflect the matched or bettered terms within two (2) days of Parent’s decision to so match or better the Superior Proposal. Upon such amendment, Company may not terminate this Agreement and must notify the party making the Superior Proposal that such proposal has been matched or bettered and that this Agreement has been amended to reflect this fact. After such amendment to this Agreement, Company must, and must cause Company Bank and its representatives to, cease and terminate all discussions and negotiations regarding the previous Superior Proposal, unless a new Acquisition Proposal is received that is determined to be a Superior Proposal pursuant to this Section 5.6. Without limiting the foregoing, the Company understands and agrees that any violation of the restrictions set forth in this Section 5.6(b) by the Company or any of its Subsidiaries, or by any director or officer of the Company or any of its Subsidiaries or any financial advisor, attorney or other advisor or representative of the Company or any of its Subsidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.6(b) sufficient to enable Parent to terminate this Agreement pursuant to Section 7.1(d)(i) hereof.

(c) For the purposes of this Agreement, “Acquisition Proposal” shall mean any proposal, whether in writing or otherwise, made by any person other than Parent and its Subsidiaries to acquire “beneficial ownership” (as defined under Rule 13(d) of the Exchange Act) of twenty percent (20%) or more of the assets of, or twenty percent (20%) or more of the outstanding capital stock of any of the Company or its Subsidiaries pursuant to a merger, consolidation, exchange of shares or other business combination, sale of shares of capital stock, sales of assets, tender offer or exchange offer or similar transaction involving the Company or its Subsidiaries.

5.7. Access to Information. From the date of this Agreement until the Effective Time, and upon reasonable notice, the Company will give Parent and its authorized representatives (including counsel, other consultants, accountants and auditors), to the extent it has the legal authority to do so, reasonable access during normal business hours to all real properties presently or formerly operated by the Company or its Subsidiaries, all facilities, personnel and operations and to all books and records of it and its Subsidiaries, will permit Parent to make such inspections, investigations and testing as it may reasonably require, including upon request Phase II environmental investigations, will cause its officers and those of its Subsidiaries to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent may from time to time reasonably request and confer with Parent to keep it reasonably informed with respect to operational and other business matters relating to the Company and its Subsidiaries and the status of satisfaction of conditions to the Closing, other than information that may not be disclosed under applicable law or in violation of an agreement or if such disclosure would result in a waiver of the attorney-client privilege; provided, however, that in any such event the parties shall cooperate in good faith to obtain waivers of such prohibitions or implement alternative methods of disclosure of material information. All information obtained by Parent pursuant to this Section 5.7 shall be kept confidential in accordance with the Reciprocal Confidentiality Agreement.

5.8. Notification of Certain Matters. The Company or Parent, as the case may be, shall promptly notify the other of (a) its obtaining of Knowledge as to the matters set forth in clauses (i), (ii) and (iii) below, or (b) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) any material failure of the Company or Parent, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) the institution of any claim, suit, action or proceeding arising out of or related to the Merger or the transactions contemplated hereby; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

5.9. Resignation of Officers and Directors. At or prior to the Effective Time, the Company shall deliver to Parent the resignations of all officers and directors of the Company and shall use its commercially reasonable best efforts to deliver to Parent the resignations of such officers and directors of its Subsidiaries (in each case, in their capacities as officers and directors, but not as employees if any of such persons are employees of the Company or any Subsidiary), except as Parent may specify, which resignations shall be effective at the Effective Time.

5.10. Indemnification.

(a) As of the Effective Time and for a period of ten (10) years following the Effective Time, Parent will indemnify and hold harmless from and against all claims, damages, losses, obligations or liabilities (“Losses”) any persons who were directors or officers of the Company or any Subsidiary prior to the Effective Time (the “Indemnified Persons”) to the fullest extent such person could have been indemnified for such Losses under applicable law, under the Governing Documents of the Company or any Subsidiary or under the indemnification agreements listed on Schedule 5.10 in effect immediately prior to the date hereof, with respect to any act or failure to act by any such Indemnified Person at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

(b) Any determination required to be made with respect to whether an Indemnified Person’s conduct complies with the standards set forth under the DGCL or other applicable law shall be made by independent counsel selected by Parent and reasonably acceptable to the Indemnified Persons. Parent shall pay such counsel’s fees and expenses (so long as the Indemnified Persons do not challenge any such determination by such independent counsel).

(c) In the event that Parent or any of its successors or assigns (i) consolidates with, merges or otherwise enters a business combination into or with any other person, and Parent or such successor or assign is not the continuing or surviving corporation or entity of such consolidation, merger or business combination, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, proper provision shall be made so that such person or the continuing or surviving corporation assumes the obligations set forth in this Section 5.10 and none of the actions described in clauses (i) and (ii) above shall be consummated until such provision is made.

(d) The Company represents to Parent that the amount per annum the Company paid for the current policies of directors’ and officers’ liability insurance maintained by the Company (the “D&O Policy”) for the current policy year (the “Annual Premium”) is as set forth in Section 3.17 of the Company Disclosure Letter. Parent and the Surviving Corporation shall either:

(i) maintain the D&O Policy in effect for not less than six years from the Effective Time (provided that Parent may substitute therefor, through brokers of its choice, policies of at least comparable coverage containing terms and conditions which are no less advantageous to the Indemnified Persons in all material respects so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters (including, without limitation, extended reporting endorsements (tail coverage) on fiduciary liability with respect to all senior officers and directors of the Company), including the transactions contemplated hereby, occurring prior to, and including the Effective Time; provided that, in the event that any claim for any losses is asserted or made within such six-year period, such insurance shall be continued in respect of any such Claim until final disposition of any and all such Claims; and provided, further, that Parent shall not be obligated to make aggregate premium payments for such insurance to the extent such annual premiums in the aggregate exceed two hundred percent (200%) of the Annual Premium. In such case, Parent shall purchase only as much coverage as possible for aggregately two hundred percent (200%) of the Annual Premium; or

(ii) notwithstanding the foregoing, and in lieu thereof, prior to the Effective Time, the Parent may arrange for and purchase through brokers of its choice a directors’ and officers’ liability insurance “tail” or “runoff” insurance program, in form and substance reasonably satisfactory to Parent and the Company, effective as of the Effective Time, to extend the reporting period for a period of six (6) years from and after the Effective Time with respect to acts or omissions occurring on or prior to the Effective Time, with such coverage to have an aggregate coverage limit over the term of such policy in an amount at least equal to the annual aggregate coverage limits under the D&O Policy; provided that the aggregate premium for such coverage shall not exceed two (2) times the Annual Premium. In the event that the Parent purchases such a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such “tail” or “runoff” policy for so long as such “tail” or “runoff” policy shall be maintained in full force and effect in lieu of all other obligations of Parent and the Surviving Corporation under this Section 5.10(d).

Neither Parent nor the Surviving Corporation shall be deemed in breach of their obligations to maintain any insurance policy pursuant to this Section 5.10(d) as to any Indemnified Party that is denied coverage under such insurance policy by the issuer or underwriter thereof as a result of any act or omission of an Indemnified Person in connection with either the application for any insurance policy or any claim thereunder.

(e) In the event any claim, action, suit, proceeding or investigation (a “Claim”) for which indemnification is provided under this Section 5.10 is brought against an Indemnified Person (whether arising before or after the Effective Time) after the Effective Time Parent shall, consistent with the terms of any directors’ and officers’ liability insurance policy, defend such Indemnified Person from such claim with counsel reasonably acceptable to such Indemnified Person; provided, however, that in the event Parent fails to provide a defense to such Claim or it would be inappropriate due to conflicts of interests that counsel for Parent also represent such Indemnified Person, (i) such Indemnified Person may retain separate counsel reasonably acceptable to Parent, (ii) the indemnifying party shall pay all reasonable fees and expenses of such counsel for such Indemnified Person as statements therefor are received, and (iii) the indemnifying party will use all commercially reasonable best efforts to assist in the defense of any such matter, provided that the indemnifying party shall not be liable for any settlement of any Claim without its written consent, which consent shall not be unreasonably withheld, and provided further, however, that not more than one such separate counsel may be retained for all Indemnified Persons at the expense of the indemnifying party (unless, and to the extent that, the joint representation of all Indemnified Persons poses an actual conflict of interest). Any Indemnified Person desiring to claim indemnification under this Section 5.10, upon learning of any Claim, shall notify the indemnifying party (but the failure to so notify shall not relieve the indemnifying party from any liability which it may have under this Section 5.10 except to the extent such failure materially prejudices such indemnifying party).

(f) This Section 5.10 is intended to benefit the Indemnified Persons, shall be enforceable by each Indemnified Person and his or her heirs and representatives.

5.11. Stockholder Litigation. The Company shall give Parent the reasonable opportunity to participate in the defense of any stockholder litigation against or in the name of the Company and/or its respective directors relating to the transactions contemplated by this Agreement.

5.12. Employee Benefit Plans.

(a) 401(k) Plan. The Company shall take the following steps with respect to the ADVANCED POWER TECHNOLOGY, INC. Salary Savings Plan (401(k) Plan): at least three days prior to the Effective Time, the

Company shall terminate the 401(k) Plan pursuant to written resolutions, the form and substance of which shall be satisfactory to Parent. Individuals employed by the Company at the Effective Time (“Company Employees”) shall be allowed to participate in Parent’s 401(k) plan effective as of the first payroll following the Effective Time; and all service with the Company shall be considered service with Parent for purposes of determining eligibility, vesting, and benefit accrual (i.e., any matching contributions) under Parent’s 401(k) plan. As soon as administratively feasible after assets are distributed from the 401(k) Plan, Company Employees shall be offered an opportunity to roll their 401(k) Plan account balances into Parent’s 401(k) Plan.

(b) Welfare Plans. Company Employees shall be eligible to participate in Parent’s disability plans, group life insurance plan, medical plan, dental plan, and Section 125 cafeteria plan as soon as administratively feasible after the Effective Time. Prior to such time, Company Employees shall remain eligible for the Company’s welfare plans, as applicable, and such plans will not be amended or changed in any material respect by Parent or the Company. Parent shall include service and prior earnings with the Company for purposes of determining eligibility, participation, and benefit accrual under its short term disability plan, group life insurance plan medical plan, dental plan, and Section 125 cafeteria plan. Parent shall include such service for purposes of determining benefit eligibility or participation in Parent’s disability plans; however, such participation shall be subject to any applicable preexisting condition exclusions.

(c) Vacation and PTO. Company Employees shall be eligible to participate in Parent’s vacation or paid time off (“PTO”) policy, as applicable, as soon as administratively feasible after the Effective Time. Prior to such date Company Employees shall remain eligible for the Company’s vacation pay or sick pay policies, as applicable, and such plans or policies will not be amended or changed in any material respect by Parent or the Company. Parent shall include service with the Company for purposes of determining eligibility, participation, and calculation of vacation pay, sick pay, or PTO under Parent’s vacation or PTO policy, as applicable. Subject to the terms of the Company plans or policies, each Company Employee will be entitled to carry over all vacation days and sick leave accrued but unused as of the Effective Time.

(d) Incentive Bonus Plan. The Company’s Incentive Bonus Plan shall be kept in place until December 31, 2005, after which time Company Employees may be eligible to participate in any incentive program established by Parent from time to time.

5.13. Determination of Optionholders. At least thirty (30) business days before the Effective Time, the Company shall provide Parent with a true and complete list, as of such date, of (a) the holders of Company Options, (b) the number of shares of Company Common Stock subject to Company Options held by each such optionholder and (c) the address of each such optionholder as set forth in the books and records of the Company or any Subsidiary, following upon which there shall be no additional grants of Company Options without Parent’s prior written consent. From the date such list is provided to Parent until the Effective Time, the Company shall provide option activity reports to Parent twice monthly containing such information as Parent shall reasonably request and shall provide an update of such information at and as of the Effective Time.

5.14. Preparation of Tax Returns. The Company shall file (or cause to be filed) at its own expense, on or prior to the due date thereof, all Returns required to be filed on or before the Closing Date. The Company shall provide Parent with a copy of appropriate work papers, schedules, drafts and final copies of each foreign and domestic, federal, provincial and state income Tax return or election of the Company (including returns of all Employee Benefit Plans) at least ten days before filing such return or election and shall consult with Parent with respect thereto prior to such filing.

5.15. Tax-Free Reorganization. Parent and the Company shall each use all commercially reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither Parent nor the Company shall take or fail to take, or cause any third party to take or fail to take, any action that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

5.16. SEC Filings; Compliance. The Company and Parent shall each cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company and Parent, respectively, between the date of this Agreement and the Effective Time (with respect to either the Company or Parent, the “New SEC Reports”) to be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and such New SEC Reports will not at the time they are filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5.17. Listing of Additional Shares. Prior to the Effective Time, Parent shall file with the Nasdaq National Market a Notification Form 10b-17 for Listing Additional Shares with respect to the shares of Parent Common Stock to be issued in the Merger.

5.18. Environmental Investigation. The Parent shall arrange for and direct environmental investigations of soil and groundwater, with the assistance and cooperation of Company, in, under or about properties operated, now or previously, by Company or its Subsidiaries. Company shall use commercially reasonable efforts to provide Parent adequate access to any and all such properties. Company shall provide Parent documentation of any and all insurance policies, indemnities, judgments, orders or agreements respecting liability under any Environmental Laws.

5.19. Delivery of Ancillary Documents. The Company shall use its commercially reasonable best efforts to deliver the Employment Agreements, Lock-up Agreements and the Voting Agreements, fully-executed by the parties thereto other than the Parent, within ten (10) business days following the execution of this agreement.

ARTICLE VI

CONDITIONS TO CLOSING

6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Effective Date of the following conditions:

(a) Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company under the DGCL and the Company’s Charter Document and Governing Documents.

(b) Governmental Action; No Injunction or Restraints. No action or proceeding shall be instituted by any Governmental Entity seeking to prevent consummation of the Merger, asserting the illegality of the Merger or this Agreement or seeking damages (in an amount or to the extent that, if they were incurred or paid by the Company, would constitute a Company Material Adverse Effect) directly arising out of the transactions contemplated hereby which continues to be outstanding. No judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing or seeking to impose sanctions, damages or liabilities (in an amount or to the extent that, if they were incurred or paid by the Company, would constitute a Company Material Adverse Effect) directly arising out of the Merger on the Company or any of its officers or directors; or (ii) preventing the consummation of the Merger.

(c) Governmental Consents. All necessary authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or waiver of waiting periods imposed by, any Governmental Entity of any applicable jurisdiction required for the consummation of the transactions contemplated by this Agreement shall have been filed, expired or obtained, as to which the failure to obtain, make or occur would have the effect of making the Merger or this Agreement or any of the transactions contemplated hereby illegal or which, individually or in the aggregate, would have a Parent Material Adverse Effect (assuming the Merger had taken place), including, but not limited to, the expiration or termination of the applicable waiting period, or any extensions thereof, pursuant to the HSR Act.

6.2. Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

(c) No Injunctions or Restraints. No final judgment, order, decree, statute, law, ordinance, rule or regulation entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition shall be in effect (i) imposing material limitations on the ability of Parent to acquire or hold or to exercise full rights of ownership of any securities of the Company; (ii) imposing material limitations on the ability of Parent or its affiliates to combine and operate the business and assets of the Company; (iii) imposing other material sanctions, damages, or liabilities directly arising out of the Merger on Parent or any of its officers or directors; or (iv) requiring divestiture by Parent of any significant portion of the business, assets or property of the Company or of Parent.

(d) Environmental Conditions. No condition shall be in existence at, about or under any property now or previously owned or operated by the Company which, with a lapse of time or a giving of notice or both, could reasonably be expected to give rise to liability under any Environmental Law that, individually or in the aggregate, could have a Company Material Adverse Effect.

(e) Delivery of Closing Documents. At or prior to the Effective Time, the Company shall have delivered to Parent all of the following:

(i) a certificate of the President and the Chief Financial Officer of the Company, dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.2(a), (b) and (c) hereof have been satisfied and such related assurances as Parent may reasonably request; and

(ii) a copy of (A) the Certificate of Incorporation of the Company, dated as of a recent date, certified by the Secretary of State of the State of Delaware, (B) the Bylaws of the Company and (C) the resolutions of the Company Board and stockholders authorizing the Merger and the other transactions contemplated by this Agreement, certified by the Secretary of the Company; and

(iii) each and all of the Ancillary Agreements executed by each of the individuals as listed in Exhibit G.

6.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth herein shall be true and correct both when made and at and as of the Effective Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to materiality or material adverse effect set forth therein) does not have, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Date.

(c) Delivery of Closing Documents. At or prior to the Effective Time, the Parent shall have delivered to the Company a certificate of the President and the Chief Financial Officer of Parent, dated as of the Effective Date, stating that the conditions precedent set forth in Sections 6.3(a) and (b) hereof have been satisfied and such related assurances as Company may reasonably request.

(d) Tax Opinion. The Company shall have received an opinion from Davis Wright & Tremaine LLP, counsel to the Company, dated as of the Effective Time, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that accordingly:

(i) No gain or loss will be recognized by the Company as a result of the Merger;

(ii) No gain or loss will be recognized by the stockholders of the Company who exchange Company Common Stock for Parent Common Stock pursuant to the Merger (except with respect to the Cash Component and any cash received in lieu of fractional shares);

(iii) The tax basis of the Parent Common Stock received by the stockholders who exchange all of their Company Common Stock in the Merger will be the same as the tax basis of the Company Stock surrendered in exchange therefor; and

(iv) The holding period of the Parent Common Stock received by a stockholder of the Company pursuant to the Merger will include the period during which the Company Common Stock surrendered therefor was held, provided the Company Common Stock is a capital asset in the hands of the stockholder of the Company at the time of the Merger.

Parent and the Company shall each provide reasonable cooperation, including making reasonable representations, to Davis Wright & Tremaine LLP, to enable them to render such opinion.

ARTICLE VII

TERMINATION

7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the Company’s stockholders or the Parent’s stockholders:

(a) by mutual written consent of the Company and Parent (on behalf of Parent and Merger Sub);

(b) by either the Company or Parent (on behalf of Parent and Merger Sub):

(i) if the Merger shall not have been completed by June 30, 2006; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

(ii) if stockholder approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure to obtain stockholder approval.

(iii) if any restraint having any of the effects set forth in Section 6.1(b) or Section 6.2(c) hereof shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in such restraint to continue in effect; or

(iv) if the Company enters into a merger, acquisition or other agreement (including an agreement in principle) or understanding to effect a Superior Proposal or the Company Board or a committee thereof resolves to do so; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless (a) the Company has delivered to Parent and Merger Sub a written notice of the Company’s intent to enter into such an agreement to effect such Acquisition Proposal, which notice shall include, without limitation, the material terms and conditions of the Acquisition Proposal and the identity of the Person making the Acquisition Proposal, (b) five (5) days have elapsed following delivery to Parent and Merger Sub of such written notice by the Company, (c) Parent shall not have notified the Company Board that Parent wishes to equal or better the Superior Proposal and (d) during such five-day period, the Company has cooperated with Parent and Merger Sub to allow Parent and Merger Sub within such five-day period to propose terms of this Agreement to be at least as favorable as the Superior Proposal; provided, further, that the Company may not terminate this Agreement pursuant to this Section 7.1(b)(iv) unless, at the end of such five-day period, the Company Board continues reasonably to believe that the Acquisition Proposal constitutes a Superior Proposal;

(c) by the Company

(i) if Parent or Merger Sub shall have breached any of its representations and warranties contained in Article IV hereof which breach has had or is reasonably likely to have a Parent Material Adverse Effect or Parent or Merger Sub shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case, which breach or failure to perform has not been cured by Parent or Merger Sub within thirty days following receipt of notice thereof from the Company;

(d) by Parent (on behalf of Parent and Merger Sub):

(i) if the Company shall have breached any of its representations and warranties contained in Article III hereof which breach has had or is reasonably likely to have a Company Material Adverse Effect or the Company shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, in each case (other than a breach of Section 5.6(b) hereof, as to which no materiality requirement and no cure period shall apply), which breach or failure to perform has not been cured by the Company within thirty days (30) following receipt of notice thereof from Parent; or

(ii) if (a) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Merger or this Agreement, or approved or recommended an Acquisition Proposal, or (b) the Company Board or any committee thereof shall have resolved to take any of the foregoing actions.

7.2. Effect of Termination. The termination of this Agreement pursuant to the terms of Section 7.1 hereof shall become effective upon delivery to the other party of written notice thereof. In the event of the termination of this Agreement pursuant to the foregoing provisions of this Article VII, there shall be no obligation or liability on the part of any party hereto (except as provided in Section 7.3 hereof) or its stockholders or directors or officers in respect thereof, except for agreements which expressly survive the termination of this Agreement, except for liability that Parent or Merger Sub or the Company might have to the other party or parties arising from a breach of this Agreement due to termination of this Agreement in accordance with Sections 7.1(c)(i) or 7.1(d)(i) or due to the fraudulent or willful misconduct of such party.

7.3. Fees and Expenses.

(a) Except as provided in this Section 7.3, whether or not the Merger is consummated, the Company, on the one hand, and the Parent and Merger Sub, on the other, each shall bear their respective expenses incurred in connection with the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, counsel and accountants, except that the registration and filing fees incurred in connection with the filing under the HSR Act and the Registration Statement and Proxy Statement/Prospectus shall be shared equally by the Company and Parent.

(b) Notwithstanding any provision in this Agreement to the contrary, if this Agreement is terminated as a result of a breach of this Agreement in accordance with Sections 7.1(c)(i) or 7.1(d)(i), then the nonbreaching party shall be entitled to receive from the breaching party damages resulting from such breach, including without limitation, all out-of-pocket fees and expenses incurred or paid by or on behalf of the nonbreaching party or any affiliate of the nonbreaching party in connection with this Agreement, the Merger and transactions contemplated herein, including all fees and expenses of counsel, investment banking firm, accountants and consultants; provided, however, that no payments for damages shall be payable to any party pursuant to this Section 7.3(b) if a Termination Fee is paid to such party pursuant to Section 7.3(c) or 7.3(d) below.

(c) Notwithstanding any other provision in this Agreement to the contrary, if (x) this Agreement is terminated by the Company or Parent at a time when Parent or the Company is entitled to terminate this Agreement pursuant to Section 7.1(b)(ii) (except if, immediately prior to the Company Stockholder Meeting, an event or condition exists that would result in a Parent Material Adverse Effect) or 7.1(d)(i) and, concurrently with or within twelve months after such a termination, the Company shall enter into an agreement, or binding arrangement or understanding with respect to an Acquisition Proposal (which shall include, for this purpose, the commencement by a third party of a tender offer or exchange offer or similar transaction directly with the Company’s stockholders) with a third party (collectively, a “Third Party Deal”) or (y) this Agreement is terminated pursuant to Section 7.1(b)(iv), or 7.1(d)(ii) (except, in the case of 7.1(d)(ii) only, if the Company Board’s withdrawal or modification of its approval or recommendation of this Agreement or the Merger occurs after the occurrence of a Parent Material Adverse Effect), then, in each case, the Company shall (in lieu of any obligation under this Agreement and as liquidated damages and not as a penalty or forfeiture) pay to Parent $4,000,000 (the “Parent Termination Fee”) in cash. Such payment shall be made promptly, but in no event later than the second business day following: (i) in the case of clause (x) relating to a termination pursuant to Section 7.1(d)(i) as a result of a breach of Section 5.6, the later to occur of such termination and the entry of such Third Party Deal; (ii) in the case of clause (x) other than as set forth in the immediately preceding clause (i), the later to occur of such termination and the consummation of such Third Party Deal; and (iii) in the case of clause (y) such termination.

(d) The parties acknowledge that the agreements contained in Sections 7.3(b), (c) and (d) hereof are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub on the one hand, and the Company on the other, would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amounts due pursuant to Sections 7.3(b) and/or (c) hereof, or if Parent fails promptly to pay the amounts due pursuant to Section 7.3(b) and/or (d) hereof, (i) the party failing to so pay shall pay interest on such amounts at the rate of ten percent (10%) per annum, compounded annually, and (ii) if, in order to obtain such payment, a party commences a suit or takes other action which results in a judgment or other binding determination against the nonpaying party for the fees and expenses in Sections 7.3(b), 7.3(c) or 7.3(d) hereof, the nonpaying party shall also pay to the party entitled to receive payment its costs and expenses (including reasonable attorneys’ fees) in connection with such suit, together with interest payable under the preceding clause (i).

ARTICLE VIII

MISCELLANEOUS

8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

8.2. Waiver. At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing duly authorized by and signed on behalf of such party.

8.3. Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including, without limitation, costs, expenses and fees on any appeal).

8.4. Notices.

(a) Any notice or communication to any party hereto shall be duly given if in writing and delivered in person or mailed by first class mail and airmail, if overseas (registered or return receipt requested), facsimile (with receipt electronically acknowledged) or overnight air courier guaranteeing next day delivery, to such other party’s address.

If to Parent:

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

Telephone No.: (949) 221-7188

Facsimile No.: (949) 756-2087

Attention: James J. Peterson, President & CEO

with a copy to:

The Yocca Law Firm LLP

19900 MacArthur Blvd., Suite #650

Irvine, California 92612

Telephone No.: (949) 253-0800

Facsimile No.: (949) 203-6161

Attention: Nicholas J. Yocca

If to the Company:

ADVANCED POWER TECHNOLOGY, INC.

405 S.W. Columbia Street

Bend, Oregon 97702

Telephone No.: (541) 382-8028

Facsimile No.: (541) 388-0364

Attention: Patrick P.H. Sireta, President and CEO

with copies to:

Davis Wright & Tremaine LLP

1300 SW Fifth Avenue, Suite 2300

Portland, Oregon 97201-5630

Telephone No.: (503) 778-5306

Facsimile No.: (503) 778-5299

Attention: David C. Baca

(b) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, if mailed; when sent, if sent by facsimile; and one (1) business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

8.5. Counterparts. This Agreement may be executed via facsimile in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.6. Interpretation; Construction. The language used in this Agreement and the other agreements contemplated hereby shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The headings of articles and sections herein are for convenience of reference, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity; “Knowledge” means the actual knowledge of a director or any executive officer of the applicable party or any of its Subsidiaries, as such knowledge has been obtained or would have been obtained after reasonable inquiry by such person in the normal conduct of the business; and all amounts shall be deemed to be stated in U.S. dollars, unless specifically referenced otherwise.

8.7. Amendment. This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without concurrently obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

8.8. No Third-Party Beneficiaries. Except for the provisions of Section 5.10 hereof (which is intended to be for the benefit of the persons referred to therein, and may be enforced by such persons) nothing in this Agreement shall confer any rights upon any person or entity which is not a party or permitted assignee of a party to this Agreement.

8.9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each party hereby irrevocably waives the right to any jury trial in connection with any action or proceeding brought or maintained in connection with this Agreement.

8.10. Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

8.11. Entire Agreement. This Agreement (together with the Exhibits and the Company Disclosure Letter, and the other documents delivered pursuant hereto or contemplated hereby) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, in each case other than the Reciprocal Confidentiality Agreement.

8.12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the day and year first above written.

MICROSEMI CORPORATION

By:	/s/ James J. Peterson
James J. Peterson, President and
Chief Executive Officer

APT ACQUISITION CORP.

By:	/s/ James J. Peterson
James J. Peterson, President and
Chief Executive Officer

ADVANCED POWER TECHNOLOGY, INC.

By:	/s/ Patrick P.H. Sireta
Patrick P.H. Sireta, President and
Chief Executive Officer

ANNEX B

Houlihan Lokey Howard & Zukin

Investment Banking Services

www.hlhz.com

November 2, 2005

The Board of Directors of Advanced Power Technology, Inc.

405 SW Columbia Street

Bend, OR 97702

Dear Members of the Board of Directors:

We understand that Microsemi Corporation (“Microsemi” or “Parent”), Advanced Power Technology Acquisition Corp., a wholly-owned subsidiary of Parent (“Acquisition Sub”), and Advanced Power Technology, Inc. (the “Company”) propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Acquisition Sub will merge with and into the Company (the “Merger”), as a result of which the Company shall continue its existence and become a wholly-owned subsidiary of Parent. Such transaction is referred to herein as the “Transaction.” Pursuant to the terms set forth in the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (other than treasury shares held by the Company or shares owned by Parent or any subsidiary of Parent or the Company, which shares shall be cancelled and extinguished) shall be cancelled and extinguished and converted automatically into the right to receive the sum of (i) $2.00 in cash, without interest and (ii) 0.4350 shares of common stock, par value $0.20 per share, of Parent, as such cash and stock components of the merger consideration may be adjusted in accordance with the terms of the Merger Agreement (collectively, the “Merger Consideration”).

You have requested that Houlihan Lokey Howard & Zukin Capital, Inc. (“HLHZ”) provide an opinion (the “Opinion”) to the Board of Directors of the Company as to whether, as of the date hereof, the Merger Consideration to be received by the common stockholders of the Company in connection with the Transaction is fair to such stockholders from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we:

1.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended December 31, 2004, December 31, 2003, and December 31, 2002 and quarterly report on Form 10-Q for the quarters ended June 30, 2005, March 31, 2005 and September 30, 2004 and Company-prepared interim financial statements for the period ended September 30, 2005, which the Company’s management has identified as being the most current financial statements available;

2.	reviewed Parent’s annual reports to shareholders on Form 10-K for the fiscal years ended September 26, 2004, September 28, 2003 and September 29, 2002 and quarterly reports on Form 10-Q for the quarters ended July 3, 2005, April 3, 2005 and January 1, 2005 and Parent-prepared interim financial statements for the period ended September 30, 2005, which Parent’s management has identified as being the most current financial statements available;

3.	spoke with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and regarding the Transaction, and spoken with representatives of the Company’s independent accounting firm and counsel regarding the Company, the Transaction, and related matters;

4.	spoke with certain members of the management of Parent regarding the operations, financial condition, future prospects and projected operations and performance of Parent and regarding the Transaction, and spoken with representatives of the Parent’s investment bankers and counsel regarding Parent, the Transaction, and related matters;

The Board of Directors of Advanced Power Technology, Inc.

November 2, 2005

5.	reviewed drafts of the following agreements and documents to be delivered at or prior to the closing of the Transaction:

a.	Draft of Agreement and Plan of Merger, dated November 2, 2005

b.	Draft Form of Lock-Up Agreement, dated November 2, 2005

c.	Draft Form of Voting Agreement, dated November 2, 2005

d.	Draft Form of Non-Competition Agreement, dated November 2, 2005

e.	Draft Form of Option Assumption Agreement, dated November 2, 2005;

6.	reviewed forecasts and projections prepared by the Company’s management with respect to the Company;

7.	reviewed the historical market prices and trading volume for the Company’s publicly traded securities for the past four years and for Parent’s publicly traded securities for the past three years;

8.	reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in industries related to the Company and Parent and

9.	conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information (including, without limitation, the financial forecasts and projections) furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, we have relied upon and assumed, without independent verification, that the financial forecasts and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Company and Parent, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Company or Parent since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 5 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any material amendments or modifications thereto or any material adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no material delay, limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company or Parent, or the expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft agreements identified in item 5 above will not differ in any material respect from the drafts identified in said item. You have also informed us, and we have relied upon and assumed, without independent verification, that the Transaction will qualify as a tax-free reorganization for federal income tax purposes.

B-2

The Board of Directors of Advanced Power Technology, Inc.

November 2, 2005

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or Parent, nor were we provided with any such appraisal or evaluation. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which Parent common stock has traded or may trade subsequent to the disclosure or consummation of the Transaction. Subsequent events that could materially affect the conclusions set forth in this Opinion include, without limitation, adverse changes in industry performance or market conditions; changes to the business, financial condition and results of operations of the Company or Parent; changes in the terms of the Transaction; and the failure to consummate the Transaction within a reasonable period of time.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, for any other purpose, without our express, prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction. This Opinion may not be disclosed, reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any references to HLHZ or any of its affiliates be made by the Company or any of its affiliates, or any other recipient of this Opinion, without the prior written consent of HLHZ, which consent is hereby given to the inclusion of this Opinion, in its entirety, in any Proxy Statement/Prospectus filed with the Securities and Exchange Commission in connection with the Transaction or any other document disseminated by or on behalf of the Company to the stockholders of the Company in connection with the Transaction.

The Company will pay HLHZ a fee for its services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for providing this Opinion, which is not contingent upon the consummation of the Transaction. The Company has agreed to reimburse us for expenses and indemnify us against certain liabilities and expenses.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage, or (v) the tax or legal consequences of the Transaction to either the Company or its security holders, or any other party. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the common stockholders of the Company in connection with the Transaction is fair to such stockholders from a financial point of view.

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

/s/ JASON HUTCHINSON
Jason Hutchinson
Managing Director,
Head of Technology Investment Banking

B-3

ANNEX C

VOTING AGREEMENT

This Voting Agreement (this “Agreement) is made and entered into as of November     , 2005 by and between Microsemi Corporation, a Delaware corporation (“Parent”), and the signatory hereto (the “Promissor”). Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November 2, 2005, as may be amended from time to time (including such amendments, herein called the “Merger Agreement”) by and among Microsemi Corporation, APT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (the “Merger Sub”), and Advanced Power Technology, Inc., a Delaware corporation (the “Company”), it is proposed that Parent shall issue shares of Parent Common Stock and/or Parent Stock Options in exchange for Shares and Options (as defined below) pursuant to the Merger Agreement (the “Merger”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each Promissor, in each such person’s capacity as a stockholder of the Company, enter into, and the Promissor has agreed to enter into, this Voting Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Representations and Warranties of the Promissor. The Promissor hereby represents and warrants to Parent as follows:

(a) Authority; No Violation. The Promissor has all necessary power and authority to enter into and perform all of such Promissor’s obligations hereunder. The execution, delivery and performance of this Agreement by the Promissor will not violate any other agreement to which such Promissor is a party, including any voting agreement, stockholder agreement, trust agreement or voting trust. This Voting Agreement has been duly and validly executed and delivered by the Promissor (and the Promissor’s spouse, if the Shares constitute community property) and constitutes a valid and binding agreement of the Promissor and such spouse, enforceable against the Promissor and the Promissor’s spouse, as the case may be, in accordance with its terms.

(b) Ownership of Shares. The Promissor is the beneficial owner or record holder of the number of shares of the Company’s Common Stock indicated under the Promissor’s name on the signature page hereto (the “Existing Shares,” and together with any shares of the Company’s Common Stock acquired by the Promissor after the date hereof the “Shares”) and, as of the date hereof, the Existing Shares constitute all of the shares of the Company’s Common Stock owned of record or beneficially by the Promissor. With respect to the Existing Shares, and if applicable subject to community property laws, the Promissor has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power to demand appraisal rights and sole power to engage in actions set forth in Section 2 hereof, with no restrictions on the voting rights, rights of disposition or otherwise, subject to applicable laws and the terms of this Agreement.

(c) No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Promissor of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such Promissor is a party or by which the Promissor is bound.

2. Voting Agreement and Agreement Not to Transfer.

(a) The Promissor hereby agrees to vote all of the Shares held by the Promissor (i) in favor of the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (iii) except with the prior written consent of Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of a material amount of the assets of the Company; (C) any change in the majority of the Board of the Company; (D) any material change in the present capitalization of the Company; (E) any amendment of the Company’s Articles of Incorporation; (F) any other material change in the Company’s corporate structure or business; or (G) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to Parent or Company of the transactions contemplated by the Merger Agreement. The Promissor shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined below) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

(b) The Promissor hereby agrees not to (i) sell, transfer, assign or otherwise dispose of any of his or her Shares without the prior written consent of Parent, other than Shares sold or surrendered to pay the exercise price of any stock options or to pay taxes or satisfy the Company’s withholding obligations with respect to any taxes resulting from such exercise or (ii) pledge, mortgage or encumber such Shares. Any permitted transferee of Shares must become a party to this Agreement and any purported transfer of Shares to a person or entity that has not become a party hereto shall be null and void.

3. Cooperation. The Promissor agrees that he or she will not, subject to Section 4, directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of the Company or the acquisition of voting securities of the Company or any business combination between the Company or any person other than Parent.

4. Promissor Capacity. The Promissor is entering this Agreement in his or her capacity as the record or beneficial owner of the Shares, and not in his or her capacity as a director/executive officer of the Company. Nothing in this Agreement shall be deemed in any manner to limit the discretion of any Promissor to take any action, or fail to take any action, in his or her capacity as a director/executive officer of the Company, that may be required of such Promissor in the exercise of his or her duties and responsibilities.

5. Termination. The obligations of the Promissor hereunder shall terminate upon the consummation of the Merger. If the Merger is not consummated, the obligations of the Promissor hereunder shall terminate upon the termination of the Merger Agreement, provided that if, in the event of such termination, the Company is required to pay Parent the Termination Fee specified in Section 7.3(c) of the Merger Agreement, those obligations set forth in Section 2(a) of this Agreement shall survive until the Company pays the Termination Fee to Parent. The “Termination Date” for any particular provision hereunder shall be the date of termination of the Promissor’s obligations for such provision.

6. Specific Performance. The Promissor acknowledges that damages would be an inadequate remedy to Parent for an actual or prospective breach of this Agreement and that the obligations of the Promissor hereto shall be specifically enforceable. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement by the Promisor will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

7. Miscellaneous.

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand; (ii) on the day sent by facsimile, provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient, on such day; (iii) the first business day after sent by facsimile (to the extent that (A) the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile, or (B) notice is sent on a day that is not a business day); or (iv) the third business day after sent by registered mail or by courier or express delivery service, in each case to the address or facsimile number set forth on the signature page to this Agreement beneath the name of such party, or to such other address or facsimile number as such party shall have specified in a written notice given to the other parties hereto or, if to Parent, addressed as follows:

If to Parent to:

MICROSEMI CORPORATION

Address	2381 Morse Avenue
Irvine CA 92614
Telephone:	(949) 221-7100
Fax:	(949) 756-2053
Email:	jpeterson@microsemi.com

With a copy to:

If to the Promissor:

Name:

Address

Telephone:

Fax:

Email:

(f) Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under the applicable law of any jurisdiction, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be valid and enforceable in accordance with its terms. Each provision of this Agreement is separable from any other provisions of this Agreement, and each part of each provision of this Agreement is severable from every other part of such provision.

(g) Disclosure. Promissor hereby agrees to permit Parent and the Company to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, and in any press release or other disclosure document in which Parent or the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, as appropriate, in connection with the Merger and any transactions related thereto, such Promissor’s identity and ownership of the Shares the nature of the commitments, arrangements and undertakings under this Agreement.

(h) Assignment. This Agreement shall not be assigned by Promissor without the prior written consent of the Parent.

(i) Entire Agreement, etc. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof, and (ii) shall not be transferable or assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, that the Parent may assign any of its rights and obligations hereunder to any of its subsidiaries or to any other entity which may acquire all or substantially all of the assets, shares or business of the Parent or any of its subsidiaries or any entity with or into which the Parent or any of its subsidiaries may be consolidated or merged.

(j) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

(SIGNATURE PAGE FOLLOWS)

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement as of the date first above written.

MICROSEMI CORPORATION:

By:	/s/ JAMES J. PETERSON
Name:	James J. Peterson
Title:	President & CEO

Address	2381 Morse Avenue
Irvine, CA 92614
Telephone:	(949) 221-7188
Fax:	(949) 756-2087
Email:	jpeterson@microsemi.com

Stockholder:

By:

Name:

Title:

Number of Shares:

Address

Telephone:

Fax:

Email:

ANNEX D

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is made and entered into as of November 11, 2005, among Microsemi Corporation, a Delaware corporation (“Parent”), the undersigned stockholder and/or optionholder (“Holder”), and Advanced Power Technology, Inc., a Delaware corporation (the “Company”). Terms used herein and not defined herein shall have the meaning set forth in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Holder is the registered owner of (1) such number of issued and outstanding shares of Company Common Stock (the “Shares”) and (2) options to purchase such number of shares of Company Common Stock (the “Options”), each as is indicated beneath Holder’s signature on the last page of this Agreement; and

WHEREAS, pursuant to an Agreement and Plan of Merger dated as of November 2, 2005, as may be amended from time to time (including such amendments, herein called the “Merger Agreement”) by and among Parent, APT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, and the Company, it is proposed that Parent shall pay cash and issue shares of Parent Common Stock in exchange for the Shares and assume the Options; and

WHEREAS, as a condition and inducement to Parent consummating the Merger, Parent has required that Holder enter into this Agreement to serve the general purpose of better aligning Holder’s financial interests with the success of the transaction contemplated in the Merger Agreement.

NOW, THEREFORE, for good and valuable considerations, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. Agreement to Retain Shares.

(a) Transfer and Encumbrance. Except as contemplated by the Merger Agreement, and except as provided in Sections 1(b) and 2 below, during the period beginning on the date hereof and ending on the earlier to occur of (i) ninety (90) days following the Effective Date, and (ii) the Expiration Date (as defined below), Holder agrees not to, directly or indirectly, (A) transfer (except as may be specifically required by court order), sell, exchange, tender, assign, contribute to the capital of any entity, or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) or encumber the Shares or any New Shares (as defined below), including any shares of Parent Common Stock received in exchange for such Shares pursuant to the Merger, enter into any short sale with respect to the Shares or any New Shares, enter into or acquire an offsetting derivative contract with respect to such Shares or any New Shares, enter into or acquire a futures or forward contract to deliver such Shares or any New Shares or enter into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of the Shares or any New Shares, or to, directly or indirectly, make any offer or agreement relating thereto, (B) grant any proxies or powers of attorney, deposit any of such Shares or New Shares into a voting trust or enter into a voting agreement with respect to any of such Shares or New Shares, or enter into any agreement or arrangement providing for any of the actions described in this clause, or (C) take any action that could reasonably be expected to have the effect of preventing or disabling Holder from performing Holder’s obligations under this Agreement, and Holder warrants that it has not agreed to carry out any of the foregoing matters in relation to the Shares or any New Shares; provided, however that, notwithstanding the provisions of this Section 1(a), the Holder may provide an irrevocable undertaking or other form of support agreement to Parent or Company in relation to the Merger. As used herein, the term “Expiration Date” shall mean the date of termination of the Merger Agreement in accordance with the terms and provisions thereof. During period from ninety (90) to one hundred eighty (180) days following the Effective Date, the foregoing restriction applies to fifty percent (50%) of the Shares and fifty percent (50%) of any News Shares, and after one hundred eighty (180) days, the foregoing restriction does not apply.

(b) Permitted Transfers. Section 1(a) shall not prohibit a transfer of Shares or New Shares by Holder (i) if Holder is an individual (A) to any member of Holder’s immediate family, or to a trust for the benefit of Holder or any member of Holder’s immediate family, or (B) upon the death of Holder, or (ii) if Holder is a partnership or limited liability company, to one or more partners or members of Holder or to an affiliated Person under common control or common management with Holder; provided, however, that any such transfer pursuant to either clause (i) or (ii) of this Section 1(b) shall be permitted only if, as a precondition to such transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement, or (iii) with respect to Options under the Company Stock Option Plans, Holder may sell New Shares upon or after exercise thereof pursuant to an effective Registration Statement to be filed by Parent under the Securities Act of 1933 (the “Securities Act”) provided also that such New Shares are sold in accordance with Parent’s Insider Trading Policy and Rule 145 of the rules and regulations prescribed by the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act (“Rule 145”).

(c) New Shares. Holder agrees that New Shares (as defined below) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. The term “New Shares” shall mean any and all shares of capital stock or interests in shares or other securities of the Company or Parent, including any shares of Parent Common Stock received in exchange for such Shares pursuant to the Merger and/or received upon exercise of the Options assumed by Parent pursuant to the Merger, that Holder purchases or with respect to which Holder otherwise acquires registered or beneficial ownership after the date of this Agreement and prior to the earlier to occur of (i) one hundred eighty (180) days following the Effective Date and (ii) the Expiration Date.

2. Restrictions on Shares and New Shares

(a) General. Holder has been advised that, as of the date hereof, Holder may be deemed to be an “affiliate” of the Company, as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145. Holder will receive Parent Common Stock in exchange for the Shares or New Shares. Notwithstanding anything to the contrary set forth in this Section 2, the execution of this Agreement should not be considered an admission on Holder’s part that Holder is an “affiliate” of the Company, nor as a waiver of any rights Holder may have to object to any claim that Holder is such an affiliate on or after the date of this Agreement.

(b) Holder Representations; Restrictions on Transfer; Legends Holder represents, warrants and covenants to Parent that in the event Holder receives any Parent Common Stock upon consummation of the Merger:

(i) Holder shall not make any sale, transfer or other disposition of the Parent Common Stock in violation of the Securities Act.

(ii) Holder has carefully read this Agreement and discussed the requirements of this Agreement and other applicable limitations upon Holder’s ability to sell, transfer or otherwise dispose of Parent Common Stock received in exchange for the Shares, to the extent Holder has felt necessary, with Holder’s counsel.

(iii) Holder has been advised that the issuance of Parent Common Stock in connection with the Merger will be registered on a registration statement on Form S-4 promulgated under the Securities Act (the “Registration Statement”) and the resale of such Parent Common Stock may be subject to restrictions set forth in Rule 145. Holder has been advised that, because Holder may be deemed to be an “affiliate” of the Company, Holder may not sell, transfer or otherwise dispose of the Parent Common Stock issued to Holder in the Merger, unless (i) such sale, transfer or other disposition is made in conformity with the limitations of Rule 145, (ii) such sale, transfer or other disposition has been registered under the Securities Act or (iii) in the opinion of counsel reasonably acceptable to Parent, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

(iv) Holder understands and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Common Stock issued to directors, executive officers and ten percent (10%) holders of any class of securities of the Company (as of immediately prior to the Merger) and that there will be placed on the certificates for the Parent Common Stock issued to directors, executive officers and 10% holders of any class of securities of the Company (as of immediately prior to the Merger), or any substitutions therefor, a legend stating in substance: “THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH RULE 145.” If a sale or transfer is made prior to such legend being removed pursuant to Section 2(c) below, certificates with the above legend will be substituted by delivery of certificates without such legend upon delivery of a declaration to Parent (the “Declaration”), which Declaration shall be reasonably satisfactory in form and substance to Parent, that the requirements of Rule 145(d)(1) have been complied with.

(v) Holder understands and agrees that stop transfer instructions will be given to Parent’s transfer agent with respect to the Parent Common Stock issued to Holder and there will be placed on the certificates for the Parent Common Stock issued to Holder, or any substitutions therefore, a legend, in addition to all other legends necessary under applicable law, stating in substance: “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS OF A LOCK-UP AGREEMENT DATED NOVEMBER 11, 2005 AMONG THE REGISTERED HOLDER HEREOF, ADVANCED POWER TECHNOLOGY, INC., AND MICROSEMI CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MICROSEMI CORPORATION.”

(c). Parent Representations.

(i) Parent hereby agrees that, unless previously sold pursuant to the applicable requirements of Rule 145, it is understood and agreed that certificates with the legend set forth in Section 2(b)(iv) above will be substituted by delivery of certificates without such legend, and any stop transfer instructions then in effect will be terminated, if (i) one (1) year shall have elapsed from the date Holder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to Holder, (ii) two (2) years shall have elapsed from the date Holder acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available to Holder, or (iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a “no action” letter obtained by Holder from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to Holder. For as long as resale of any shares of Parent Common Stock owned by Holder are subject to Rule 145, Parent will use its reasonable efforts to make all filings of the nature specified in paragraph (c)(1) of Rule 144 under the Securities Act. Upon receipt of a properly completed Declaration, Parent shall use its reasonable efforts to instruct its transfer agent to deliver shares of Parent Common Stock without the legend set forth in Section 2(b)(iv) above in accordance with the terms of the transfer set forth in the Declaration as soon as practicable following receipt of such Declaration.

(ii) Parent hereby agrees that it is understood and agreed that certificates with the legend set forth in Section 2(b)(v) above will, to the extent required to enable the shares represented by such certificate to be transferred by the holder thereof, be substituted by delivery of certificates without such legend upon the written request of the Holder if and to the extent the restriction in Section 1(a) shall have lapsed. Upon receipt of any such written request, Parent shall use its reasonable efforts to instruct its transfer agent to deliver shares of Parent Common Stock without the legend set forth in Section 2(b)(v) above as soon as practicable following receipt of such written request.

4. Representations, Warranties and Covenants of Holder.

Holder hereby represents, warrants and covenants to Parent that Holder (i) is the registered owner and, as set forth on the signature page, beneficial owner, of the Shares and Options to purchase Company Common Stock, if any, indicated below Holder’s signature on the signature page to this Agreement, and (ii) is not the registered owner of any shares, options or other securities in, or convertible into, share capital of the Company, other than the Shares and the Options to purchase Company Common Stock, if any, indicated below Holder’s signature on the last page of this Agreement. Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

5. Further Assurances

Holder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

6. Fiduciary Duties

Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a registered owner of the Shares and, to the extent applicable, any New Shares, (ii) nothing in this Agreement shall be construed to limit or affect any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company, and (iii) Holder shall have no liability to Parent or any its affiliates under this Agreement as a result of any action or inaction by Holder, or any officer, partner, member or employee, as applicable, of Holder, serving on the Company’s Board of Directors acting in such person’s capacity as a director or fiduciary of the Company.

7. Miscellaneous

(a) Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 7(a) shall be binding upon the parties and their respective successors and assigns.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) when delivered by hand; (ii) on the day sent by facsimile, provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient, on such day; (iii) the first business day after sent by facsimile (to the extent that (A) the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile, or (B) notice is sent on a day that is not a business day); or (iv) the third business day after sent by registered mail or by courier or express delivery service, in each case to the address or facsimile number set forth on the signature page to this Agreement beneath the name of such party, or to such other address or facsimile number as such party shall have specified in a written notice given to the other party hereto).

(f) Severability. If one or more provisions of this Agreement are held to be invalid or unenforceable under the applicable law of any jurisdiction, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be valid and enforceable in accordance with its terms. Each provision of this Agreement is separable from any other provisions of this Agreement, and each part of each provision of this Agreement is severable from every other part of such provision.

(g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

(h) Disclosure. Holder hereby agrees to permit Parent and the Company to publish and disclose in the Registration Statement (including all documents and schedules filed with the SEC) and the Proxy Statement/Prospectus, and in any press release or other disclosure document in which Parent or the Company reasonably determines in its good faith judgment that such disclosure is required by law, including the rules and regulations of the SEC, as appropriate, in connection with the Merger and any transactions related thereto, such Holder’s identity and ownership of the Shares and New Shares and the nature of the commitments, arrangements and undertakings under this Agreement.

(i) Assignment. This Agreement shall not be assigned without the prior written consent of the other party hereto, except as provided in (j).

(j) Entire Agreement, etc. This Agreement (i) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the parties with respect to the subject matter hereof, and (ii) shall not be transferable or assignable by operation of law or otherwise and is not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto; provided, that the Parent may assign any of its rights and obligations hereunder to any of its subsidiaries or to any other entity which may acquire all or substantially all of the assets, shares or business of the Parent or any of its subsidiaries or any entity with or into which the Parent or any of its subsidiaries may be consolidated or merged.

(k) Jurisdiction. Any legal action or proceeding with respect to this Agreement may be brought in the superior courts of the State of California sitting in Orange County, California or federal district courts of the United States of America for the Central District of California and, by execution and delivery of this Agreement, the parties hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of notice as provided in this Agreement, such service to become effective thirty (30) days after such delivery.

SIGNATURE

The parties have caused this Lock-up Agreement to be duly executed on the date first above written.

Microsemi Corporation	Advanced Power Technology, Inc.

By:	By:

Name:	Name:

Title:	Title:

Address	2381 Morse Avenue	Address	405 S.W. Columbia St.
	Irvine, CA 92614		Bend, OR 97702
Telephone:	(949) 221-7100	Telephone:	(541) 382-8028
Fax:	(949)	Fax:	(541) 388-0364
Email:	@microsemi.com	Email:	@advancedpower.com

Optionholder/Stockholder

By:

Name:

Title:

Address

Telephone:

Fax:

Email:

Shares of Company Common Stock owned of record:	Beneficially owned shares: of Company Common Stock

Number of Shares	Number of Shares

Options to Purchase Shares of Company Common Stock Number of Shares

ANNEX E

DAVIS WRIGHT TREMAINE LLP

1300 S.W. Fifth Ave., 23rd Floor

Portland, Oregon 97201

March 21, 2006

Advanced Power Technology, Inc.

405 S.W. Columbia Street

Bend, OR 97702

Ladies and Gentlemen:

We have acted as tax counsel to Advanced Power Technology, Inc., a Delaware corporation (“Company”), in connection with the proposed merger of APT Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Microsemi Corporation, a Delaware corporation (“Parent”), with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the Agreement and Plan of Merger dated as of November 2, 2005, between and among Parent, Merger Sub, and the Company (“Agreement”). At your request, and pursuant to Section 6.3(d) of the Agreement, we are rendering our opinion concerning certain United States federal income tax consequences of the Merger.1

A. Documents Reviewed; Factual Assumptions. In rendering the opinion set forth in this letter, we have relied, with your consent, solely upon the following documents and the factual representations therein:

1.	The Agreement and the Exhibits thereto;

2.	The Microsemi Corporation and APT Acquisition Corp. Officer’s Certificate dated the date hereof (“Parent and Merger Sub Officer’s Certificate”); and

3.	The Advanced Power Technology, Inc. Officer’s Certificate dated the date hereof (“Company Officer’s Certificate”).

We have assumed the genuineness of all signatures, the authenticity of documents, certificates, and records submitted to us as originals, the conformity to the originals of all documents, certificates, and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates, and records, and the completeness and accuracy as of the date hereof of the information contained in such documents, certificates, and records, which we have not attempted to verify independently.

We have also assumed that: (i) the transaction contemplated by the Agreement will be consummated in accordance therewith and as described in the Agreement (and that no covenant or condition therein material to this opinion will be waived by any party); (ii) the Merger will be reported by each of the parties thereto in a manner consistent with the opinion set forth herein, (iii) the Merger will qualify as a statutory merger under the applicable law of the State of Delaware; (iv) all of the representations and warranties of each of the parties to the Agreement set forth therein (including in the Exhibits and schedules thereto) are and will as of the Effective Time be true, correct, and complete; (v) all of the representations set forth in the Parent and Merger Sub Officer’s Certificate and the Company Officer’s Certificate are and will as of the Effective Time be true, correct, and complete; (vi) all of the covenants and agreements of each of the parties to the Agreement set forth therein have been and will be observed; and (vii) all conditions set forth in the Agreement have been or will be satisfied.

B. Opinion. Based upon and subject to the foregoing, it is our opinion that, under currently applicable United States federal income tax law, the Merger will be treated for United States federal income tax purposes as

[1]	Any capitalized term used but not defined herein has the meaning given to it in the Agreement.

Advanced Power Technology, Inc.

March 21, 2006

a reorganization within the meaning of Section 368(a) of the Code and, accordingly, that (i) no gain or loss will be recognized by the Company as a result of the Merger, (ii) no gain or loss will be recognized by the shareholders of the Company who exchange Company Common Stock for Parent Common Stock pursuant to the Merger (except with respect to the Cash Component and any cash received in lieu of fractional shares), (iii) the adjusted basis of the Parent Common Stock received by the shareholders who exchange all of their Company Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered in such exchange, reduced by any money and the value of any property other than Parent Common Stock received in such exchange and any loss recognized in such exchange and increased by any gain recognized in such exchange, and (iv) the holding period of the Parent Common Stock received by a shareholder of the Company pursuant to the Merger will include the period during which the Company Common Stock surrendered in exchange therefor was held, provided that the Company Common Stock is a capital asset in the hands of such shareholder at the time of the Merger.

The foregoing opinion is based on the provisions of the Code, Treasury Regulations promulgated under the Code, published revenue rulings and revenue procedures of the I.R.S., private letter rulings, existing court decisions, and other authorities available as of the date of this letter. Future legislative or administrative changes or court decisions, which may or may not be retroactive in application, or any change in facts from the factual representations upon which our opinion is based, may significantly modify the opinion set forth in this letter. It should be noted that no ruling has been sought from the I.R.S. with respect to the federal income tax consequences of the Merger and that our opinion is not binding on the I.R.S. or any court.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter, even though the changes may affect a legal analysis or conclusion in this opinion letter.

This opinion letter is limited to the tax matters specifically addressed herein, and no other opinion should be inferred. We have not been asked to address, nor have we addressed, any other tax consequences of the Merger. This opinion letter may be relied upon by you only in connection with the transaction described in this letter, and it may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.

We hereby consent to the inclusion of this opinion in that certain Registration Statement on Form S-4 (No. 333 – 130655) filed under the Securities Act of 1933, as amended, in connection with the Merger and the reference to us and this opinion in the proxy statement/prospectus included in such Registration Statement.

Very truly yours,

/s/ DAVIS WRIGHT TREMAINE LLP
Davis Wright Tremaine LLP

A NNEX F

[LOGO OF LEHMAN BROTHERS APPEARS HERE]

November 2, 2005

Board of Directors

Microsemi Corporation

2381 Morse Avenue

Irvine, CA 92614

Members of the Board:

We understand that Microsemi Corporation (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Advanced Power Technology, Inc. (“APT”) pursuant to which (i) APT Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”) will merge with and into APT, and (ii) upon the effectiveness of the merger, each issued and outstanding share of common stock of APT (“APT Common Stock”), other than shares of APT Common Stock to be canceled pursuant to the terms of the Agreement (as defined below), will be converted into the right to receive (x) $2.00 in cash (the “Cash Consideration”) and (y) 0.4350 of a share of common stock (“Company Common Stock”) of the Company (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of November 2, 2005 by and among the Company, APT and Merger Sub (the “Agreement”).

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Merger Consideration to be paid by the Company in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2004 and Quarterly Reports on Form 10-Q for the quarters ended January 2, 2005, April 3, 2005 and July 3, 2005, (3) publicly available information concerning APT that we believe to be relevant to our analysis, including APT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005, (4) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including, the cost savings and operating synergies which management of the Company expects to result from a combination of the businesses of the Company and APT (the “Expected Synergies”) (5) financial and operating information with respect to the business, operations and prospects of APT furnished to us by APT, (6) published estimates of third party research analysts with respect to the future financial performance of the Company (the “Company Research Estimates”), (7) published estimates of third party research analysts with respect to the future financial performance of APT (the “APT Research Estimates”), (8) the trading histories of the Company Common Stock and APT Common Stock from November 1, 2004 to November 1, 2005 and a comparison of those trading histories with each other and with those of other companies that we deemed relevant, (9) a comparison of the historical financial results and present financial condition of the Company and APT with each other and with those of other companies that we deemed relevant, (10) a comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain other transactions that we deemed relevant, (11) the relative contributions of the Company and APT to the current and future financial performance of the combined company on a pro forma basis, and (12) the potential pro forma effect of the Proposed Transaction on the current financial condition and the future financial performance of the Company, including the Expected Synergies and the anticipated impact of the Proposed Transaction on the Company’s pro forma earnings per share. In addition, we have had discussions with the managements of the Company and APT concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of managements of the Company and APT that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of the Company upon advice of the Company we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. However, upon advice of the Company’s management and with the Company’s consent, we have assumed that the Company Research Estimates are a reasonable basis upon which to evaluate the future financial performance of the Company, and that the Company will perform substantially in accordance with such estimates. With respect to the financial projections of APT, upon advice of APT we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of APT as to the future financial performance of APT. However, for purposes of our analysis we have also considered the APT Research Estimates. We have discussed the APT Research Estimates with the management of the Company and they have agreed with the appropriateness of the use of the APT Research Estimates in performing our analysis. Furthermore, upon the advice of the Company, we have assumed that the amounts and timing of the Expected Synergies are reasonable and that the Expected Synergies will be realized substantially in accordance with such estimates. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or APT and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or APT. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Merger Consideration to be paid by the Company in the Proposed Transaction is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. In the ordinary course of our business, we actively trade in the securities of the Company and APT for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

This opinion is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction.

Very Truly Yours,

LEHMAN BROTHERS

/s/ LEHMAN BROTHERS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants Microsemi the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of Microsemi, or is or was serving at the request of Microsemi as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Microsemi, and with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of Microsemi where the person involved is adjudged to be liable to Microsemi except to the extent approved by a court.

Microsemi’s Amended and Restated Certificate of Incorporation provides that Microsemi will indemnify and hold harmless to the fullest extent permitted by the DCGL, as amended from time to time, any person who is made a party to any action or proceeding because such person is or was a director or officer of Microsemi, or at Microsemi’s request, a director or officer of another enterprise, provided that the person is found to have acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of Microsemi. In the case of settlements made before final adjudication, the payment and indemnification thereof must be approved by the Board of Directors. Indemnification under Microsemi’s Amended and Restated Certificate of Incorporation is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

Microsemi’s Amended and Restated Certificate of Incorporation provides that directors of Microsemi will not be personally liable to Microsemi or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director’s duty of loyalty to Microsemi or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

Section 145(g) of the DGCL and Microsemi’s Amended and Restated Certificate of Incorporation grant Microsemi the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Microsemi or is serving as a director, officer, trustee, employee or agent of another enterprise at Microsemi’s request against any liability asserted against, and incurred by, such person in any such capacity or arising out of such person’s status as such, whether or not Microsemi would have the power to indemnify such person against such liability under the provisions of the DGCL. Pursuant to this authority, Microsemi has purchased and maintains a directors’ and officers’ liability insurance policy covering certain liabilities that Microsemi’s directors and officers might incur in connection with the performance of their duties.

In the Merger Agreement, Microsemi has agreed to indemnify the officers, directors, employees or agents of APT in the same manner as set forth above.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	See Exhibit Index immediately following the signature page.

(b)	Not applicable.

(c)	Opinion of Houlihan Lokey Howard & Zukin Capital, Inc. (included as Annex B to the proxy statement/prospectus which is a part of this registration statement).

ITEM 22.    UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or:

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report this is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)	The undersigned Registrant hereby undertakes as follows:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f)	The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(g)	The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 21, 2006.

MICROSEMI CORPORATION

By:	/s/ JAMES J. PETERSON
James J. Peterson President and Chief Executive Officer

By:	/s/ DAVID R. SONKSEN
David R. Sonksen Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement on Form S-4/A has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES J. PETERSON James J. Peterson	President, Chief Executive Officer and Director	March 21, 2006

/s/ DAVID R. SONKSEN David R. Sonksen	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	March 21, 2006

/s/ DENNIS R. LEIBEL* Dennis R. Leibel	Chairman of the Board and Director	March 21, 2006

/s/ THOMAS R. ANDERSON* Thomas R. Anderson	Director	March 21, 2006

/s/ WILLIAM L. HEALEY* William L. Healey	Director	March 21, 2006

/s/ WILLIAM E. BENDUSH* William E. Bendush	Director	March 21, 2006

/s/ PAUL F. FOLINO* Paul F. Folino	Director	March 21, 2006

/s/ MATTHEW E. MASSENGILL* Matthew E. Massengill	Director	March 21, 2006

*	Signed by David R. Sonksen as Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
2.6

Agreement and Plan of Merger dated as of November 2, 2005, by and among the Registrant, APT Acquisition Corp., a Delaware corporation that is a wholly owned subsidiary of the Registrant, and Advanced Power Technology, Inc., a Delaware corporation, including the following exhibits:

Form of Voting Agreement

Form of Non-Competition Agreement

Form of Lock-up Agreement

Form of Option Assumption Agreement

Exhibits omitted but to be made available to the SEC at the SEC’s request:

Form of Employment Agreement (See Exhibits 10.105-10.108)

Form of Certificate of Merger

List of Parties to Ancillary Agreements

Previously filed as exhibit 2.6 to the Registrant’s Current Report on Form 8-K filed on November 7, 2005 and incorporated herein by reference. (1)

3.	Bylaws of the Registrant. Previously filed in Microsemi’s Registration Statement on Form S-2 (File No. 33-3845) as filed on March 6, 1986 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of the Registrant effective August 9, 2001. Previously filed as Exhibit 3.1 to Microsemi’s Current Report on Form 8-K filed on August 29, 2001 (File No. 0-08866) and incorporated herein by reference.

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock. Incorporated by reference to the indicated Exhibit to the Registrant’s Registration Statement on Form 8-A12G as filed December 29, 2000.

3.3	Certificate of Amendment to Certificate of Designation of Series A Junior Participating Preferred Stock. Previously filed as and hereby incorporated herein by reference to a like-numbered Exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 with the Commission for the fiscal year ended October 2, 2005.

4.1	Specimen certificate for the shares of common stock of Microsemi, previously filed as a like-numbered exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 and incorporated herein by reference.

4.2	Shareholder Rights Agreement dated December 22, 2000 between Microsemi and Mellon Investor Services LLC, as Rights Agent, and the exhibits thereto. Previously filed as Exhibit 4.2 to Microsemi’s Registration Statement on Form 8-A12G filed on December 29, 2000 (File No. 0-08866) and incorporated herein by reference.

4.2.1	Amendment No. One dated December 16, 2005 to Rights Agreement dated December 22, 2000 between the Registrant and Mellon Investor Services, LLC, as Rights Agent. Previously filed as and hereby incorporated herein by reference to a like-numbered Exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 with the Commission for the fiscal year ended October 2, 2005.

4.3	Form of Common Stock Purchase Warrant issued by Advanced Power Technology, Inc. to Mark Gates, incorporated by reference to Exhibit 4.5 of Advanced Power Technology, Inc.’s Current Report on Form 8-K filed February 8, 2002 (File No. 1-16047).

5.1	Opinion of The Yocca Law Firm LLP as to the legality of the common stock being registered by the Registrant, which is incorporated by reference to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-130655 ) as filed on December 23, 2005.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1	Opinion of Davis Wright Tremaine LLP as to the United States federal tax consequences of the Merger, filed herewith. (1)

8.2	Opinion of The Yocca Law Firm LLP as to the United States federal tax consequences of the Merger, filed herewith.

10.13	The Registrant’s 1987 Stock Plan, and amendments thereto. Previously filed as Exhibit 10.13 to the Registrant’s Annual Report on Form 10-K filed on February 10, 2004 and incorporated herein by reference.*

10.13.1	Adjustment of the 1987 Plan for February 2004 Stock Split. Previously filed as Exhibit 10.13.1 to the Registrant’s Quarterly Report on Form 10-Q filed on February 10, 2004 and incorporated herein by reference.*

10.78	Motorola-Microsemi PowerMite® Technology Agreement, previously filed as a like-numbered exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 and incorporated herein by reference.

10.84	Supplemental Executive Retirement Plan. Previously filed as Exhibit 10.84 to the Registrant’s Form 10-Q filed on February 9, 1998 and incorporated herein by reference.*

10.85	Credit Agreement, dated as of April 2, 1999, among the Company, the Lenders from time to time party thereto and Canadian Imperial Bank of Commerce, as Agent. Previously filed as Exhibit 10.85 to the Registrant’s Quarterly Report on Form 10-Q filed on August 16, 1999 and incorporated herein by reference.

10.85.1	First Amendment dated as of June 25, 1999 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2002 and incorporated herein by reference.

10.85.2	Second Amendment dated as of February 14, 2000 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2002 and incorporated herein by reference.

10.85.3	Third Amendment dated as of April 2, 2001 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.3 to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2002 and incorporated herein by reference.

10.85.4	Fourth Amendment dated as of May 25, 2002 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.4 to the Registrant’s Quarterly Report on Form 10-Q filed on August 12, 2002 and incorporated herein by reference.

10.85.5	Fifth Amendment dated as of December 5, 2002 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.5 to the Registrant’s Annual Report on Form 10-K filed on December 19, 2003 and incorporated herein by reference.

10.85.6	Sixth Amendment dated December 10, 2003 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.6 to the Registrant’s Quarterly Report on Form 10-Q filed on February 10, 2004 and incorporated herein by reference.

10.85.7	Seventh Amendment dated March 31, 2004 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.7 to the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2004 and incorporated herein by reference.

10.85.8	Eighth Amendment dated March 31, 2004 to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.8 to the Registrant’s Quarterly Report on Form 10-Q filed on May 12, 2004 and incorporated herein by reference.

10.85.9	Ninth Amendment, dated March 29, 2005, to Credit Agreement dated April 2, 1999. Previously filed as Exhibit 10.85.9 to the Registrant’s Quarterly Report on Form 10-Q filed on May 13, 2005 and incorporated herein by reference.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

10.86	Transition and Consulting Agreement dated January 24, 2001 between Mr. Philip Frey, Jr. and the Registrant. Previously filed as Exhibit 10.86 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference.*

10.86.1	Agreement dated April 1, 2002, executed May 13, 2002, between Philip Frey, Jr. and the Registrant, amending the Transition and Consulting Agreement dated January 24, 2001. Previously filed as Exhibit 10.86.1 to the Registrant’s Current Report on Form 8-K filed on November 4, 2002 and incorporated herein by reference.*

10.87	Agreement dated January 12, 2001 between James J. Peterson and the Registrant. Previously filed as Exhibit 10.87 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference.*

10.88	Agreement dated January 12, 2001 between David R. Sonksen and the Registrant. Previously filed as Exhibit 10.88 to the Registrant’s Quarterly Report on Form 10-Q filed on February 13, 2001 and incorporated herein by reference.*

10.90	Form of Notice of Stock Option Grant and Replacement Option Agreement. Previously filed as Exhibit 99(D)(2) to the Registrant’s Tender Offer Statement on Schedule TO filed on November 1, 2002 (File No. 5-20930) and incorporated herein by reference.*

10.91	Board Member Retirement Process. Previously filed as Exhibit 10.91 to the Registrant’s Annual Report on Form 10-K filed on December 19, 2002 and incorporated herein by reference.*

10.92	Indemnification Agreement between the Registrant and each of the following persons:

	INDEMNITEE:	Date:
	Thomas R. Anderson	5/05/03
	Martin H. Jurick	5/05/03
	Dennis R. Leibel	5/05/03
	James J. Peterson	5/05/03
	Nick E. Yocca	5/05/03
	William E. Bendush	5/05/03
	William L. Healey	5/05/03
	Harold A. Blomquist	6/03/03
	Philip Frey, Jr.	5/05/03
	Robert B. Phinizy	5/05/03
	Paul R. Bibeau	6/03/03
	Ralph Brandi	5/05/03
	James H. Gentile	5/12/03
	John M. Holtrust	5/29/03
	John J. Petersen	5/21/03
	David R. Sonksen	5/05/03
	H.K. Desai	5/05/03
	Paul F. Folino	7/20/04
	Steven G. Litchfield	2/25/04

Previously filed as Exhibit 10.92 to the Registrant’s Annual Report on Form 10-K filed on December 19, 2003 and incorporated herein by reference.*

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

10.93	Form of Executive Retention Agreement
	Date	Executive	Potential Payout as a Multiple of Pay (marked with “X”s)
	10/15/04	Ralph Brandi	Two (2)
	10/15/04	John Holtrust	One (1)
	10/15/04	James Gentile	One (1)
	10/15/04	Steven Litchfield	One (1)

Previously filed as Exhibit 10.93 to the Registrant’s Current Report on Form 8-K filed on September 24, 2004 and incorporated herein by reference.*

10.94	Form of Employee Stock Option Agreement prior to August 17, 2004. Previously filed as Exhibit 10.94 to the Registrant’s Current Report on Form 8-K filed on September 24, 2004 and incorporated herein by reference.*

10.95	Form of Employee Stock Option Agreement from and after August 17, 2004. Previously filed as Exhibit 10.95 to the Registrant’s Current Report on Form 8-K filed on September 24, 2004 and incorporated herein by reference.*

10.96	Form of Non-Employee Stock Option Agreement Previously filed as Exhibit 10.96 to the Registrant’s Current Report on Form 8-K filed on September 24, 2004 and incorporated herein by reference.*

10.97	Description of Cash Bonus Plan. Previously filed as Exhibit 10.97 to the Registrant’s Current Report on Form 8-K filed on September 24, 2004 and incorporated herein by reference.*

10.98	Supplemental Medical Plan. Previously filed as Exhibit 10.98 to the Registrant’s Current Report on Form 8-K filed on September 24, 2004 and incorporated herein by reference.*

10.99	Form of Employee Stock Option Agreement from and after September 26, 2005. Previously filed as Exhibit 10.99 to the Registrant’s Current Report on Form 8-K filed on September 26, 2005 and incorporated herein by reference.*

10.100	Form of Amendment of Eligible Unvested Options. Previously filed as Exhibit 99(D)(2) to the Registrant’s Tender Offer Statement on Schedule TO filed on August 17, 2005 (File No. 5-30432) and incorporated herein by reference.*

10.101	Form of Voting Agreement between the Registrant and each of Patrick P.H. Sireta, Russell Crecraft, Dah Wen Tsang, Greg Haugen and Thomas Loder, previously filed as a like-numbered exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 and incorporated herein by reference. (1)

Name	Date	Shares(1)
Patrick P.H. Sireta	November 11, 2005	2,184,531
Russell J. Crecraft	November 11, 2005	369,800
Greg M. Haugen	November 11, 2005	386,500
Thomas A. Loder	November 11, 2005	360,000
Dah Wen Tsang	November 11, 2005	364,400
(1) As of date of signing.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

10.102	Form of Lock-Up Agreement between the Registrant and each of Patrick P.H. Sireta, Russell Crecraft, Dah Wen Tsang, Greg Haugen and Thomas Loder, previously filed as a like-numbered exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 and incorporated herein by reference. (1)

Name	Date	Shares(1)	Options(1)
Patrick P.H. Sireta	November 11, 2005	2,184,531	0
Russell J. Crecraft	November 11, 2005	369,800	0
Greg M. Haugen	November 11, 2005	386,500	0
Thomas A. Loder	November 11, 2005	360,000	32,535
Dah Wen Tsang	November 11, 2005	364,400	61,405
(1) As of date of signing.

10.103	Non-Competition Agreement between the Registrant and Patrick P.H. Sireta, previously filed as a like-numbered exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 and incorporated herein by reference.

10.104	Settlement Agreement dated July 8, 1998 by and between Microsemi Corp.—Colorado, FMC Corporation, Siemens Microelectronics, Inc. and Coors Porcelain Company, which is incorporated by reference to the Registrant’s Amendment No. 2 to Registration Statement on Form S-4/A (Reg. No. 333-130655) as filed on March 3, 2006.

10.105	Employment Agreement between APT Acquisition Corp., a wholly owned subsidiary of the Registrant, and Greg M. Haugen, which is incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Reg. No. 333-130655) as filed on February 10, 2006.

10.106	Employment Agreement between APT Acquisition Corp., a wholly owned subsidiary of the Registrant, and Thomas A. Loder, which is incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Reg. No. 333-130655) as filed on February 10, 2006.

10.107	Employment Agreement between APT Acquisition Corp., a wholly owned subsidiary of the Registrant, and Dah Wen Tsang, which is incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Reg. No. 333-130655) as filed on February 10, 2006.

10.108	Employment Agreement between APT Acquisition Corp., a wholly owned subsidiary of the Registrant, and Russell J. Crecraft, which is incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Reg. No. 333-130655) as filed on February 10, 2006.

10.109	Form of Notice of Stock Option Grant and Employee Stock Option Agreement from and after February 22, 2006, previously filed as a like-numbered exhibit to the Registrant’s Current Report on Form 8-K filed on February 28, 2006 and incorporated herein by reference.

10.110	Form of Notice of Stock Option Grant and Non-Employee Stock Option Agreement from and after February 22, 2006, previously filed as a like-numbered exhibit to the Registrant’s Current Report on Form 8-K filed on February 28, 2006 and incorporated herein by reference.

21	Subsidiaries of Microsemi. Previously filed as and hereby incorporated herein by reference to a like-numbered Exhibit to the Registrant’s Annual Report on Form 10-K filed on December 16, 2005 with the Commission for the fiscal year ended October 2, 2005.

23.1	Consent of The Yocca Law Firm LLP to use opinion, (included in the Opinion incorporated by reference as Exhibit 5.1 to this Registration Statement).

23.2	Consent of Davis Wright Tremaine LLP to use opinion, (included in the Opinion incorporated by reference as Exhibit 8.1 to this Registration Statement).

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT

23.3.3	Consent of PricewaterhouseCoopers LLP, filed herewith.

23.4.3	Consent of KPMG LLP, filed herewith.

23.5	Consent of Houlihan Lokey Howard & Zukin Capital, Inc., which is incorporated by reference to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-130655) as filed on December 23, 3005.

23.6	Consent of Lehman Brothers Inc., which is incorporated by reference to the Registrant’s Amendment No. 1 to Registration Statement on Form S-4/A (Reg. No. 333-130655) as filed on February 10, 2006.

24.1	Power of Attorney, which is incorporated by reference to the Registrant’s Registration Statement on Form S-4 (Reg. No. 333-130655) as filed on December 23, 2005.

99.1	Form of Proxy Card, filed herewith.

*	Management contract or compensatory plan or arrangement in which the executive officers or directors of the Company participate.
(1)	Filed as an Annex to the proxy statement/prospectus constituting a part of this registration statement and incorporated herein by reference.